                                                                     EXHIBIT 4.8

________________________________________________________________________________
________________________________________________________________________________


                                CREDIT AGREEMENT
                           DATED AS OF JUNE 17, 1998

                                     AMONG

                          EMPRESS ENTERTAINMENT, INC.,
                            A DELAWARE CORPORATION,
                       EMPRESS CASINO JOLIET CORPORATION,
                          AN ILLINOIS CORPORATION AND
                      EMPRESS CASINO HAMMOND CORPORATION,
                      AN INDIANA CORPORATION, AS BORROWERS


                            THE LENDERS HEREIN NAMED


                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                 AS SWINGLINE LENDER, L/C ISSUER AND AGENT BANK


________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

RECITALS......................................................................

ARTICLE I - DEFINITIONS.......................................................

     Section 1.01.  Definitions...............................................
     Section 1.02.  Interpretation and Construction...........................
     Section 1.03.  Use of Defined Terms......................................
     Section 1.04.  Cross-References..........................................
     Section 1.05.  Exhibits and Schedules....................................

ARTICLE II - AMOUNT, TERMS AND SECURITY OF THE BANK FACILITIES................

     Section 2.01.  The Credit Facility.......................................
     Section 2.02.  Use of Proceeds of the Credit Facility....................
     Section 2.03.  Notice of Borrowings and Exercise of
                    Interest Rate Options.....................................
     Section 2.04.  Conditions of Borrowings..................................
     Section 2.05.  The Revolving Credit Note and
                    Interest Rate Options.....................................
     Section 2.06.  Security for the Credit Facility..........................
     Section 2.07.  Place and Manner of Payment...............................
     Section 2.08.  The Swingline Facility....................................
     Section 2.09.  Issuance of Letters of Credit.............................
     Section 2.10.  Fees......................................................
     Section 2.11.  Interest on Overdue Amounts and Default Rate..............
     Section 2.12.  Net Payments..............................................
     Section 2.13.  Increased Costs...........................................
     Section 2.14.  Mitigation; Exculpation; Replacement Lender...............
     Section 2.15.  Credit Agreement and Loan Documents
                    Not Enforceable Against ECJC until Occurrence
                    of IGB Approval Date......................................

ARTICLE III - CONDITIONS PRECEDENT TO THE CLOSING DATE........................

     A.   Closing Conditions..................................................

     Section 3.01.  Credit Agreement..........................................
     Section 3.02.  The Notes.................................................
     Section 3.03.  ECHC Security Documentation...............................
     Section 3.04.  Other Loan Documents......................................

     Section 3.05.  Articles of Incorporation, Bylaws,
                    Corporate Resolutions, Certificates of
                    Good Standing and Closing
                    Certificate..............................................
     Section 3.06.  Opinion of Counsel - Indiana.............................
     Section 3.07.  ECHC Title Insurance Policy..............................
     Section 3.08.  Intentionally omitted.
     Section 3.09.  Payment of Taxes.........................................
     Section 3.10.  Indiana Insurance........................................
     Section 3.11.  Payment of Fee...........................................
     Section 3.12.  Reimbursement for Expenses and
                    Fees.....................................................
     Section 3.13.  Schedules of Spaceleases and
                    Equipment Leases and
                    Contracts................................................
     Section 3.14.  Environmental Reports....................................
     Section 3.15.  Evidence of Right to Occupancy
                    of ECHC Casino Facilities................................
     Section 3.16.  Hammond Leases and Licenses..............................
     Section 3.17.  Payment of Existing Bank Loan,
                    Occurrence of Defeasement Effective
                    Date and Funding of Initial Senior
                    Subordinated Notes.......................................
     Section 3.18.  Regulatory Approvals, Permits,
                    Consents, Etc............................................
     Section 3.19.  Subsidiary Stock.........................................
     Section 3.20.  Schedule of all Significant
                    Litigation...............................................
     Section 3.21.  Financial Statements.....................................
     Section 3.22.  No Injunction or Other Litigation........................
     Section 3.23.  Additional Documents and
                    Statements...............................................

     B.   Conditions Precedent to all Borrowings.............................

     Section 3.24.  Notice of Borrowing......................................
     Section 3.25.  Certain Statements.......................................
     Section 3.26.  Gaming Permits...........................................

     C.   Conditions Precedent to Illinois Effective
          Date...............................................................

     Section 3.27.  IGB Approval Date........................................
     Section 3.28.  ECJC Security Documents..................................
     Section 3.29.  Other Loan Documents.....................................
     Section 3.30.  Closing Certificate......................................
     Section 3.31.  Opinion of Counsel - Illinois............................
     Section 3.32.  ECJC Title Insurance Policy..............................

     Section 3.33.  Survey...................................................
     Section 3.34.  Payment of Taxes.........................................
     Section 3.35.  Illinois Insurance.......................................
     Section 3.36.  Reimbursement for Expenses and
                    Fees.....................................................
     Section 3.37.  Phase I Environmental Site
                    Assessments..............................................
     Section 3.38.  Evidence of Right to Occupancy of
                    ECJC Casino Facilities...................................
     Section 3.39.  Regulatory Approvals, Permits,
                    Consents, Etc............................................
     Section 3.40.  No Injunction or Other Litigation........................
     Section 3.41.  Additional Documents and
                    Statements...............................................

ARTICLE IV - REPRESENTATIONS AND WARRANTIES..................................

     Section 4.01.  Organization; Power and
                    Authorization............................................
     Section 4.02.  No Conflict With, Violation of or
                    Default Under Laws or Other
                    Agreements...............................................
     Section 4.03.  Litigation...............................................
     Section 4.04.  Agreements Legal, Binding, Valid
                    and Enforceable..........................................
     Section 4.05.  Information and Financial Data
                    Accurate; Financial Statements;
                    No Adverse Event.........................................
     Section 4.06.  Governmental Approvals...................................
     Section 4.07.  Payment of Taxes.........................................
     Section 4.08.  Title to Properties......................................
     Section 4.09.  No Untrue Statements.....................................
     Section 4.10.  Brokerage Commissions....................................
     Section 4.11.  No Defaults..............................................
     Section 4.12.  Employee Retirement Income Security
                    Act of 1974..............................................
     Section 4.13.  Hammond Lease Documents..................................
     Section 4.14.  Availability of Utility Services
                    and Facilities...........................................
     Section 4.15.  Spaceleases..............................................
     Section 4.16.  Equipment Leases and Contracts...........................
     Section 4.17.  Policies of Insurance....................................
     Section 4.18.  Gaming Permits...........................................
     Section 4.19.  Environmental Certificate................................
     Section 4.20.  New Venture Subsidiaries.................................
     Section 4.21.  Compliance with Statutes, etc............................
     Section 4.22.  Investment Company Act...................................
     Section 4.23.  Public Utility Holding Company Act.......................

     Section 4.24.  Labor Relations........................................
     Section 4.25.  Patents, Licenses, Franchises
                    and Formulas...........................................
     Section 4.26.  Contingent Liabilities.................................

ARTICLE V - GENERAL COVENANTS OF BORROWERS.................................

     Section 5.01.  FF&E...................................................
     Section 5.02.  Permits; Licenses and Legal
                    Requirements...........................................
     Section 5.03.  Hammond Lease Documents................................
     Section 5.04.  Protection Against Lien Claims.........................
     Section 5.05.  No Change in Character of Primary
                    Business...............................................
     Section 5.06.  Preservation and Maintenance of
                    Properties and Assets; Acquisition
                    of Additional Property.................................
     Section 5.07.  Repair of Properties and Assets........................
     Section 5.08.  Financial Statements; Reports;
                    Certificates and Books and
                    Records................................................
     Section 5.09.  Insurance..............................................
     Section 5.10.  Taxes..................................................
     Section 5.11.  Permitted Encumbrances Only............................
     Section 5.12.  Advances...............................................
     Section 5.13.  Further Assurances.....................................
     Section 5.14.  Indemnification........................................
     Section 5.15.  Inspection of the Collateral and
                    Appraisal..............................................
     Section 5.16.  Compliance With Other Loan Documents,
                    Execution of Subsidiary Guaranties
                    and Pledge of Restricted Subsidiary
                    Stock...................................................
     Section 5.17.  Suits or Actions Affecting
                    Borrowers...............................................
     Section 5.18.  Occurrence of Senior Subordinated
                    Notes Effective Date, Designation
                    of Senior Debt and Required
                    Payments from Proceeds of Senior
                    Subordinated Notes......................................
     Section 5.19.  Consents of and Notice to Gaming
                    Authorities.............................................
     Section 5.20.  Tradenames, Trademarks and
                    Servicemarks............................................
     Section 5.21.  Notice of Hazardous Materials...........................
     Section 5.22.  Compliance with Hammond
                    Lease Documents.........................................
     Section 5.23.  Compliance with Access Laws.............................

     Section 5.24.  Limitation of Prepayment or
                    Defeasance of New Senior
                    Subordinated Notes or New
                    Indenture................................................
     Section 5.25.  Acceleration of Maturity Date............................

ARTICLE VI - FINANCIAL COVENANTS.............................................

     Section 6.01.  Leverage Ratio...........................................
     Section 6.02.  Fixed Charge Coverage Ratio..............................
     Section 6.03.  Adjusted Fixed Charge Coverage
                    Ratio....................................................
     Section 6.04.  Minimum Tangible Net Worth...............................
     Section 6.05.  Limitation on Capital Expenditures.......................
     Section 6.06.  Contingent Liability(ies)................................
     Section 6.07.  Investment Restrictions..................................
     Section 6.08.  Total Liens..............................................
     Section 6.09.  Limitation on Indebtedness...............................
     Section 6.10.  Minimum Subordinated Debt................................
     Section 6.11.  Restriction on Distributions.............................
     Section 6.12.  No Change of Control.....................................
     Section 6.13.  Consolidation, Merger, Sale of
                    Assets, etc..............................................
     Section 6.14.  Transactions with Affiliates.............................
     Section 6.15.  No Transfer of Ownership.................................
     Section 6.16.  ERISA....................................................
     Section 6.17.  Margin Regulations.......................................
     Section 6.18.  No Additional ECHC or ECJC
                    Subsidiaries.............................................
     Section 6.19.  Restriction on Equity Offering...........................
     Section 6.20.  Limitation on Consolidated Tax
                    Liability................................................
     Section 6.21.  Change in Accounting Principles..........................

ARTICLE VII - EVENTS OF DEFAULT..............................................

     Section 7.01.  Events of Default........................................
     Section 7.02.  Default Remedies.........................................
     Section 7.03.  Application of Proceeds..................................
     Section 7.04.  Notices..................................................
     Section 7.05.  Agreement to Pay Attorney's Fees and
                    Expenses.................................................
     Section 7.06.  No Additional Waiver Implied by One
                    Waiver...................................................
     Section 7.07.  Licensing of Agent Bank and
                    Lenders..................................................

     Section 7.08.  Exercise of Rights Subject to
                    Applicable Law...........................................
     Section 7.09.  Discontinuance of Proceedings............................

ARTICLE VIII - DAMAGE, DESTRUCTION AND CONDEMNATION..........................

     Section 8.01.  No Abatement of Payments.................................
     Section 8.02.  Distribution of Capital Proceeds
                    Upon Occurrence of Fire, Casualty,
                    Other Perils or Condemnation.............................

ARTICLE IX - AGENCY PROVISIONS...............................................

     Section 9.01.  Appointment..............................................
     Section 9.02.  Nature of Duties.........................................
     Section 9.03.  Disbursement of Borrowings...............................
     Section 9.04.  Distribution and Apportionment
                    of Payments..............................................
     Section 9.05.  Rights, Exculpation, Etc.................................
     Section 9.06.  Reliance.................................................
     Section 9.07.  Indemnification..........................................
     Section 9.08.  Agent Individually.......................................
     Section 9.09.  Successor Agent Bank; Resignation
                    of Agent Bank; Removal of Agent
                    Bank.....................................................
     Section 9.10.  Consent and Approvals....................................
     Section 9.11.  Agency Provisions Relating to
                    Collateral...............................................
     Section 9.12.  Lender Actions Against
                    Collateral and Restriction on
                    Exercise of Set-Off......................................
     Section 9.13.  Ratable Sharing..........................................
     Section 9.14.  Delivery of Documents
     Section 9.15.  Notice of Events of Default..............................

ARTICLE X - GENERAL TERMS AND CONDITIONS.....................................

     Section 10.01. Amendments and Waivers...................................
     Section 10.02. Failure to Exercise Rights...............................
     Section 10.03. Notices and Delivery.....................................
     Section 10.04. Modification in Writing..................................
     Section 10.05. Other Agreements.........................................
     Section 10.06. Counterparts.............................................
     Section 10.07. Rights, Powers and Remedies are
                    Cumulative...............................................
     Section 10.08. Continuing Representations...............................
     Section 10.09. Successors and Assigns...................................
     Section 10.10. Assignment of Loan Documents by

                    by Borrowers or Syndication Interests
                    by Lenders...............................................
     Section 10.11. Action by Lenders........................................
     Section 10.12. Time of Essence..........................................
     Section 10.13. Choice of Law and Forum..................................
     Section 10.14. Arbitration..............................................
     Section 10.15. Waiver of Jury Trial.....................................
     Section 10.16. Scope of Approval and Review.............................
     Section 10.17. Severability of Provisions...............................
     Section 10.18. Cumulative Nature of Covenants...........................
     Section 10.19. Costs to Prevailing Party................................
     Section 10.20. Expenses.................................................
     Section 10.22. Security and Loan Documentation..........................
     Section 10.23. Setoff...................................................
     Section 10.24. Borrowers' Waivers and Consents..........................
     Section 10.25. Confidentiality..........................................
     Section 10.26. Schedules Attached.......................................

          Schedule 2.01(a) -  Schedule of Lenders'
                              Proportions in Credit Facility
          Schedule 2.01(c) -  Aggregate Commitment Reduction
          Schedule 2.01(c) -  Schedule
          Schedule 3.11    -  Schedule of Existing Bank Loan
                              Security Documents
          Schedule 3.20    -  Schedule of Significant
                              Litigation
          Schedule 4.15    -  Schedules of Spaceleases
                              (A)  ECHC Schedule Schedule of
                                   Spaceleases
                              (B)  ECJC Schedule of
                                   Spaceleases
          Schedule 4.16    -  Schedules of Equipment Leases
                              and Contracts
                              (A)  ECHC Schedule of Equipment Leases and
                                   Contracts
                              (B)  ECJC Schedule of Equipment Leases and
                                   Contracts
          Schedule 4.20    -  Schedule of Restricted and
                              Unrestricted Subsidiaries
          Schedule 4.25    -  Schedule of Trademarks,
                              Patents, Licenses, Franchises,
                              Formulas and Copyrights
          Schedule 4.26    -  Schedule of Contingent
                              Liabilities
          Schedule 6.05    -  Schedule of Budgeted Capital
                              Expenditures

          Section 10.27. Exhibits Attached..................................

               Exhibit A -    Revolving Credit Note - Form
               Exhibit B -    Swingline Note - Form
               Exhibit C -    Notice of Borrowing - Form
               Exhibit D -    Continuation/Conversion Notice -
                              Form
               Exhibit E -    Notice of Swingline Advance - Form
               Exhibit F -    Compliance Certificate - Form
               Exhibit G -    Pricing Certificate - Form
               Exhibit H -    Authorized Officer Certificate -
                              Form
               Exhibit I -    Closing Certificate - Form
               Exhibit I-1 -  Illinois Closing Certificate - Form
               Exhibit J -    Legal Opinion (Indiana) - Form
               Exhibit K -    Legal Opinion (Illinois) - Form
               Exhibit L -    Assignment and Assumption Agreement
                              - Form
               Exhibit M -    Cash Collateral Pledge Agreement -
                              Form
               Exhibit N -    Stock Pledge (Gaming) - Form
               Exhibit 0 -    Stock Pledge (General) - Form
               Exhibit P -    Subsidiary Guaranty - Form
               Exhibit Q -    ECJC Property - Description
               Exhinit R -    Hammond Fee Property - Description
               Exhibit S -    Joilet Excess Land - Description

                               CREDIT AGREEMENT
                               ----------------


          THIS CREDIT AGREEMENT ("Credit Agreement") is made and entered into as of the 17th day of June, 1998, by and among EMPRESS ENTERTAINMENT, INC., a Delaware corporation, formerly known as LMC Leasing, Ltd., a Delaware corporation ("EEI"), EMPRESS CASINO JOLIET CORPORATION, an Illinois corporation, formerly known as Empress River Casino Corporation, an Illinois corporation ("ECJC") and EMPRESS CASINO HAMMOND CORPORATION, an Indiana corporation, formerly known as Lake Michigan Charters, Ltd., a Indiana corporation ("ECHC" and together with EEI and ECJC, collectively the "Borrowers"), each financial institution whose name is set forth on the signature pages of this Credit Agreement and each lender which may hereafter become a party to this Credit Agreement pursuant to Section 10.10(b) (each individually a "Lender" and collectively the "Lenders"), WELLS FARGO BANK, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender"), WELLS FARGO BANK, National Association, as the issuer of letters of credit hereunder (herein in such capacity, together with its successors and assigns, the "L/C Issuer") and WELLS FARGO BANK, National Association, as the arranger and administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, Swingline Lender and L/C Issuer, collectively referred to as the "Banks").

                               R E C I T A L S:
                               - - - - - - - -

          WHEREAS:

          A. In this Credit Agreement all capitalized words and terms shall have the respective meanings and be construed herein as hereinafter provided in
Section 1.01 of this Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

          B. ECJC and ECHC are each a wholly owned subsidiary of EEI. ECJC is the owner and operator of the ECJC Casino Facilities. ECHC is the owner of the ECHC Riverboat and Hammond Fee Property and is the developer/lessee/licensee under the Hammond Lease Documents. ECHC is the operator of the ECJC Casino Facilities.

          C. On or about April 1, 1994, Empress Finance issued One Hundred Fifty Million Dollars ($150,000,000.00) in 10-3/4% Senior Notes due 2002 (the "Existing Senior Notes") pursuant to the terms of the Indenture of even date therewith (the "Existing Indenture") executed by and among Empress Finance, as issuer, EEI, ECJC and ECHC, as guarantors and First Trust National Association, as trustee.

          D. On or about June 30, 1997, ECHC issued the Existing Bank Note in the original principal sum of Sixty Million Dollars ($60,000,000.00), payable to the order of Existing Bank Lender.

          E. EEI desires to issue up to One Hundred Fifty Million Dollars ($150,000,000.00) in Senior Subordinated Notes due 2006 (the "Initial Senior Subordinated Notes") in a limited offering to Qualified Institutional Buyers (as defined in Rule 144A of the Securities and Exchange Commission (the "SEC")) and outside the United States to certain persons in reliance on Regulation S of the SEC, which Initial Senior Subordinated Notes are intended to be issued under and pursuant to an indenture (the "New Indenture") dated concurrently or substantially concurrently herewith executed by and among EEI, as issuer, ECJC, Empress Finance, ECHC and Hammond Residential, as guarantors and U.S. Bank Trust, National Association, as trustee, prepared and executed consistent with the Confidential Offering Memorandum dated June 11th, 1998. EEI intends to use all net proceeds from the issuance of the Initial Senior Subordinated Notes to cause a "Covenant Defeasance", of the Existing Indenture.

          F. Following the issuance of the Initial Senior Subordinated Notes and in order to facilitate trading in such debt securities, EEI intends to file a registration statement with the SEC seeking to register an exchange offer for the exchange of the Initial Senior Subordinated Notes for an issue of up to One Hundred Fifty Million Dollars ($150,000,000.00) in Senior Subordinated Notes due 2006 (the "Exchange Senior Subordinated Notes") under and pursuant to the New Indenture. The Exchange Senior Subordinated Notes will be identical in all material respects to the Initial Senior Subordinated Notes.

          G. The Borrower Consolidation desires to refinance the Existing Bank Loan, finance a portion of the costs of the Covenant Defeasance and provide working capital for the Borrower Consolidation by establishing a bank financed revolving line of credit in the principal amount of One

Hundred Million Dollars ($100,000,000.00), including a swingline subfacility for fundings in smaller minimum amounts and on shorter notice in the maximum amount of Five Million Dollars ($5,000,000.00) at any time outstanding, and also including a subfacility for the issuance of Letters of Credit in the maximum amount of Three Million Dollars ($3,000,000.00) at any time outstanding.

          H. Lenders are willing, subject to the terms, covenants and conditions hereinafter set forth, to establish the Credit Facility in the initial principal amount of One Hundred Million Dollars ($100,000,000.00), including the L/C Facility, as a subfacility for the issuance of standby and documentary letters of credit by the L/C Issuer in the maximum aggregate amount of Three Million Dollars ($3,000,000.00) in Letters of Credit at any time outstanding and further including the Swingline Facility to be funded by the Swingline Lender, as a subfacility in the maximum aggregate amount of Five Million Dollars ($5,000,000.00) at any time outstanding, all on the terms and subject to the conditions, covenants and understandings hereinafter set forth and contained in each of the Loan Documents.

          I. Until the Credit Agreement, Notes and each of the Loan Documents has been approved by the IGB: (i) the Credit Agreement, Notes and Loan Documents shall not be binding upon or enforceable against ECJC, (ii) only one-half of the Credit Facility shall be available for Borrowing, and (iii) the Swingline Facility and the L/C Facility shall not be available to Borrowers.

          NOW, THEREFORE, in consideration of the foregoing, and other valuable considerations as hereinafter described, the parties hereto do promise, covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Section 1.01. Definitions. For the purposes of this Credit Agreement,
                        -----------
each of the following terms shall have the meaning specified with respect thereto, unless a different meaning clearly appears from the context:

          "Access Laws" shall have the meaning set forth in Section 5.23.

          "Adjusted Fixed Charge Coverage Ratio" as of the end of any Fiscal Quarter shall mean with reference to the Borrower Consolidation:

          For the Fiscal Quarter under review, together with the most recently ended three (3) preceding Fiscal Quarters, the sum of: (i) EBITDA, less (ii) the aggregate amount of actually paid federal and state taxes on or measured by income, less (iii) Distributions actually paid, exclusive of prior Fiscal Year(s) Deferred Distributions, less
          (iv) the amount of the Minimum Cap Ex Requirement for such period

          Divided by (divided by)

          The sum of: (i) the aggregate amount of actually paid Interest Expense, plus (ii) the aggregate amount of Scheduled Reductions actually paid, plus (iii) principal payments or reductions (without duplication) required to be made on all other Indebtedness, plus (iv) the current portion of Capitalized Lease Liabilities, to the extent not included in (i) above; in each case of (i) through (iv) determined for the Fiscal Quarter under review together with the most recently ended three (3) preceding Fiscal Quarters.

          "Affiliate(s)" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to:

               (a) vote ten percent (10%) or more of the equity securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

               (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agent Bank" shall mean WFB in its capacity as administrative and collateral agent for Lenders, Swingline Lender and L/C Issuer.

          "Aggregate Commitment" shall mean reference to the aggregate amount committed by Lenders for advance to or on behalf of the Borrower Consolidation as Borrowings under the Credit Facility in the initial principal amount of One Hundred Million Dollars ($100,000,000.00), subject to the limitations for advance as set forth in the definition of Maximum Permitted Balance.

          "Aggregate Commitment Reduction Schedule" shall mean the Aggregate Commitment Reduction Schedule marked "Schedule 2.01(c)", affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the Scheduled Reductions and Maximum Scheduled Balance as of each Reduction Date under the Credit Facility.

          "Aggregate Outstandings" shall mean collective reference to the sum of the Funded Outstandings, Swingline Outstandings and L/C Exposure as of any given date of determination.

          "Applicable Margin" means for any Base Rate Loan or LIBOR Loan during the period commencing on the Closing Date and continuing until the Maturity Date, the applicable percentage amount to be added to the Base Rate or LIBO Rate, as the case may be, as set forth in Table One below in each instance based on the Leverage Ratio calculated with regard to the Borrower Consolidation as of each Fiscal Quarter end, any change in the applicable percentage amount by reason thereof to be effective as of the 1st day of the third (3rd) month immediately following each such Fiscal Quarter end:

-------------------------------------------------------------------------------
                                            TABLE ONE        TABLE TWO
-------------------------------------------------------------------------------
                                                       LIBO
                                       BASE RATE       RATE      COMMITMENT
           LEVERAGE RATIO                MARGIN       MARGIN     PERCENTAGE
-------------------------------------------------------------------------------
 Greater than 3.50 to 1.0               Default      Default      0.375%
                                         Rate         Rate
-------------------------------------------------------------------------------
 Greater than 3.25 to 1.0 but less       1.00%       2.125%       0.375%
 than or equal to 3.50 to 1.00
-------------------------------------------------------------------------------
 Greater than 3.00 to 1.0 but less       0.75%       1.875%       0.375%
 than or equal to 3.25 to 1.00
-------------------------------------------------------------------------------
 Greater than 2.50 to 1.0 but less       0.50%       1.625%       0.375%
 than or equal to 3.00 to 1.00
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                 TABLE ONE        TABLE TWO
-------------------------------------------------------------------------------
 Greater than 2.00 2.00 to 1.0 but less      0.25%     1.375%       0.25%
 than or equal to 2.50 to 1.00
--------------------------------------------------------------------------------
 Greater than 1.50 to 1.0 but less           0.00%     1.125%       0.25%
 than or equal to 2.00 to 1.00
--------------------------------------------------------------------------------
 Less than or equal to 1.50 to 1.00          0.00%      .875%      0.225%
--------------------------------------------------------------------------------

          "Assets" shall mean the total assets of the Borrower Consolidation determined in accordance with GAAP.

          "Assignment and Assumption Agreement" shall mean the document evidencing an assignment of a Syndication Interest by any Lender to an Eligible Assignee in the form of the Assignment, Assumption and Consent Agreement marked "Exhibit L", affixed hereto and by this reference incorporated herein and made a part hereof.

          "Assignments" shall mean collective reference to the Assignments of Spaceleases, Contracts, Rents and Revenues and Assignments of Permits, Licenses and Contracts.

          "Assignments of Permits, Licenses and Contracts" shall mean collective reference to the ECHC Assignment of Permits, Licenses and Contracts and ECJC Assignment of Permits, Licenses and Contracts.

          "Assignments of Spaceleases, Contracts, Rents and Revenues" shall mean collective reference to the ECHC Assignment of Spaceleases, Contracts, Rents and Revenues and ECJC Assignment of Spaceleases, Contracts, Rents and Revenues.

          "Authorized Officer(s)" shall mean, relative to the Borrowers, those of the respective officers whose signatures and incumbency shall have been certified to Agent Bank and the Banks as required in Section 3.05(iv) of the Credit Agreement with the authority and responsibility to deliver Notices of Borrowing, Continuation/Conversion Notices, Pricing Certificates, Notices of Swingline Advances, requests for the issuance of Letters of Credit and all other requests, notices, reports, consents, certifications and authorizations on behalf of Borrowers, or any of them.

          "Available Borrowings" shall mean, at any time, and from time to time, the aggregate amount available to Borrowers for a Borrowing, a Swingline Advance or issuance of a Letter of Credit not exceeding the amount of the Maximum Availability, as of each date of determination.

          "Bank Facilities" shall mean collective reference to the Credit Facility, Swingline Facility and L/C Facility.

          "Bank Facility Termination" or "Bank Facilities Termination" shall mean indefeasible payment in full of all sums owing under the Notes and each of the other Loan Documents, the occurrence of the Stated Expiry Date or other termination of all outstanding Letters of Credit, and the irrevocable termination of the obligation to advance Borrowings, to advance Swingline Advances and to issue Letters of Credit.

          "Banking Business Day" means (a) with respect to any Borrowing, payment or rate determination of LIBOR Loans, a day, other than a Saturday or Sunday, on which Agent Bank is open for business in San Francisco and on which dealings in Dollars are carried on in the London interbank market, and (b) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California, Nevada and/or New York, or is a day on which banking institutions located in California, Nevada and/or New York are required or authorized by law or other governmental action to close.

          "Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. Section 101, et seq.
                                ------

          "Banks" shall have the meaning set forth in the Preamble to this Credit Agreement.

          "Base Rate" shall mean, as of any date of determination, the rate per annum equal to the higher of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus one-half of one percent (1/2 of 1%) (fifty basis points).

          "Base Rate Loan" shall mean reference to that portion of the unpaid principal balance of the Credit Facility bearing interest with reference to the Base Rate plus the Applicable Margin.

          "Borrower Consolidation" shall mean collective reference to Borrowers and each Restricted Subsidiary on a consolidated basis, without regard to any Unrestricted Subsidiary or other Affiliate.

          "Borrowers" shall mean collective reference to EEI, ECHC and ECJC.

          "Borrowing(s)" shall mean such amounts as Borrowers may request by Notice of Borrowing to Agent Bank from time to time to be advanced under the Credit Facility in accordance with the provisions of Section 2.03 or at the request of Agent Bank pursuant to Section 2.08 or Section 2.09.

          "Breakage Charges" shall have the meaning ascribed to such term in
Section 2.07(c) of the Credit Agreement.

          "Capital Expenditures" shall mean, for any period, without duplication, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including Capitalized Lease Liabilities) by the Borrower Consolidation during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed or capital asset accounts reflected in the consolidated balance sheet of the Borrower Consolidation (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by Borrowers to the extent of (a) the gross amount of such purchase price less (b) the cash proceeds
                                                      ----
of trade-in credit of the equipment being traded in at such time), but excluding capital expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or refinanced from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation of or the exercise of the power of eminent domain with respect to such assets being replaced or restored.

          "Capital Proceeds" shall mean the net proceeds (after deducting all reasonable expenses incurred in connection therewith) available to Borrowers in excess of Three Million Dollars ($3,000,000.00) in the aggregate during any Fiscal Year from (i) partial or total condemnation or destruction of any part of the Collateral, (ii) insurance proceeds (other than rent insurance and business interruption insurance) received in connection with damage to or destruction of the Collateral, and (iii) the sale or other disposition of any portion of the Collateral in accordance with the provisions of this Credit Agreement (not including, however, any proceeds received by Borrowers, or any of them, from a sale, condemnation, damage or destruction of FF&E or other personal property if such FF&E or other personal property is replaced by items of equivalent value or utility, in each case such exclusion to apply only during any period in which no Default in the payment of any principal or interest owing under the terms of the Bank Facilities or an Event of Default has occurred and is continuing).

          "Capitalized Lease Liabilities" means all monetary obligations of the Borrowers, or any of them, under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Cash" shall mean, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash or the equivalent of cash in accordance with GAAP, consistently applied.

          "Cash Collateral Account" shall mean the restricted depository savings account to be established by Borrowers or Agent Bank on behalf of Borrowers with L/C Issuer at its offices located at One East First Street, Reno, Nevada, or at such other office located in the United States as may be designated from time to time by L/C Issuer, for the purpose of depositing cash collateral for the aggregate L/C Exposure upon the occurrence of any Event of Default.

          "Cash Collateral Pledge Agreement" shall mean the Pledge and Assignment of Savings Account Agreement to be executed by Borrowers in favor of L/C Issuer as of the Closing Date as the same may be amended or modified from time to time under the terms of which all sums held from time to time in the Cash Collateral Account are pledged in favor of L/C Issuer to secure repayment of any funding required under any outstanding Letters of Credit, a copy of which Cash Collateral Pledge Agreement is marked "Exhibit M", affixed hereto and by this reference incorporated herein and made a part hereof.

          "Cash Equivalents" shall mean, when used in connection with any Person, that Person's Investments in:

               (a) Government Securities maturing within one (1) year after the date of the making of the Investment;

               (b) readily marketable direct obligations of any State of the United States of America given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case maturing within one (1) year from the making of the Investment;

               (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any Lender or, if not a Lender, any bank incorporated under the laws of the United States of America or any State thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least Two Hundred Fifty Million Dollars ($250,000,000.00), or total assets of at least Five Billion Dollars ($5,000,000,000.00), in each case maturing within one (1) year after the date of the making of the Investment;

               (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least Five Hundred Million Dollars ($500,000,000.00), or total assets of at least Fifteen Billion Dollars ($15,000,000,000.00) in each case maturing within one year after the date of the making of the Investment;

               (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934 having on the date of the Investment capital of at least One Hundred Million Dollars ($100,000,000.00), maturing within thirty (30) days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of
     --------
     the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

          (f) readily marketable commercial paper of corporations doing business in and incorporated under the laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clauses (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, in each case maturing within three hundred sixty-five (365) days after the date of the making of the Investment;

          (g) "money market preferred stock" issued by a corporation incorporated under the laws of the United States of America or any State thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case having an investment period not to exceed fifty (50) days; provided that (i) the amount of all such Investments issued by the same
     --------
     issuer does not exceed Five Million Dollars ($5,000,000.00) and (ii) the aggregate amount of all such Investments does not exceed Fifteen Million Dollars ($15,000,000.00); and

          (h) a readily redeemable "money market mutual fund" advised by a bank described in clauses (c) or (d) hereof, or an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and having on the date of such Investment total assets of at least One Billion Dollars ($1,000,000,000.00).

     "Casino Facility" shall mean individual reference and "Casino Facilities" shall mean collective reference to the ECJC Casino Facilities and the ECHC Casino Facilities.

     "Change in Control" shall have the meaning ascribed to such term in the New Indenture as of the Closing Date, without regard to any amendment or modifications thereof made subsequent to the Closing Date.

     "Closing Certificate" shall have the meaning ascribed to such term in
Section 3.05(v).

     "Closing Date" shall mean the date upon which: (i) each condition precedent required under Article IIIA of this Credit Agreement has been satisfied or waived and (ii) the ECHC Security Documentation has been filed and/or recorded in accordance with and in the manner required by the ECHC Closing Instructions, or such other date as to which Agent Bank and Borrowers agree in writing.

     "Closing Disbursement" shall mean the Borrowing to be advanced on the Closing Date for the uses and purposes set forth in Section 2.02(a).

     "Collateral" shall mean: (a) a collective reference to the ECJC Collateral and the ECHC Collateral; (b) the EEI Stock Pledges; and (c) any and all other property and/or intangible rights, interests or benefits inuring to or in favor of Borrowers which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Lenders or Agent Bank on behalf of the Lenders to secure repayment of the Bank Facilities, but shall not include the Gaming Permits or the Hammond Lease Documents.

     "Collateral Properties" shall mean collective reference to the real properties, improvements and associated FF&E which are pledged and encumbered as Collateral securing repayment of the Credit Facility from time to time, which shall consist of the Hammond Fee Property and the ECJC Property, together with any other real property or interests therein which may be held by Agent Bank from time to time to secure repayment of the Bank Facilities.

     "Commercial Letter(s) of Credit" shall mean a letter or letters of credit issued by L/C Issuer pursuant to Section 2.09 of this Credit Agreement for the purpose of assuring payment for goods or equipment supplied to Borrowers, or any of them.

     "Commitment Fee" shall have the meaning ascribed to such term in Section 2.10(b) of this Credit Agreement.

     "Commitment Percentage" shall mean the per annum percentage to be used in the calculation of the Commitment Fee based on the Leverage Ratio of the Borrower Consolidation, determined as set forth in Table Two of the definition of Applicable Margin.

     "Compliance Certificate" shall mean a compliance certificate as described in Section 5.08(a)(v) substantially in the form of "Exhibit F", affixed hereto and by this reference incorporated herein and made a part hereof.

     "Contingent Liability(ies)" shall mean, as to any Person, without duplication among Persons, collectively, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases or dividends ("primary obligations") of any other Person (the "primary obligor") (other than Indebtedness of the Borrower Consolidation, or any of them) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (by means of loans, capital contributions or otherwise) (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or support the solvency or level of any balance sheet item of the primary obligor or any "keep well," "make well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless an obligee against loss with respect to any obligation of such primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) to make payment in respect of any net liability arising in connection with any Interest Rate Hedges, foreign currency exchange agreement, commodity hedging agreement or any similar agreement or arrangement in any such case if the purpose or intent of such agreement is to provide assurance that such primary obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such primary obligation will be protected (in whole or in part) against loss in respect thereof or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Liability shall not include endorsements of instruments for deposit or collection in the ordinary course of business or

STATE OF Illinois   )
                    ) ss
COUNTY OF Cook      )

     This instrument was acknowledged before me on June 30, 1998, by Joseph L Brady as Sr Vice President of/for WELLS FARGO BANK, National Association.

/s/ Joanne Bruen                                             [SEAL]
----------------------------
Notary Public
terms and conditions set forth in this Credit Agreement and the Revolving Credit Note, up to the Maximum Permitted Balance.

     "Default" shall mean the occurrence or non-occurrence, as the case may be, of any event that with the giving of notice or passage of time, or both, would become an Event of Default.

     "Default Rate" shall have the meaning set forth in Section 2.11(b) with respect to defaults occurring under the Notes and shall mean the Prime Rate plus the then Applicable Margin plus two percent (2%) per annum for all other purposes.

     "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under the Credit Facility within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Banking Business Days after notice from Agent Bank.

     "Defeased Debt" shall mean the Indebtedness evidenced by the Existing Senior Notes and Existing Indenture upon the occurrence of the Defeasement Effective Date.

     "Defeasement Effective Date" shall mean the date upon which Borrowers have deposited all necessary funds and have satisfied all other conditions and requirements set forth in Section 9.4 of the Existing Indenture necessary to cause and effect the Covenant Defeasance.

     "Deferred Distribution" with respect to any Fiscal Year, shall mean the amount by which the Permitted Distributions for such Fiscal Year exceed the amount of Distributions actually made or paid during such Fiscal Year, without regard to Distributions of prior year(s) Deferred Distributions.

     "Deferred Funding Amount" shall mean that portion of the Credit Facility that shall not be available for Borrowing until the occurrence of the Illinois Effective Date, which portion is the principal sum of Fifty Million Dollars ($50,000,000.00).

     "Designated Deposit Account" shall mean a deposit account to be maintained by Borrowers with Agent Bank, as from time to time designated in writing by an Authorized Officer.

     "Dispute" shall have the meaning set forth in Section 10.14(a).

     "Distributions" shall mean and collectively refer to: (i) any and all cash dividends, loans, management fees, payments, advances or other distributions, fees or compensation of any kind or character whatsoever, other than within the Borrower Consolidation, but shall not include consideration paid for tangible and intangible assets in an arms length exchange for fair value, trade payments made and other payments for liabilities incurred in the ordinary course of business or compensation to officers, directors and employees of Borrowers in the ordinary course of business, and (ii) any and all payments, fees or other consideration paid in connection with an EEI Stock Redemption by any member of the Borrower Consolidation.

     "Documents" shall have the meaning set forth in Section 10.14(a).

     "Dollars" and "$" means the lawful money of the United States of America.

     "EBITDA" shall mean with reference to any Person, for any fiscal period under review, the sum of (i) Net Income for that period (exclusive, however, of any earnings realized by the Borrower Consolidation on funds on deposit in connection with the Defeased Debt), plus (ii) any extraordinary loss reflected in such Net Income, minus (iii) any extraordinary gain reflected in such Net Income, plus (iv) Interest Expense for that period, plus (v) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (vi) depreciation, amortization and all other non-cash expenses for that period, plus (vii) pre-opening expenses for that period in each case determined in accordance with GAAP and, in the case of items (ii), (iv), (v), (vi) and (vii), only to the extent deducted in the determination of Net Income for that period.

     "ECHC Assignment of Permits, Licenses and Contracts" shall mean the assignment to be executed by ECHC on or before the Closing Date, pursuant to which ECHC assigns to Agent Bank on behalf of the Lenders, as additional security for the Bank Facilities, all of its right, title and interest in and to all permits, licenses and contracts relating to the ECHC Casino Facilities, except those Gaming Permits which are unassignable and except those permits, lease agreements and license agreements which are not assignable without obtaining the consent of ECHC's counterparty, as such assignment may be amended, modified, extended, renewed or restated from time to time.

     "ECHC Assignment of Spaceleases, Contracts, Rents and Revenues" shall mean the assignment to be executed by ECHC on or before the Closing Date, pursuant to which ECHC assigns to Agent Bank on behalf of the Lenders, as additional security for the Bank Facilities: (a) all of its right, title and interest under all ECHC Equipment Leases and Contracts and ECHC Space Leases relating to the ECHC Casino Facilities, and (b) all rents, issues, profits, revenues and income from the Hammond Fee Property and the ECHC Casino Facilities and any other business activity conducted thereon, together with any future expansions thereof, related thereto or used in connection therewith, as such assignment may be amended, modified, extended, renewed or restated from time to time.

     "ECHC Casino Facilities" shall mean the riverboat casino business and related activities conducted by ECHC in and on the Hammond Land Based Facilities and ECHC Riverboat and all improvements now or hereafter situate thereon.

     "ECHC Closing Instructions" shall mean the Closing Instructions (ECHC) to be given by Agent Bank to the Title Company on or before the Closing Date setting forth the requirement of Lenders for issuance of the ECHC Title Insurance Policy and other conditions for the occurrence of the Closing Date, as may be amended or modified prior to the Closing Date to the reasonable satisfaction of Agent Bank.

     "ECHC Collateral" shall mean collective reference to: (i) all of the Hammond Fee Property, ECHC Riverboat, ECHC FF&E and the contract rights, leases, intangibles and other interests of ECHC, which are subject to the liens and security interests of the ECHC Security Documents; (ii) all rights of ECHC assigned as additional security pursuant to the terms of the ECHC Security Documents; and (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of ECHC, which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Agent Bank on behalf of Lenders to secure payment of the Bank Facilities.

     "ECHC Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to the ECHC FF&E wherein ECHC is the lessee or vendee, as the case may be, as set forth on that certain scheduled marked "Schedule 4.16(A)", affixed hereto and by this reference incorporated herein and made a part hereof.

     "ECHC FF&E" shall mean the furniture, fixtures and equipment and all gaming equipment and devices which have been installed or are to be installed and used or owned by ECHC in connection with the operation of the ECHC Casino Facilities.

     "ECHC Financing Statements" shall mean the Uniform Commercial Code Financing Statements to be filed in the office of the Secretary of State of the State of Indiana, and in the office of the County Recorder of Lake County, Indiana, in order to perfect the security interest granted to Agent Bank on behalf of the Lenders under the ECHC Security Documents in accordance with the requirements of the Indiana Uniform Commercial Code, as they may be amended, modified, extended, renewed or restated from time to time.

     "ECHC Mortgage" shall mean the Mortgage to be executed by ECHC on or before the Closing Date in favor of Agent Bank, on behalf of Lenders, encumbering the Hammond Fee Property for the purpose of securing the Bank Facilities and Borrowers' payment and performance under each of the Loan Documents (other than the Environmental Certificate) as such Mortgage may be amended, modified, extended, renewed or restated from time to time.

     "ECHC Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrowers by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrowers shall have maintained adequate reserves in accordance with GAAP for payment of same, (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) leases or subleases granted to others (including, without limitation, any Subsidiary) not interfering in any material respect with the ordinary conduct of the business of the ECHC Casino Facilities; (v) liens created or contemplated by the ECHC Security Documents, (vi) the liens, encumbrances and restrictions on the Hammond Fee Property, ECHC FF&E and existing improvements which are shown as exceptions on Schedule B of the ECHC Title Insurance Policy to be issued by the Title Insurance Company as of the Closing Date, (vii) liens consented to in writing by Agent Bank upon the approval of Requisite Lenders, (viii) liens of legally valid capital leases and purchase money security interests for ECHC FF&E to the extent permitted by Section 6.08(c), (ix) each and every easement, license, restriction or right-of-way that (A) is hereafter granted to any Governmental Authority or public utility providing services to the ECHC Casino Facilities and/or Hammond Fee Property and (B) does not interfere in any material respect with the ECHC Casino Facilities; and (xii) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default.

     "ECHC Riverboat" shall mean the whole of the vessel named below and described as follows:

                                             U.S. Coast Guard
             Vessel Name                      Official Number
           ---------------                   -------------------
             Empress III                          1035267

together with any and all present and future engines, boilers, machinery, components, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit, tools, pumps, gear, furnishings, appliances, fittings, spare and replacement parts, and any and all other appurtenances thereto, appertaining or belonging to the ECHC Riverboat, whether now or hereafter acquired, and whether on board or not on board, together with any and all present and future additions, improvements, and replacements therefor, made in or to the ECHC Riverboat, or any part or parts thereof; and all accounts, earned hire, charter payments, freight, earnings, revenues, income and profit therefrom and additionally, all log books, manuals, trip records, maintenance records, inspection reports, seaworthiness certificates, and other historical records or information relating to the ECHC

Riverboat; all of which shall be deemed to be included in any reference herein to the term "ECHC Riverboat".

     "ECHC Security Agreement" shall mean the Security Agreement to be executed by ECHC on or before the Closing Date in favor of Agent Bank, on behalf of Lenders, encumbering the ECHC FF&E and other ECHC Collateral therein described the purpose of securing the Bank Facilities and Borrowers' payment and performance under each of the Loan Documents (other than the Environmental Certificate) as such Security Agreement may be amended, modified, extended, renewed or restated from time to time.

     "ECHC Security Documents" shall mean collective reference to the ECHC Mortgage, ECHC Security Agreement, ECHC Ship Mortgage, ECHC Financing Statements, ECHC Assignment of Permits, Licenses and Contracts, ECHC Assignment of Spaceleases, Contracts, Rents and Revenues, and all other documents, instruments or agreements which are executed or delivered by or on behalf of ECHC, and accepted by Agent Bank, on behalf of Lenders, as security for payment of the Bank Facilities.

     "ECHC Ship Mortgage" shall mean the First Preferred Ship Mortgage to be executed by ECHC on or before the Closing Date wherein ECHC, as owner and mortgagor, grants a first mortgage lien in favor of Agent Bank on behalf of Lenders in and to the ECHC Riverboat and other ECHC Collateral more particularly therein described, as such ECHC Ship Mortgage may be amended, supplemented or otherwise modified from time to time.

     "ECHC Spaceleases" shall mean the executed leases and concession agreements pertaining to the ECHC Casino Facilities, or any portion thereof, wherein ECHC is the lessor as set forth on the certain schedule marked "Schedule 4.15(A)", affixed hereto and by this reference incorporated herein and made a part hereof.

     "ECHC Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements thereto, which are to be issued by the Title Insurance Company, as of the Closing Date, in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00), in favor of Agent Bank, insuring the ECHC Mortgage as first priority mortgage lien encumbering the Hammond Fee Property subject only to the exceptions shown therein in Schedule B, Part One, together with such endorsements thereto as are required by Agent Bank,all in accordance with the ECHC Closing Instructions.

     "ECJC I Riverboat" shall mean the whole of the vessel named below and described as follows:

             Vessel Name                Official Number
           ---------------            -------------------
               Empress                       984286

together with any and all present and future engines, boilers, machinery, components, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit, tools, pumps, gear, furnishings, appliances, fittings, spare and replacement parts, and any and all other appurtenances thereto, appertaining or belonging to the ECJC I Riverboat, whether now or hereafter acquired, and whether on board or not on board, together with any and all present and future additions, improvements, and replacements therefor, made in or to the ECJC I Riverboat, or any part or parts thereof; and all accounts, earned hire, charter payments, freight, earnings, revenues, income and profit therefrom and additionally, all log books, manuals, trip records, maintenance records, inspection reports, seaworthiness certificates, and other historical records or information relating to the ECJC I Riverboat; all of which shall be deemed to be included in any reference herein to the term "ECJC I Riverboat".

     "ECJC II Riverboat" shall mean the whole of the vessel named below and described as follows:

             Vessel Name                Official Number
           ---------------            -------------------
             Empress II                      998517

together with any and all present and future engines, boilers, machinery, components, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit, tools, pumps, gear, furnishings, appliances, fittings, spare and replacement parts, and any and all other appurtenances thereto, appertaining or belonging to the ECJC II Riverboat, whether now or hereafter acquired, and whether on board or not on board, together with any and all present and future additions, improvements, and replacements therefor, made in or to the ECJC II Riverboat, or any part or parts thereof; and all accounts, earned hire, charter payments, freight, earnings, revenues, income and profit therefrom and additionally, all log books, manuals, trip records, maintenance records, inspection reports, seaworthiness certificates, and other historical records or information relating to the ECJC II Riverboat; all of which shall be deemed to be included in any reference herein to the term "ECJC II Riverboat".

     "ECJC Airplane" shall mean the Cessna Citation II, FAA No. N38EC, owned by ECJC.

     "ECJC Assignment of Permits, Licenses and Contracts" shall mean the assignment to be executed by ECJC on or before the Illinois Effective Date, pursuant to which ECJC assigns to Agent Bank on behalf of the Lenders, as additional security for the Bank Facilities, all of its right, title and interest in and to all assignable permits, licenses and contracts relating to the ECJC Casino Facilities, except those Gaming Permits which are unassignable and except those permits, licenses and contracts which may not be assigned without obtaining the consent of ECJC's counterparty, as such assignment may be amended, modified, extended, renewed or restated from time to time.

     "ECJC Assignment of Spaceleases, Contracts, Rents and Revenues" shall mean the Assignment to be executed by ECJC on or before the Illinois Effective Date, pursuant to which ECJC assigns to Agent Bank on behalf of the Lenders, as additional security for the Bank Facilities: (a) all of its right, title and interest under all ECJC Equipment Leases and Contracts and ECJC Spaceleases relating to the ECJC Casino Facilities, and (b) all rents, issues, profits, revenues and income from the ECJC Casino Facilities and any other business activity conducted at the ECJC Casino Facilities, together with any future expansions thereof, related thereto or used in connection therewith, as such assignment may be amended, modified, extended, renewed or restated from time to time.

     "ECJC Casino Facilities" shall mean the riverboat casino business and related activities conducted by ECJC in and on the ECJC Property and ECJC Riverboats and all improvements now or hereafter situate thereon.

     "ECJC Closing Instructions" shall mean the Closing Instructions (ECJC) to be given by Agent Bank to the Title Company on or before the Illinois Effective Date setting forth the requirement of Lenders for issuance of the ECJC Title Insurance Policy and other conditions for the occurrence of the Illinois Effective Date, as may be amended or modified prior to the Illinois Effective Date to the reasonable satisfaction of Agent Bank.

     "ECJC Collateral" shall mean collective reference to: (i) all of the ECJC Riverboats, ECJC Property, ECJC FF&E and the contract rights, leases, intangibles and other interests of ECJC, which are subject to the liens and security interests of the ECJC Security Documents; (ii) all rights of ECJC assigned as additional security pursuant to the terms of the ECJC Security Documents; and (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of ECJC, which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Agent Bank on behalf of Lenders to secure payment of the Bank Facilities.

     "ECJC Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to the ECJC FF&E wherein ECJC is the lessee or vendee, as the case may be, as set forth on that certain schedule marked "Schedule 4.16(B)", affixed hereto and by this reference incorporated herein and made a part hereof.

     "ECJC FF&E" shall mean the furniture, fixtures and equipment and all gaming equipment and devices which have been installed or are to be installed and used or owned by ECJC in connection with the operation of the ECJC Casino Facilities.

     "ECJC Financing Statements" shall mean the Uniform Commercial Code Financing Statements to be filed in the office of the Secretary of State of the State of Illinois, and in the office of the County Recorder of Will County, Illinois, in order to perfect the security interest granted to Agent Bank on behalf of the Lenders under the ECJC Security Documents in accordance with the requirements of the Illinois Uniform Commercial Code, as such financing statements may be amended, modified, extended, renewed or restated from time to time.

     "ECJC Mortgage" shall mean that certain Mortgage, Fixture Filing and Security Agreement with Assignment of Rents to be executed by ECJC as of the Illinois Effective Date in favor of Agent Bank, on behalf of Lenders, encumbering the ECJC Property and other Collateral therein described for the purpose of securing the Bank Facilities and all other sums which may be owing by Borrowers to the Banks from time to time under the terms of the Credit Agreement, as it may be amended, modified, extended, renewed or restated from time to time.

     "ECJC Permitted Encumbrances" shall mean, at any particular time, (i) Liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrowers by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrowers shall have maintained adequate reserves in accordance with GAAP for payment of same, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) leases or subleases granted to others (including, without limitation, any Subsidiary) not interfering in any material respect with the ordinary conduct of the business of the ECJC Casino Facilities; (v) Liens created or contemplated by the ECJC Security Documents, (vi) the liens, encumbrances and restrictions on the ECJC Property, ECJC FF&E and existing improvements which are shown as exceptions on Schedule B of the ECJC Title Insurance Policy to be issued by Title Insurance Company as of the Illinois Effective Date, (vii) Liens consented to in writing by Agent Bank upon the approval of Requisite Lenders, (viii) Liens of legally valid capital leases and purchase money security interests for ECJC FF&E to the extent permitted by
Section 6.08, (ix) each and every easement, license, restriction or right-of-way that (A) is hereafter granted to any Governmental Authority or public utility providing services to the ECJC Property or (B) does not interfere in any material respect with the ECJC Casino Facilities; and (x) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default.

     "ECJC Property" shall mean the real property owned by ECJC which is described on that certain exhibit marked "Exhibit Q", affixed hereto and by this reference incorporated herein and made a part hereof.

     "ECJC Riverboats" shall mean collective reference to the ECJC I Riverboat and the ECJC II Riverboat.

     "ECJC Security Documents" shall mean collective reference to the ECJC Mortgage, ECJC Ship Mortgage, ECJC Financing Statements, ECJC Assignment of Permits, Licenses and Contracts, ECJC Assignment of Spaceleases, Contracts, Rents and Revenues and all other documents, instruments or agreements which are executed or delivered by or on behalf of ECJC, and accepted by Agent Bank, on behalf of Lenders, as security for payment of the Bank Facilities.

     "ECJC Ship Mortgage" shall mean the First Preferred Ship Mortgage to be executed by ECJC on or before the Illinois Effective Date wherein ECJC, as owner and mortgagor, grants a first mortgage lien in favor of Agent Bank on behalf of Lenders in and to the ECJC I Riverboat, the ECJC II Riverboat and other ECJC Collateral more particularly therein described, as such ECJC Ship Mortgage may be amended, supplemented or otherwise modified from time to time.

     "ECJC Spaceleases" shall mean the executed leases and concession agreements pertaining to the ECJC Casino Facilities, or any portion thereof, wherein ECJC is the lessor as set forth on the certain schedule marked "Schedule 4.15(B)", affixed hereto and by this reference incorporated herein and made a part hereof.

     "ECJC Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements thereto, which are to be issued by Title Insurance Company, as of the Illinois Effective Date, in the amount of Thirty Million Dollars ($30,000,000.00) in favor of Agent Bank, insuring the ECJC Mortgage as first priority mortgage lien, as applicable, encumbering the ECJC Property subject only to the exceptions shown therein in Schedule B, Part One together with such endorsements thereto as are required by Agent Bank, all in accordance with the ECJC Closing Instructions.

     "EEI Consolidation" shall mean collective reference to Borrowers and their respective Subsidiaries on a consolidated basis, including, without limitation, all New Venture Subsidiaries.

     "EEI Dividends" shall mean and collectively refer to any and all Cash dividends, loans or Distributions to any stockholder of EEI by reason of its shareholdings in EEI.

     "EEI Security Agreement" shall mean the Security Agreement to be executed by EEI on or before the Closing Date in favor of Agent Bank, on behalf of Lenders, encumbering the Collateral therin described for the purpose of securing the Bank Facilities and Barrowers' payment and performance under each of the Loan Documents (other than the Environmental

Certificate) as such Security Agreement may be amended, modified, extended, renewed or restated from time to time.

     "EEI Stock Pledge" shall mean individual reference and "EEI Stock Pledges" shall mean collective reference to: (i) the Security Agreement and Stock Pledge to be executed and delivered by EEI as of the Closing Date, pursuant to which the stock of ECHC is pledged to Agent Bank on behalf of Lenders, and (ii) the Security Agreement and Stock Pledge to be executed and delivered by EEI as of the Illinois Effective Date, pursuant to which the stock of ECJC is pledged to Agent Bank on behalf of Lenders as additional security for the Bank Facilities and all other sums which may be owing by Borrowers to the Banks from time to time under the terms of the Credit Agreement.

     "EEI Stock Redemption" shall mean the purchase, redemption or other acquisition by any member of the Borrower Consolidation of shares of the common voting and/or non-voting stock of EEI from its shareholders.

     "EEI Stockholders Agreement" shall mean the Amended and Restated Stockholders Agreement dated April 15, 1998, executed by and among EEI (formerly LMC Leasing, Ltd., a Delaware corporation) and its stockholders.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.


     "Eligible Assignee" means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of Fifty Million Dollars ($50,000,000.00) or more that is
(i) organized under the Laws of the United States of America, any State thereof or the District of Columbia or (ii) organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, provided that (A)
                                                           --------
such bank is acting through a branch or agency located in the United States of America and (B) such Bank is otherwise exempt from withholding of tax on interest and delivers Form 1001 or Form 4224 at the time of any assignment, (d) a financial institution which is an accredited investor as defined by the Securities Act of 1934 and is otherwise exempt from withholding tax on interest at the time of any assignment, and (e) with respect to such commercial bank or financial institution as described in (a) through (d) above, no finding of unsuitability has been made or determined by any Gaming Authority or the gaming authorities of any other States of the United States of America.

     "Empress Finance" shall mean Empress River Casino Finance Corporation, a Delaware corporation which is a wholly owned subsidiary of EEI.

     "Environmental Certificate" shall mean the Certificate and Indemnification Regarding Hazardous Substances to be executed by EEI and ECHC on or before the Closing Date and by ECJC on or before the Illinois Effective Date and delivered to Agent Bank as a further inducement to the Banks to establish the Bank Facilities, as it may be amended, modified, extended, renewed or restated from time to time.

     "Equipment Leases and Contracts" shall mean collective reference to the ECHC Equipment Leases and Contracts and the ECJC Equipment Leases and Contracts.

     "Equity Offering" shall mean the issuance and sale of shares of common voting stock by EEI to the public after the Closing Date in exchange for Cash or Cash Equivalents and/or the issuance and sale of shares of common voting stock of a Restricted Subsidiary of EEI to the public in exchange for Cash or Cash Equivalents.

     "Event of Default" shall mean any event of default as defined in Section
7.01 hereof.

     "Exchange Senior Subordinated Notes" shall have the meaning set forth in Recital Paragraph F.

     "Existing Bank Lender" shall mean Bank of America Illinois, a state chartered bank.

     "Existing Bank Loan" shall mean the Indebtedness evidenced by the Existing Bank Note.

     "Existing Bank Loan Security Documents" shall mean collective reference to all pledges, security agreements, mortgages, financing statements, ship mortgage and other documents and instruments securing repayment of the Existing Bank Loan, including, without limitation, those documents and instruments set forth on the Schedule of Existing Bank Loan Security Documents marked "Schedule 3.11, affixed hereto and by this reference incorporated herein and made a part hereof.

     "Existing Bank Note" shall mean that certain Empress Casino Hammond Corporation Amended and Restated Secured Promissory Note dated June 30, 1997, in the original principal amount of Sixty Million Dollars ($60,000,000.00), executed by ECHC, as borrower, payable to the order of Existing Bank Lender.

     "Existing Indenture" shall have the meaning set forth in Recital Paragraph
C.

     "Existing Senior Notes" shall have the meaning set forth in Recital Paragraph C.

     "FF&E" shall mean reference to the ECHC FF&E and the ECJC FF&E and any other furniture, fixtures and equipment, including, without limitation, all gaming devices and associated equipment, inventories and supplies used in connection with the Casino Facilities.

     "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     "Federal Funds Rate" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Agent Bank. For purposes of the Credit Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

     "Fee Side Letter" shall mean the Confidential Fee Letter dated May 6, 1998 executed by ECJC and ECHC on May 11, 1998, concerning payment of the fees more particularly therein described.

     "Financial Covenants" shall mean collective reference to the financial covenants set forth in Article VI of this Credit Agreement.

     "Financing Statements" shall mean collective reference to the ECHC Financing Statements and ECJC Financing Statements.

     "Fiscal Quarter" shall mean the consecutive three (3) month periods during each Fiscal Year beginning on January 1, April 1, July 1 and October 1 and ending on March 31, June 30, September 30 and December 31, respectively.

     "Fiscal Year" shall mean the fiscal year period beginning January 1 of each calendar year and ending on the following December 31.

     "Fiscal Year End" shall mean December 31 of each calendar year.

     "Fixed Charge Coverage Ratio" as of the end of any Fiscal Quarter shall mean with reference to the Borrower Consolidation:

     The sum of EBITDA during the Fiscal Quarter under review, plus EBITDA during each of the most recently ended three (3) preceding Fiscal Quarters,

     Divided by (/)


     The sum of: (i) Interest Expense (expensed and capitalized), plus (ii) the aggregate of Scheduled Reductions actually paid, plus (iii) principal payments or reductions (without duplication) required to be made on all other Indebtedness, plus (v) the current portion of Capitalized Lease Liabilities to the extent not included in (i) above; in each case of (i) through (v) determined for the Fiscal Quarter under review together with the most recently ended three (3) preceding Fiscal Quarters.


     "Franzen Litigation" shall mean the action described in Paragraph 1 of the Schedule of Significant Litigation.

     "Funded Debt" shall mean with reference to the Borrower Consolidation for any period the daily average of the Aggregate Outstandings for such period, plus the total as of the last day of such period of both the long-term and current portions (without duplication) of all other Indebtedness and Capitalized Lease Liabilities, but excluding the Defeased Debt.

     "Funded Outstandings" shall mean the unpaid principal amount outstanding on the Credit Facility as of any given date of determination, not including Swingline Outstandings or the amount of any L/C Exposure.

     "Funding Date" shall mean each date upon which Lenders fund Borrowings requested by Borrowers in accordance with the provisions of Section 2.03 or at the request of Agent Bank pursuant to Section 2.08 or Section 2.09.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, in each instance consistently applied.

     "Gaming Authority(ies)" shall mean any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence or any officer or official thereof, including, without limitation, Indiana Gaming Authorities and Illinois Gaming Authorities, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Borrower Consolidation.

     "Gaming Devices" shall mean slot machines and other devices which constitute gaming devices and related equipment.

     "Gaming Laws" means all statutes, rules, regulations, ordinances, codes and administrative or judicial precedents pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by any member of the Borrower Consolidation within its jurisdiction, including the Illinois Riverboat Gambling Act and the Indiana Riverboat Gambling Act.

     "Gaming Permits" shall mean collective reference to every license, permit or other authorization required to own, operate and otherwise conduct gambling, gaming and casino activities at the Casino Facilities, including, without limitation, all licenses granted by any one or more of the Gaming Authorities.

     "Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

     "Governmental Authority" or "Governmental Authorities" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official whose consent or approval is required or whose regulations must be followed as a prerequisite to (i) the continued operation and occupancy of the Casino Facilities or (ii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature herein contained.

     "Hammond Development Agreement" shall mean that certain Hammond Riverboat Gaming Project Development Agreement executed under date of June 21, 1996, by and between the Hammond Redevelopment Commission, the City of Hammond and ECHC pursuant to which, among other things: (i) various agreements were made regarding construction and operation of the Hammond Land Based Facilities; and
(ii) ECHC agreed to make various payments including, without limitation, payments to the City of Hammond based upon receipts generated in operation of the ECHC Riverboat, payments to the Hammond Port Authority based upon the number of passengers embarking on the ECHC Riverboat, and contributions for various community and charitable purposes.

     "Hammond Facilities Property" shall mean those parcels of real property situate in the vicinity of the Hammond Marina upon which the Hammond Land Based Facilities are situate, which property is more particularly described by the Hammond Operating Sublease and the Hammond Water Department License.

     "Hammond Fee Property" shall mean that parcel of unimproved real property consisting of approximately ten (10) acres, which is situate in the City of Hammond, Indiana, and is located south of Indianapolis Boulevard near the Hammond Marina access offramp, which parcel is owned by ECHC Riverboat in fee and is more particularly described on that certain Exhibit marked "Exhibit R", affixed hereto and by this reference incorporated herein and made a part hereof.

     "Hammond Land Based Facilities" shall mean a collective reference to the docking facilities, guest pavilion, parking garage, surface parking areas, access roadways, and other improvements which are situate on the Hammond Facilities Property.

     "Hammond Lease Documents" shall mean collective reference to the Hammond Development Agreement, Hammond Operating Sublease, Hammond Port Authority License and Hammond Water Department License.

     "Hammond Marina" shall mean that marina situate on the shore of Lake Michigan in the City of Hammond, Indiana, commonly known as the Hammond Marina.

     "Hammond Operating Sublease" shall mean that certain Lease under date of June 19, 1996, by and between the Hammond Redevelopment Commission and ECHC, pursuant to which, among other things, the Hammond Facilities Property (other than the property subject to the Hammond Water Department License) is sublet to ECHC.

     "Hammond Port Authority License" shall mean that certain License Agreement under date of June 21, 1996, by and between the Hammond Port Authority and ECHC, pursuant to which, among other things, Borrower is granted a non-exclusive license to utilize portions of the Hammond Marina for operation of the ECHC Riverboat.

     "Hammond Redevelopment Commission" shall mean a collective reference to the City of Hammond, Department of Redevelopment.

     "Hammond Residential" shall mean Hammond Residential L.L.C., a single member Indiana limited liability company which is wholly owned by ECHC.

     "Hammond Water Department License" shall mean that certain License Agreement under date of June 19, 1996, by and between the Department of Water Works of the City of Hammond and ECHC Riverboat, pursuant to which, among other things, ECHC Riverboat is granted a license to: (i) utilize certain real property for landscape and signage purposes; (ii) utilize certain parking areas on a revocable basis; and (iii) make certain improvements in connection with an existing roadway; all as more particularly set forth therein.

     "Hazardous Materials Claims" shall have the meaning set forth in Section 5.21.

     "Hazardous Materials Laws" shall have the meaning set forth in Section
5.21.

     "IGB" shall mean the Illinois Gaming Board.

     "IGB Approval Date" shall mean the date upon which: (i) the IGB has given all necessary approvals, consents and authorizations to ECJC to establish the Bank Facilities and execute and deliver the Credit Agreement, the Notes and each of the Loan Documents to be executed and delivered by ECJC as provided in the Credit Agreement, and (ii) ECJC has delivered to Agent Bank a copy of the written order of consent or other written memoranda issued by the IGB or other evidence reasonably satisfactory to Agent Bank evidencing that the IGB Approval Date has occurred.

     "Illinois Closing Certificate" shall have the meaning set forth in Section 3.30.

     "Illinois Effective Date" shall mean the date upon which each of the conditions set forth in Article III C have occurred and been complied with in all respects.

     "Illinois Gaming Authorities" shall mean, without limitation, the IGB and any other applicable governmental or administrative state or local agency involved in the regulation of gaming and gaming activities conducted by any member of the Borrower Consolidation in the State of Illinois.

     "Indebtedness" shall mean, as to any Person, with-out duplication, (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money (excluding, however the Defeased Debt), (b) the deferred purchase price of property or services (other than accrued expenses, tax liability, deferred taxes, and trade accounts payable less than ninety (90) days past due, or if more than ninety
(90) days past due not more than Fifty Thousand Dollars ($50,000.00) in the aggregate, and other accrued or deferred liabilities incurred in the ordinary course of business) which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit to the extent not secured with Cash, issued for the account of such Person and all drafts drawn thereunder, (d) all obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all liabilities of the type described in clauses
(a) through (d) or (f) of this definition secured by (or for which the holder of any such liability has an existing right, contingent or otherwise, to be secured
by) any lien or encumbrance on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (f) all Capitalized Lease Liabilities of such Person, and (g) all Contingent Liabilities of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a)-(f) of this definition.

     "Indiana Gaming Authorities" means, without limitation, the Indiana Gaming Commission and any other applicable governmental or administrative state or local agency involved in the regulation of gaming and gaming activities conducted by any member of the Borrower Consolidation in the State of Indiana.

     "Initial Senior Subordinated Notes" shall have the meaning set forth in Recital E.

     "Intangibles" shall mean the aggregate goodwill, trademarks, patents, organizational expense and other similar intangible items of the Borrower Consolidation determined on a consolidated basis in accordance with GAAP.

     "Interest Expense" shall mean with respect to any Person, as of the last day of any fiscal period under review, the sum of (i) all interest (without duplication but including capitalized interest), fees and other charges for that fiscal period by such Person to a lender in connection with borrowed money (including any obligations for fees payable to the issuer of any letter of credit, but excluding, however, interest and premium, if any, paid or to be paid on the Defeased Debt) or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (ii) the portion of the up front costs and expenses for Interest Rate Hedges (to the extent not included in (i)) fairly allocated to such interest rate hedges as expenses for such period, plus (iii) the portion of Capital Lease Liabilities that should be treated as interest in accordance with GAAP.

     "Interest Period(s)" shall have the meaning set forth in Section 2.05(d).

     "Interest Rate Hedges" shall mean, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements, basis swap, forward rate agreements and interest collar or floor agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Interest Rate Option" shall have the meaning ascribed to such term in
Section 2.05(b) of the Credit Agreement.

     "Investment" shall mean, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, payment under a guaranty or other debt or equity participation or interest in any other Person, including
                                                                    ---------
any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in the value of such Investment.

     "Joliet Excess Land" shall mean that portion of the ECJC Property that is not presently used in any manner in connection with the ECJC Casino Facilities and will not be necessary for the use and operation of the ECJC Casino Facilities in the future, which Joliet Excess Land is more particularly described on that certain exhibit marked "Exhibit S", affixed hereto and by this reference incorporated herein and made a part hereof.

     "L/C Agreement(s)" shall mean collective reference to the Application and Agreement for Standby Letter of Credit and Application for Commercial Letter of Credit and addendum(s) thereto executed by an Authorized Officer of Borrowers in favor of L/C Issuer in L/C Issuer's standard form, setting forth the terms and conditions upon which L/C Issuer shall issue a Letter(s) of Credit, as the same may be amended or modified from time to time.

     "L/C Exposure" shall mean the aggregate amount which L/C Issuer may be required to fund or is contingently liable for disbursement under all issued and outstanding Letter(s) of Credit, which amount shall be determined by subtracting from the aggregate of the Stated Amount of each such Letter(s) of Credit (to the extent such Letter of Credit is not secured by Cash deposited into the Cash Collateral Account and subject to the Cash Collateral Pledge Agreement), the principal amount of all L/C Reimbursement Obligations which have accrued and have been fully satisfied as of each date of determination.

     "L/C Facility" shall mean the agreement of L/C Issuer to issue Letters of Credit subject to the terms and conditions and up to the maximum amounts and duration as set forth in Section 2.09 of this Credit Agreement.

     "L/C Fee" shall have the meaning set forth in Section 2.10(c) of this Credit Agreement.

     "L/C Issuer" shall have the meaning set forth in the Preamble of this Credit Agreement.

     "L/C Reimbursement Obligation(s)" shall mean the obligation of Borrowers to reimburse L/C Issuer for amounts funded or disbursed under a Letter(s) of Credit, together with accrued interest thereon.

     "LIBO Rate" means, relative to any Interest Period for any LIBOR Loan, the per annum rate (reserve adjusted as hereinbelow provided) of interest quoted by Agent Bank, rounded upwards, if necessary, to the nearest one-sixteenth of one percent (0.0625%) at which Dollar deposits in immediately available funds are offered to Agent Bank by leading banks in the London interbank market at approximately 9:00 A.M. San Francisco time two (2) Banking Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount equal or comparable to the LIBOR Loan to which such Interest Period relates. The foregoing rate of interest shall be reserve adjusted by dividing the applicable LIBO Rate by a one (1.00) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%). All references in this Credit Agreement or other Loan Documents to a LIBO Rate include the aforesaid reserve adjustment.

     "LIBOR Loan" shall mean each portion of the total unpaid principal under the Credit Facility which bears interest at a rate determined by reference to the LIBO Rate plus the Applicable Margin.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBOR Loans made by any Lender, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced within Agent Bank as the reserve percentage applicable to Agent Bank as specified under regulations issued from time to time by the Federal Reserve Board. The LIBOR Reserve Percentage shall be based on Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though Agent Bank were in a net borrowing position.

     "Laws" means, collectively, all international, foreign, federal, state and local statutes, maritime laws, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

     "Lender Reply Period" shall have the meaning set forth in Section 9.10(d).

     "Lenders" means WFB and any other bank, finance company, insurance or other financial institution which is or becomes a party to this Credit Agreement by execution of a counterpart signature page hereto or an Assignment and Assumption Agreement, as assignee. At all times that there are no Lenders other than WFB, the terms "Lender" and "Lenders" means WFB in its individual capacity. With respect to matters requiring the consent to or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders".

     "Letter(s) of Credit" shall mean collective reference to the Standby Letter(s) of Credit and/or Commercial

Letter(s) of Credit, as the case may be, issued by L/C Issuer on behalf of Borrowers, or any of them, as the same may be extended, renewed or reissued from time to time.

     "Leverage Ratio" as of the end of any Fiscal Quarter shall mean the ratio resulting by dividing (a) Funded Debt for the Fiscal Quarter under review by (b) the sum of EBITDA for the Fiscal Quarter under review plus EBITDA for each of the most recently ended three (3) preceding Fiscal Quarters.

     "Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

     "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "Loan Documents" shall mean the collective reference to this Credit Agreement, the Revolving Credit Note, the Swingline Note, the Security Documentation, Environmental Certificate and all other instruments and agreements required to be executed by or on behalf of Borrowers, or any of them, or any other Person in connection with the Bank Facilities for the benefit of Banks or Agent Bank on behalf of the Lenders, the Swingline Lender and the L/C Issuer.

     "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

     "Material Adverse Effect" shall mean: (i) any set of circumstances or events which is material and adverse to the Collateral or the condition (financial or otherwise), business operations or prospects of (a) the Borrower Consolidation taken as a whole, or (b) the ability of Borrowers to perform their respective Obligations under the Loan Documents, or (c) the ability of any of the Lenders to enforce any of their material rights or remedies under any of the Loan Documents, or (ii) any event or change which has or results in a material adverse effect upon (a) the value of the ECHC Casino Facilities or the ECJC Casino Facilities,
(b) the validity or priority of any of the Loan Documents, or (c) the use, occupancy or operation of the ECHC Casino Facilities or the ECJC Casino Facilities.

     "Maturity Date" shall mean June 18, 2003, unless the Illinois Effective Date shall not have occurred on or before July 31, 1998, in which event the "Maturity Date" shall be September 30, 1998.

     "Maximum Availability" shall mean the Maximum Permitted Balance less the Aggregate Outstandings.

     "Maximum Cap Ex Limit" shall have the meaning ascribed to such term in
Section 6.05 of the Credit Agreement.

     "Maximum Permitted Balance" shall mean the maximum amount of Aggregate Outstandings which may be outstanding on the Bank Facilities from time to time which shall be: (i) the principal sum of Fifty Million Dollars ($50,000,000.00) until the occurrence of the Illinois Effective Date, and (ii) on and after the occurrence of the Illinois Effective Date, the lesser of: (a) the Maximum Scheduled Balance, or (b) the amount to which the Maximum Scheduled Balance is voluntarily reduced by Borrowers pursuant to Section 2.01(c) or is otherwise reduced or limited pursuant to Sections 5.01, 5.12 or 8.02 or by Scheduled Reductions.

     "Maximum Scheduled Balance" shall mean the maximum amount of scheduled principal which may be outstanding on the Credit Facility from time to time as set forth on the Aggregate Commitment Reduction Schedule.

     "Minimum Cap Ex Requirement" shall have the meaning ascribed to such term in Section 6.05 of the Credit Agreement.

     "Mortgages" mean collective reference to the ECHC Mortgage and ECJC
Mortgage.

     "Net Income" shall mean with respect to any Person for any fiscal period, the net income of such Person during such fiscal period determined in accordance with GAAP, consistently applied.

     "New Indenture" shall have the meaning set forth in Recital Paragraph E.

     "New Senior Subordinated Notes" shall mean reference to the Initial Senior Subordinated Notes or the Exchange Senior Subordinated Notes, as the case may be, whichever are issued and outstanding as of any date of determination.

     "New Senior Subordinated Notes Effective Date" shall have the meaning set forth in Section 3.17(c).

     "New Venture" means a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dock casino, golf course, horse racing business, entertainment center or similar facility or any business mandated by a Gaming Authority in order to obtain or retain a Gaming Permit (or any site or proposed site for any of the foregoing or entity that provides management or other services or goods to any of the foregoing) owned or to be owned in whole or in part by any New Venture Subsidiary (or owned or to be owned by a Person in which EEI or a New Venture Subsidiary is an owner or equity investor).

     "New Venture Investment" shall mean any Investment or Distributions made by EEI in or to any New Venture or New Venture Subsidiary after the Closing Date.

     "New Venture Investments" shall mean collective reference to each and every New Venture Investment.

     "New Venture Subsidiary" shall mean a Subsidiary of EEI or any of its Subsidiaries (other than ECHC or ECJC) that is the direct or indirect owner in whole or part of a New Venture.

     "Non Pro Rata Borrowing" means a Borrowing with respect to which fewer than all Lenders have funded their respective Pro Rata Shares of such Borrowing and the failure of the non-funding Lender or Lenders to fund its or their respective Pro Rata Shares of such Borrowing constitutes a breach of this Credit Agreement.

     "Nonusage Fee" shall have the meaning ascribed to such term in Section 2.10(b) of this Credit Agreement.

     "Notes" shall mean collective reference to the Revolving Credit Note and the Swingline Note.

     "Notice of Borrowing" shall have the meaning set forth in Section 2.03.

     "Notice of Swingline Advance" shall have the meaning set forth in Section 2.08(b).

     "Obligations" means, from time to time, all Indebtedness of Borrowers owing to Agent Bank, any Lender or any Person entitled to indemnification pursuant to
Section 5.14, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Credit Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrowers under or in connection with Credit Agreement or any other Loan Document. Notwithstanding the foregoing definition of "Obligations", Borrowers' obligations under any environmental indemnity agreement constituting a Loan Document, or any environmental representation, warranty, covenant, indemnity or similar provision in this Credit Agreement or any other Loan Document, shall be secured by the Collateral only to the extent, if any, specifically provided in the Security Documentation.

     "Pension Plan" means any "employee pension benefit plan" that is subject to Title IV of ERISA and which is maintained for employees of Borrowers, or any of them, or any of their respective ERISA Affiliates.

     "Permitted Distribution(s)" with respect to any Fiscal Year, shall mean the maximum amount of Distributions which could have been made by the Borrower Consolidation during such Fiscal Year without violation of: (i) the Adjusted Fixed Charge Coverage Ratio, and (ii) the New Indenture.

     "Permitted Encumbrances" shall mean collective reference to the ECHC Permitted Encumbrances, the Restricted Subsidiary Permitted Encumbrances and the ECJC Permitted Encumbrances.

     "Person" means an individual, firm, corporation, limited liability company, trust, association, partnership, joint venture, tribunal or other entity.

     "Policies of Insurance" shall mean the insurance to be obtained and maintained by Borrowers throughout the term of this Credit Agreement as provided by Schedule 5.09(a) herein.

     "Post Foreclosure Plan" shall have the meaning set forth in Section
9.11(e).

     "Pricing Certificate" shall have the meaning set forth in Section 5.08(a)(ii).

     "Prime Rate" means at any time, and from time to time, the rate of interest most recently announced within WFB at its principal office in San Francisco, California, as its "Prime Rate", with the understanding that WFB's "Prime Rate" is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans and extensions of credit making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as WFB may designate. Each change in the Prime Rate shall be effective on the day the change is announced within WFB.

     "Principal Prepayments" shall have the meaning set forth in Section 2.07(a) of this Credit Agreement.

     "Pro Rata Share" shall mean with respect to any Lender, a percentage equal to such Lender's Syndication Interest in the Credit Facility as set forth on the Schedule of Lenders' Proportions in Credit Facility.

     "Protective Advance" means all sums expended as determined by Agent Bank to be necessary to: (a) protect the priority, validity and enforceability of the Security Documentation on, and security interests in, any Collateral and the instruments evidencing or securing the Obligations, or (b) prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value), or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with Section 10.21 or post-foreclosure ownership, maintenance, operation or marketing of any Collateral.

     "Qualified Appraisal" shall mean reference to an appraisal or appraisals of the Casino Facilities and Collateral, or any portion thereof, acceptable to Agent Bank, prepared at Borrowers' expense in compliance with FIRREA by an appraiser acceptable to Agent Bank, with sufficient copies delivered to Agent Bank for distribution to each of the Lenders.

     "Reduction Date(s)" shall mean reference to each date or the dates, as the context may require upon which the Maximum Scheduled Balance is reduced by a Scheduled Reduction as set forth on the Aggregate Commitment Reduction Schedule.

     "Related Entities" shall mean collective reference to all stockholders, Affiliates and Subsidiaries of the Borrowers, or any of them, other than another Borrower.

     "Replacement Note(s)" shall have the meaning set forth in Section 2.05(i) of this Credit Agreement.

     "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under
Section 110 of ERISA.

     "Requisite Lenders" means, as of any date of determination prior to the occurrence of an Event of Default, Lenders holding Syndication Interests equal to or in excess of sixty-six and two-thirds percent (66-2/3%) of the Credit Facility; and at all times during which an Event of Default has occurred and remains continuing, Lenders holding a percentage equal to or in excess of sixty-six and two-thirds percent (66-2/3%) of the Funded Outstandings; provided that,
                                                                 -------- ----
(i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders, and (ii) notwithstanding the foregoing, at all times when two or more Lenders are party to this Credit Agreement, the term Requisite Lenders shall in no event mean less than two (2) Lenders.

     "Restricted Subsidiary" shall mean a Subsidiary of EEI which: (a) has not incurred any Indebtedness other than in connection with a Subsidiary Guaranty and accrued expenses, tax liability, deferred taxes and trade accounts payable less than ninety (90) days past due and other accrued or deferred liabilities incurred in the ordinary course of business,

(b) is not subject to any Liens except Restricted Subsidiary Permitted Encumbrances and in connection with a Stock Pledge of its stock, (c) has executed and delivered to Agent Bank a Subsidiary Guaranty, (d) all of the stock or other evidence of ownership thereof has been pledged in favor of Agent Bank by a Stock Pledge, and (e) has been designated by EEI to be a Restricted Subsidiary by written notice thereof to Agent Bank, subject to EEI's right to redesignate such New Venture Subsidiary as an Unrestricted Subsidiary so long as: (i) no Default or Event of Default has occurred and remains continuing, and
(ii) giving effect to such redesignation as of the end of the most recently ended Fiscal Quarter on a pro forma basis, no Default or Event of Default would exist under the Financial Covenants.

     "Restricted Subsidiary Permitted Encumbrances" shall mean, at any particular time with respect to a Restricted Subsidiary, (i) liens for taxes, assessments or governmental charges not then due, payable and delinquent, (ii) liens for taxes, assessments or governmental charges not then required to be paid pursuant to Section 5.10, (iii) liens in favor of Agent Bank or any Lender created or contemplated by the Security Documentation, (iv) liens in favor of Agent Bank for the benefit of the Lenders or consented to in writing by Agent Bank upon the approval of Requisite Lenders, (v) purchase money security interests for acquired FF&E up to the maximum amount permitted under Section 6.08(c), and only to the extent of the lesser of the purchase money loan or the fair market value of the acquired FF&E, (vi) liens of legally valid leases for FF&E, (vii) easements, licenses or rights-of-way, hereafter granted to any Governmental Authority or public utility providing services to the Restricted Subsidiary Venture which are first approved in writing by the Agent Bank upon the approval of Requisite Lenders, (viii) judgment liens which do not constitute an Event of Default, (ix) statutory liens of landlords and liens of carriers, warehousemen, mechanics, customs and revenue authorities and materialmen and other similar liens imposed by law incurred in the ordinary course of business which could not reasonably be expected to cause a Material Adverse Effect and which are discharged in accordance with Section 5.04, (x) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations; (xi) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of such Restricted Subsidiary; and (xii) minor defects, encroachments or irregularities in title not interfering in any material respect with the ordinary conduct of the business of such Restricted Subsidiary.

     "Restricted Subsidiary Stock Pledges" shall mean collective reference to the Stock Pledge (Gaming) and the Stock Pledge (General).

     "Restricted Subsidiary Venture" shall mean a New Venture owned in whole or in part by a Restricted Subsidiary.

     "Revolving Credit Note" shall mean the Revolving Credit Promissory Note, a copy of which is marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrowers on the Closing Date, payable to the order of Agent Bank on behalf of the Lenders, evidencing the Credit Facility.

     "SEC" shall have the meaning set forth in Recital Paragraph E.

     "Schedule of Budgeted Capital Expenditures" shall mean the Schedule of Budgeted Capital Expenditures, a copy of which is set forth as Schedule 6.05 affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the Capital Expenditures which are budgeted and scheduled to be made at the Casino Facilities as of the Closing Date.

     "Schedule of Hammond Lease Documents Amendments" shall mean the Schedule of Hammond Lease Documents Amendments, a copy of which is set forth as Schedule
5.03 affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the amendments and modifications to the Hammond Lease Documents which are planned and in the process of being negotiated by ECHC as of the Closing Date.

     "Schedule of Lenders' Proportions in Credit Facility" shall mean the Schedule of Lenders' Proportions in Credit Facility, a copy of which is marked "Schedule 2.01(a), affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the respective Syndication Interest and maximum amount to be funded under the Credit Facility by each Lender as such schedule may be amended, modified or restated from time to time in connection with an Assignment and Assumption Agreement.

     "Schedule of Significant Litigation" shall mean the Schedule of Significant Litigation, a copy of which is set forth as Schedule 3.20, affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the information described in Section 3.20 with respect to each Significant Litigation.

     "Schedule of Subsidiaries" shall mean the Schedule of Subsidiaries, a copy of which is marked "Schedule 4.22", affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the name of each Subsidiary of EEI as of the Closing Date, stating whether each such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary and if the Subsidiary is a New Venture Subsidiary setting forth a description of the applicable New Venture.

     "Scheduled Reductions" shall mean the amount by which the Aggregate Commitment is reduced on each Reduction Date as set forth on the Aggregate Commitment Reduction Schedule.

     "Secured Interest Rate Hedge(s)" shall mean any Interest Rate Hedge entered into between any Borrower and any Lender, or Affiliate of any Lender, which is secured by the Security Documentation.

     "Security Documentation" shall mean a collective reference to the ECHC Security Documents, the ECJC Security Documents and EEI Stock Pledges, Subsidiary Guaranties, the Trademark Security Agreement and all other instruments and agreements to be executed by or on behalf of members of the Borrower Consolidation or other applicable Persons, in favor of Agent Bank on behalf of the Lenders securing repayment of the Bank Facilities.

     "Significant Litigation" shall mean each action, suit, proceeding, litigation and controversy involving Borrowers, or any of them, not fully covered by insurance or that is subject to a reservation of rights and involving claims in excess of One Million Dollars ($1,000,000.00) or which if determined adverse to the interests of Borrowers, or any of them, could have a Material Adverse Effect.

     "Spaceleases" shall mean collective reference to the ECHC Spaceleases and ECJC Spaceleases.

     "Standby Letter(s) of Credit" shall mean a letter or letters of credit issued by L/C Issuer pursuant to

Section 2.09 of the Credit Agreement for the purpose of securing payment or performance of a financial obligation of Borrowers, or any of them, other than in connection with the payment for goods or equipment.

     "Stated Amount" shall mean the maximum amount which L/C Issuer may be required to disburse to the beneficiary(ies) of a Letter(s) of Credit under the terms thereof.

     "Stated Expiry Date(s)" shall mean the date set forth on the face of a Letter(s) of Credit as the date when all obligations of L/C Issuer to advance funds thereunder will terminate, as the same may be extended from time to time.

     "Stock Pledge (Gaming)" shall mean the Security Agreement and Stock Pledge, the form of which is marked "Exhibit N", affixed hereto and by this reference incorporated herein and made a part hereof, pursuant to which the stock of each Restricted Subsidiary which is a gaming licensee in any jurisdiction within the United States of America is pledged by EEI to Agent Bank on behalf of Lender as security for the Note and all other sums which may be owing by Borrowers to the Banks from time to time under the terms of the Credit Agreement.

     "Stock Pledge (General)" shall mean the Security Agreement and Stock Pledge, the form of which is marked "Exhibit O", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by EEI from time to time for the purpose of pledging the stock of each Restricted Subsidiary which is not a gaming licensee as security for the Bank Facilities and all other sums which may be owing by Borrowers to the Banks from time to time under the terms of the Credit Agreement.

     "Subordinated Debt" shall mean: (i) the Indebtedness evidenced by the New Indenture and New Senior Subordinated Notes, and (ii) all other unsecured Indebtedness of EEI (not including, however, the Defeased Debt) which is contractually subordinated to the Bank Facilities and for which (a) there is no principal or sinking fund payment requirement maturing or otherwise coming due prior to one (1) year after the Maturity Date; (b) the maturity date of the Subordinated Debt shall not be earlier than one year subsequent to the Maturity Date; (c) all material covenants, terms and conditions of the Subordinated Debt shall be less restrictive on EEI and the Borrower Consolidation than those applicable under this Credit Agreement; and (d) the covenants, terms, conditions, representations, events of default and other provisions of the Subordinated Debt shall be acceptable (from the perspective of a senior lender) to Requisite Lenders, which acceptance shall not be unreasonably withheld or delayed.

     "Subsidiary" shall mean, on the date in question, any Person of which an aggregate of more than 50% of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person and/or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

     "Subsidiary Guarantor" shall mean each Restricted Subsidiary which has executed the Subsidiary Guaranty.

     "Subsidiary Guaranty" shall mean the General Continuing Subsidiary Guaranty to be executed by each Restricted Subsidiary in favor of the Agent Bank on behalf of Banks in the form of the General Continuing Subsidiary Guaranty marked "Exhibit P", affixed hereto and by this reference incorporated herein and made a part hereof, under the terms of which each Restricted Subsidiary irrevocably and unconditionally guaranties to Agent Bank on behalf of the Banks the full and prompt payment and performance of all obligations, promises, covenants and agreements of Borrowers under the Credit Agreement, Notes and other Loan Documents.

     "Swingline Advance" shall mean each advance made by Swingline Lender to Borrowers under the Swingline Facility.

     "Swingline Facility" shall mean the agreement of Swingline Lender to make Swingline Advances to Borrowers subject to the terms and conditions and up to the maximum amounts and for the duration as set forth in Section 2.08 of this Credit Agreement.

     "Swingline Lender" shall have the meaning set forth in the Preamble of this Credit Agreement.

     "Swingline Note" shall mean the Swingline Note, a copy of which is marked "Exhibit B", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrowers on the Closing Date, payable to the order of Swingline Lender evidencing the Swingline Facility.

     "Swingline Outstandings" shall mean the aggregate amount of all outstanding and unpaid Swingline Advances as of each date of determination.

     "Syndication Interest" shall mean the proportionate interest of each Lender in the Credit Facility as set forth on the Schedule of Lenders' Proportions in Credit Facility, a copy of which is marked Schedule 2.01(a), affixed hereto and by this reference incorporated herein and made a part hereof, as the same may be amended or restated from time to time.

     "Tangible Net Worth" shall mean Assets, excluding Intangibles, less Total Liabilities.

     "Tax Distribution" shall mean a Distribution made by EEI to its shareholders to enable to such shareholders to pay taxes on the Net Income of the Borrower Consolidation, computed on the net earnings of the Borrower Consolidation multiplied by the highest individual tax rate prevailing at the time of determination.

     "Taxes" shall have the meaning set forth in Section 2.12.

     "Title Company" shall mean Chicago Title Insurance Company, together with such reinsurers with direct access as are requested by Agent Bank or other title insurance company or companies as may be reasonably acceptable to Agent Bank.

     "Title Insurance Policies" shall mean collective reference to the ECHC Title Insurance Policy and ECJC Title Insurance Company.

     "Total Liabilities" shall mean the total liabilities of the Borrower Consolidation determined in accordance with GAAP.

     "Trademark Security Agreement" shall mean the security agreement to be executed by EEI and ECHC as of the

Closing Date and by ECJC as of the Illinois Effective Date, for the purpose of granting a security interest in favor of Agent Bank on behalf of Lenders in all trademarks, tradenames, copyrights and servicemarks used in connection with the Casino Facilities, including, without limitation each registration and application set forth on Schedule 4.27 or otherwise described on Schedule A to the Trademark Security Agreement.

     "USCG" shall mean the United States Coast Guard.

     "Unrestricted Subsidiary" shall mean Empress Finance, Hammond Residential and each New Venture Subsidiary which is not a Restricted Subsidiary.

     "Unrestricted Subsidiary, Investment Basket" shall mean Fifty Million Dollars ($50,000,000.00) plus the aggregate amount of net proceeds received by the Borrower Consolidation from the sale of the ECJC Airplane and the Joliet Excess Land, up to the maximum cumulative aggregate amount of Fifty Eight Million Dollars ($58,000,000.00).

     "Unsuitable Lender" shall have the meaning set forth in Section 10.10(d).

     "Vessels" shall mean collective reference to the ECHC Riverboat and the ECJC Riverboats.

     "Voluntary Permanent Reduction" shall have the meaning set forth in Section 2.01(c).

     "WFB" shall mean Wells Fargo Bank, National Association.

     Section 1.02.  Interpretation and Construction.  In this Credit Agreement,
                    -------------------------------
unless the context otherwise requires:

          (a) Articles and Sections mentioned by number only are the respective Articles and Sections of this Credit Agreement as so numbered;

          (b) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;
           ---- -----

          (c) All times specified herein, unless otherwise specifically referred, shall be the time in San Francisco, California;

          (d) Any headings preceding the texts of the several Articles and Sections of this Credit Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Credit Agreement, nor shall they affect its meaning, construction or effect;

          (e) If any clause, provision or Section of this Credit Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof;

          (f) The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms as used in the Credit Agreement refer to this Credit Agreement; the term "heretofore" means before the date of the execution of this Credit Agreement; and the term "hereafter" means after the date of the execution of this Credit Agreement;

          (g) The parties hereto agree that each has contributed to the drafting of this Credit Agreement and each of the Loan Documents and that the provisions herein contained shall not be construed against Borrowers or Banks as having been the person or persons responsible for the preparation thereof;

          (h) All accounting terms used herein which are not otherwise specifically defined shall be used in accordance with GAAP;

          (i) Each reference to a Loan Document or the Security Documentation, or any of them, as used in this Credit Agreement shall be deemed a reference to such Loan Document or the Security Documentation as the same may be amended, modified, supplemented, replaced or restated from time to time; and

          (j) Every affirmative duty, covenant and obligation of Borrowers hereunder shall be equally applicable to each of the Borrowers individually and where the context would result in the best interests or rights of Banks shall be construed to mean "Borrowers or any of them" or "Borrowers and each of them", as applicable.

          Section 1.03.  Use of Defined Terms.  Unless otherwise defined or the
                         --------------------
context otherwise requires, terms for which meanings are provided in this Credit Agreement shall have such meanings when used in the Notes and in each Loan Document and other communication delivered from time to time in connection with this Credit Agreement or any other Loan Document.

          Section 1.04.  Cross-References. Unless otherwise specified,
                         ----------------
references in this Credit Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Credit Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

          Section 1.05.  Exhibits and Schedules. All Exhibits and Schedules to
                         ----------------------
this Credit Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

                                  ARTICLE II

               AMOUNT, TERMS AND SECURITY OF THE BANK FACILITIES
               -------------------------------------------------

          Section 2.01.  The Credit Facility.
                         -------------------

               a. Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Revolving Credit Note on and after the Closing Date Lenders severally agree in the proportions set forth on the Schedule of Lenders' Proportions in Credit Facility to lend and advance Borrowings to Borrowers, up to the Maximum Permitted Balance in the initial amount of One Hundred Million Dollars ($100,000,000.00), the Closing Disbursement on the Closing Date and such amounts as Borrowers may request by Notice of Borrowing duly executed by an Authorized Officer and delivered to Agent Bank from time to time as provided in Section 2.03; provided, however, notwithstanding anything herein contained to the contrary, the Deferred Funding Amount and Letters of Credit shall not be available for advance or issuance by Lenders or L/C Issuer, respectively, until each condition precedent necessary for the occurrence of the Illinois Effective Date as set forth in Article III C shall have occurred and been fully satisfied.

               b. Subject to the uses and purposes set forth in Section 2.02, on and after the Closing Date Borrowers may borrow, repay and reborrow the Borrowings up to the Available Borrowings from time to time. Provided, however, amounts of Funded Outstandings bearing interest with reference to a LIBO Rate shall be subject to Breakage Charges incident to prepayment. The Credit Facility shall be for a term commencing on the Closing Date and terminating on the Maturity Date. In no event shall any Lender be liable to fund any amounts under the Credit Facility in excess of its respective Syndication Interest in any Borrowing.

               c. Borrowers may voluntarily reduce the Maximum Permitted Balance from time to time (a "Voluntary Permanent Reduction") on the following conditions:

                    (i) that each such Voluntary Permanent Reduction be in the minimum amount of Five Million Dollars ($5,000,000.00) and in increments of One Million Dollars ($1,000,000.00) and made in writing by an Authorized Officer, effective on the fifth (5th) Banking Business Day following receipt by Agent Bank;

                    (ii) that each such Voluntary Permanent Reduction shall be irrevocable and a permanent reduction to the Maximum Permitted Balance; and

                    (iii) in the event any Voluntary Permanent Reduction reduces the Maximum Permitted Balance to less than the sum of the Aggregate Outstandings, the Borrowers shall immediately cause the Aggregate Outstandings to be reduced by such amount as may be necessary to cause the Aggregate Outstandings to be equal to or less than the Maximum Permitted Balance.

          Section 2.02.   Use of Proceeds of the Credit Facility.  Available
                          --------------------------------------
Borrowings shall be used for the following purposes:

               a. On the Closing Date a Borrowing shall be advanced up to the maximum amount of Fifty Million Dollars ($50,000,000.00) (the "Closing Disbursement") for the purposes of:

               (i) paying in full all amounts owing under the Existing Bank Loan as of the Closing Date;

               (ii) financing a portion of the costs and funds to be advanced by EEI to cause the Covenant Defeasance and Defeasement Effective Date to occur;

               (iii) paying in full the fees due Agent Bank as set forth in the Fee Side Letter, the costs, fees and expenses of Title Company incurred in connection with the issuance of the Title Insurance Policies, the costs, fees and expenses of Henderson & Morgan, LLC, attorneys for Agent Bank, and associate counsel and insurance consultants retained by them incurred to the Closing Date; and

               (iv) paying other costs, fees and expenses incurred by Borrowers, including attorneys fees and related costs, incurred in connection with the Bank Facilities, the New Indenture and causing the occurrence of the Defeasement Effective Date; and

               (v) providing financing for general corporate purposes and working capital requirements.

               b. On and after the Illinois Effective Date up to the Maximum Permitted Balance for the purpose of:

               (i) providing financing for general corporate purposes, including financing Capital Expenditures, working capital requirements and New Venture Investments of the Borrower Consolidation subject to the terms, covenants and limitations hereinafter set forth.

          Section 2.03.  Notice of Borrowings and Exercise of Interest Rate
                         --------------------------------------------------
Options.
-------

               a. An Authorized Officer shall give Agent Bank, no later than 11:00 a.m. on a Banking Business Day at Agent Bank's office specified in Section 2.07, three (3) full Banking Business Days prior written notice in the form of the Notice of Borrowing ("Notice of Borrowing"), a copy of which is marked "Exhibit C", affixed hereto and by this reference incorporated herein and made a part hereof, for each proposed Borrowing to be made with reference to a LIBO Rate and at least one (1) full Banking Business Days prior notice for all other Borrowings, specifying the date and amount of each proposed Borrowing. Agent Bank shall give prompt notice of each Notice of Borrowing to Lenders of the amount to be funded and specifying the Funding Date. Not later than 9:00 o'clock a.m. on the Funding Date specified, each Lender shall disburse to Agent Bank its Pro Rata Share of the amount to be advanced by each such Lender in lawful money of the United States of America and in immediately available funds. Agent Bank shall make the proceeds of such fundings received by it on or before 11:00 o'clock a.m. from the Lenders available to Borrowers by depositing, prior to 1:00 o'clock p.m. on the day so received (but not prior to the Funding Date), in the Designated Deposit Account maintained with Agent Bank the amounts received from the Lenders. No Borrowing may exceed the Available Borrowings. Each Borrowing shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) and in increments of One Hundred Thousand Dollars ($100,000.00). Borrowers shall be entitled to no more than five (5) Borrowings during each calendar month, exclusive of Borrowings made for the sole purpose of funding repayment of a Swingline Advance or L/C Reimbursement Obligation.

               b. The failure of any Lender to fund its Pro Rata Share of any Borrowing on any Funding Date shall neither relieve any other Lender of any obligation hereunder to fund its Pro Rata Share of such Borrowing on such Funding Date nor relieve the Lender which has failed to fund its Pro Rata Share of its obligations to Borrowers hereunder. No Lender shall be responsible for the failure of any other Lender to fund its Pro Rata Share of such Borrowing on any Funding Date nor shall any Lender be responsible for the failure of any other Lender to perform its respective obligations hereunder. The provisions set forth in Section 10.10(b) shall be applicable to a Defaulting Lender to the same extent as if such Defaulting Lender was found to be an Unsuitable Lender.

          Section 2.04.  Conditions of Borrowings. Borrowings, other than
                         ------------------------
Borrowings made at the request of Agent Bank for the purpose of funding repayment of Swingline Outstandings and/or L/C Reimbursement Obligations as hereinafter provided, will only be made so long as Borrowers are in full compliance with each of the requirements and conditions precedent set forth in
Article III B of this Credit Agreement with respect to the Closing Disbursement and with Article III C with respect to the Deferred Funding Amount. Provided, however, upon the consent of the Requisite Lenders, Lenders shall advance Borrowings notwithstanding the existence of less than full compliance with the requirements of Article III B and/or III C and Borrowings so made shall be deemed to have been made pursuant to this Credit Agreement.

          Section 2.05.  The Revolving Credit Note and Interest Rate Options.
                         ---------------------------------------------------

               a. The Credit Facility shall be further evidenced by the Revolving Credit Note payable to the order of Agent Bank on behalf of the Lenders. Agent Bank shall record manually or electronically the date and amount of each Borrowing advanced by the Lenders together with the applicable Interest Period in the case of portions of the unpaid principal under the Credit Facility bearing interest with reference to a LIBO Rate, and the amount of each repayment of principal made thereunder by Borrowers and the entry of such records shall be conclusive absent manifest or demonstrable error; provided, however, the failure to make such a record or notation with respect to any Borrowing or repayment thereof, or an error in making such a record or notation, shall not limit or otherwise affect the obligations of Borrowers hereunder or under the Revolving Credit Note.

               b. Interest shall accrue on the entire outstanding principal balance of the Credit Facility at a rate per annum equal to the Base Rate plus the Applicable Margin, unless Borrowers request a LIBOR Loan pursuant to Section
2.03 or elect pursuant to Section 2.05(c) hereinbelow to have interest accrue on a portion or portions of the outstanding principal balance of the Credit Facility at a LIBO Rate ("Interest Rate Option"), in which case interest on such portion or portions shall accrue at a rate per annum equal to such LIBO Rate plus the Applicable Margin, as long as: (i) each such LIBOR Loan is in a minimum amount of Five Million Dollars ($5,000,000.00) and in increments of One Million Dollars ($1,000,000.00), and (ii) no more than five (5) LIBOR Loans may be outstanding at any one time. Interest accrued on each Base Rate Loan shall be due and payable on the first day of the month following the Closing Date, on the first day of each successive month thereafter, and on the Maturity Date. For each LIBOR Loan, accrued interest shall be due and payable at the end of each Interest Period applicable thereto, but in any event no less frequently than at the end of each three (3) month period during the term of such LIBOR Loan. Except as qualified above, the outstanding principal balance of the Credit Facility may be a Base Rate Loan or one or more LIBOR Loans, or any combination thereof, as Borrowers shall specify.

               c. Borrowers may Convert from one Interest Rate Option to another Interest Rate Option by giving irrevocable notice to Agent Bank of such Conversion by

9:00 A.M., on a day which is at least three (3) Banking Business Days prior to the proposed date of such Conversion to each LIBOR Loan or one (1) Banking Business Day prior to the proposed date of such Conversion to each Base Rate Loan. Each such notice shall be made by an Authorized Officer by telephone or telex and thereafter immediately confirmed in writing by delivery to Agent Bank of a Continuation/Conversion Notice specifying the date of such Conversion, the amounts to be so Converted and the initial Interest Period if the Conversion is to a LIBOR Loan. Upon receipt of such Continuation/Conversion Notice, Agent Bank shall promptly set the applicable interest rate (which in the case of a LIBOR Loan shall be the LIBO Rate plus the Applicable Margin as of the second Banking Business Day prior to the first day of the applicable Interest Period) and the applicable Interest Period if the Conversion is to a LIBOR Loan and shall confirm the same in writing to Borrowers and Lenders. Each Conversion shall be on a Banking Business Day. No LIBOR Loan shall be converted to a Base Rate Loan or renewed on any day other than the last day of the current Interest Period relating to such amounts outstanding unless Borrowers pay any applicable Breakage Charges. All Borrowings advanced at the request of Agent Bank under Sections 2.08 or 2.09 of the Credit Agreement shall bear interest with reference to the Base Rate plus the Applicable Margin, subject to Borrowers' right to Convert such Borrowing to a LIBOR Loan or LIBOR Loans as provided herein. If Borrowers fail to give a Continuation/Conversion Notice for the continuation of a LIBOR Loan as a LIBOR Loan for a new Interest Period in accordance with this
Section 2.05(c), such LIBOR Loan shall automatically become a Base Rate Loan at the end of its then current Interest Period.

               d. Each interest period (each individually an "Interest Period" and collectively the "Interest Periods") for a LIBOR Loan shall commence on the date such LIBOR Loan is made or the date of Conversion of any amount or amounts of the outstanding Borrowings hereunder to a LIBOR Loan, as the case may be, and shall end on the date which is one (1), two (2), three (3) or six (6) months thereafter, as elected by Borrowers. However, no Interest Period may extend beyond the Maturity Date. Each Interest Period for a LIBOR Loan shall commence and end on a Banking Business Day. If any Interest Period commences on a date for which there is no corresponding date in the month in which it is scheduled to end, such Interest Period shall end on the last Banking Business Day of such month. If any Interest Period would otherwise expire on a day which is not a Banking

Business Day, the Interest Period shall be extended to expire on the next succeeding Banking Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Banking Business Day.

               e. The applicable LIBO Rate and Base Rate shall be determined by the Agent Bank, and notice thereof shall be given promptly to Borrowers and Lenders. Each determination of the applicable Base Rate and LIBO Rate shall be conclusive and binding upon the Borrowers, in the absence of manifest or demonstrable error. The Agent Bank shall, upon written request of Borrowers or any Lender, deliver to Borrowers or such Lender, as the case may be, a statement showing the computations used by the Agent Bank in determining any rate hereunder.

               f. Computation of interest on all Base Rate Loans and LIBOR Loans shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. The applicable Base Rate shall be effective the same day as a change in the Base Rate is announced by WFB as being effective.

               g. If with respect to any Interest Period, (a) the Agent Bank reasonably determines (which determination shall be binding and conclusive on Borrowers absent manifest error) that by reason of circumstances affecting the inter-bank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, or (b) Requisite Lenders advise Agent Bank that the LIBO Rate as determined by Agent Bank will not adequately and fairly reflect the cost to such Lenders of maintaining or funding, for such Interest Period, a LIBOR Loan under the Credit Facility, then so long as such circumstances shall continue: (i) Agent Bank shall promptly notify Borrowers thereof, (ii) the Lenders shall not be under any obligation to make a LIBOR Loan or Convert a Base Rate Loan into a LIBOR Loan for which such circumstances exist, and (iii) on the last day of the then current Interest Period, the LIBOR Loan for which such circumstances exist shall, unless then repaid in full, automatically Convert to a Base Rate Loan.

               h. Notwithstanding any other provisions of the Credit Agreement, if, after the Closing Date, any law, rule, regulation, treaty, interpretation or directive (whether having the force of law or not) or any change therein shall make it unlawful for any Lender to make or maintain LIBOR Loans, then (i) the commitment and agreement to maintain LIBOR

Loans as to such Lender shall immediately be suspended, and (ii) unless required to be terminated earlier, LIBOR Loans as to such Lender, if any, shall be Converted on the last day of the then current Interest Period applicable thereto to Base Rate Loans. If it shall become lawful for such Lender to again maintain LIBOR Loans, then Borrowers may once again as to such Lender request Conversions to the LIBO Rate. During any period of such suspension, such Lender shall make Base Rate Loans.

               i. The Borrowers agree that upon written notice by: (y) Agent Bank or (z) any Lender to the Borrowers (with a copy of such notice concurrently delivered to Agent Bank) to the effect that a promissory note or other evidence of indebtedness is required for such Lender by a Governmental Authority, banking regulatory agency or regulatory audit in order for such Lender to evidence (whether for the purposes of pledge, enforcement or otherwise) the Borrowings owing to, or to be made by, such Lender:

                    (i) The Borrowers shall promptly execute and deliver to each Lender a promissory note payable to the order of each such Lender (each individually a "Replacement Note" and collectively the "Replacement Notes") in the form of the Revolving Credit Note in the amount of each Lender's respective Syndication Interest in the Credit Facility subject to Scheduled Reductions to be allocated amongst Lenders in accordance with their respective Syndication Interests;

                    (ii) The Replacement Notes shall, in the aggregate, fully replace the Revolving Credit Note and each reference to the Revolving Credit Note in this Credit Agreement and each of the Loan Documents shall be deemed to be a collective reference to the Replacement Notes;

                    (iii)  Borrowings, Interest Rate Options,
          Continuation/Conversion Notices and all other provisions for the disbursement of funds, setting of interest rates and collection of repayments of interest and principal shall continue to be made by Agent Bank as the administrative and collateral agent for the Lenders in the same manner and to the same extent as provided in the Revolving Credit Note and this Credit Agreement as fully applicable to each of the Replacement Notes;

                    (iv) the Agent Bank, upon the consent of Requisite Lenders, shall cause the Title Insurance Company to issue, at the expense of Borrowers (up to the maximum amount of Two Thousand Five Hundred Dollars ($2,500.00)), such endorsements to the Title Insurance Policies as may be reasonably necessary to assure the aggregate obligation evidenced by the Replacement Notes is secured by the Mortgages with the same coverage and priority as the obligation evidenced by the Revolving Credit Note; and

                    (v) Concurrently with the delivery of the Replacement Notes, Agent Bank shall return the original Revolving Credit Note to Borrowers marked as superseded and replaced by the Replacement Notes.

          Section 2.06.  Security for the Credit Facility. As security for the
                         --------------------------------
due and punctual payment and performance of the terms and provisions of this Credit Agreement, the Notes and all of the other Loan Documents, the Security Documentation shall be executed and delivered to Agent Bank, as of the Closing Date, by the respective parties to each of the Security Documentation.

          Section 2.07.  Place and Manner of Payment.
                         ---------------------------

               a. All amounts payable by Borrowers to the Lenders shall be made to Agent Bank on behalf of Lenders pursuant to the terms of this Credit Agreement and the Notes and shall be made on a Banking Business Day in lawful money of the United States of America and in immediately available funds. Other than in connection with: (i) the Scheduled Reductions of principal, or (ii) principal payments which may be required to decrease the Aggregate Outstandings to an amount equal to or less than the Maximum Permitted Balance, Borrowers shall not make repayments ("Principal Prepayments") of the outstanding balance of principal owing under the Revolving Credit Note more frequently than five (5) such Principal Prepayments during each calendar month. Each such Principal Prepayment shall be in a minimum amount of Five Million Dollars ($5,000,000.00) and in increments of One Million Dollars ($1,000,000.00).

               b. All such amounts payable by Borrowers shall be made to Agent Bank at its office located at Wells Fargo Bank, Syndications Division, 201 Third Street, Eighth

Floor, San Francisco, California 94103, or at such other address as may be directed in writing by Agent Bank from time to time. If such payment is received by Agent Bank prior to 11:00 o'clock a.m., Agent Bank shall credit Borrowers with such payment on the day so received and shall disburse to the appropriate Lenders on the same day the Pro Rata Share of payments relating to the Credit Facility in immediately available funds. If such payment is received by Agent Bank after 11:00 o'clock a.m., Agent Bank shall credit Borrowers with such payment as of the next Banking Business Day and disburse to the appropriate Lenders on the next Banking Business Day such Pro Rata Share of such payment relating to the Credit Facility, in immediately available funds. Any payment on the Credit Facility made by Borrowers to Agent Bank pursuant to the terms of this Credit Agreement or the Revolving Credit Note for the account of Lenders shall constitute payment to the appropriate Lenders. If the Revolving Credit Note or any payment required to be made thereon or hereunder, is or becomes due and payable on a day other than a Banking Business Day, the due date thereof shall be extended to the next succeeding Banking Business Day and interest thereon shall be payable at the then applicable rate during such extension.

          c. The outstanding principal owing under the Credit Facility and the Revolving Credit Note may, subject to Section 2.07(a), be prepaid at any time in whole or in part without penalty, provided, however, that any portion or portions of the unpaid principal balance which is accruing interest at a LIBO Rate may only be prepaid or repaid on the last day of the applicable Interest Period unless Borrowers give three (3) days prior written notice to Agent Bank and additionally pay concurrently with such prepayment or repayment such additional amount or amounts as will compensate Lenders for any losses, costs or expenses which they may incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such LIBOR Loan ("Breakage Charges"). A certificate of a Lender as to amounts payable hereunder shall be conclusive and binding on Borrowers for all purposes, absent manifest or demonstrable error. Any calculation hereunder shall be made on the assumption that each Lender has funded or will fund each LIBOR Loan in the London interbank market; provided
                                                                    --------
that no Lender shall have any obligation to actually fund any LIBOR Loan in such manner.

          d. Unless the Agent Bank receives notice from an Authorized Officer prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent Bank may assume that the Borrowers have made such payment in full to the Agent Bank on such date in immediately available funds and the Agent Bank may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent Bank, each Lender shall repay to the Agent Bank on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          e. If, other than as expressly provided elsewhere herein, any Lender shall obtain any payment with respect to the Bank Facilities (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Syndication Interest, such Lender shall immediately
(a) notify the Agent Bank of such fact, and (b) purchase from the other Lenders such participations in the Credit Facility as shall be necessary to cause such purchasing Lender to share the excess payment with each of them in proportion to their respective Syndication Interests; provided, however, that if all or any
                                        --------
portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Agent Bank will keep records (which shall be conclusive and binding in the absence of manifest error) of each participation purchased under this section and will in each case notify the Lenders following any such purchases or repayments.

          Section 2.08.  The Swingline Facility.
                         ----------------------

          a. Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Swingline Note, Exhibit B affixed hereto, Swingline Lender agrees to lend and advance Swingline Advances to Borrowers in the amounts and at the times provided below. Notwithstanding anything herein contained to the contrary, however, Borrowers shall not be entitled to any Swingline Advances on and after ten (10) calendar days prior to the Maturity Date.

          b. With respect to each proposed Swingline Advance, an Authorized Officer shall give Swingline Lender written notice in the form of the Notice of Swingline Advance ("Notice of Swingline Advance"), a copy of which is marked "Exhibit E", affixed hereto and by this reference incorporated herein and made a part hereof, to be received by Swingline Lender no later than 1:00 p.m. on the date for each proposed Swingline Advance specifying the requested amount to be funded. Swingline Lender shall deposit into the Designated Deposit Account in lawful money of the United States of America in immediately available funds such amounts as Borrowers may request, provided, that: (i) after giving effect to such Swingline Advance, the Swingline Outstandings do not exceed Five Million Dollars ($5,000,000.00), (ii) the amount requested does not exceed the Available Borrowings, and (iii) no Default or Event of Default has occurred and is continuing. Within the foregoing limitations, Borrowers may borrow, repay and reborrow under the Swingline Facility. Each Swingline Advance shall be in an integral multiple of One Hundred Thousand Dollars ($100,000.00). Promptly after receipt of each request for a Swingline Advance, Swingline Lender shall obtain telephonic verification from Agent Bank that, giving effect to such request, the amount of such request does not exceed the then Available Borrowings (such verification to be promptly confirmed in writing). Unless notified to the contrary by the Swingline Lender, each repayment of a Swingline Advance shall be in an amount which is an integral multiple of One Hundred Thousand Dollars ($100,000.00), together with the accrued interest thereon. The Swingline Lender shall promptly notify the Agent Bank of the Swingline Outstandings each time there is a change therein.

          c. Each Swingline Advance shall bear interest at the Base Rate plus the Applicable Margin and shall be payable at the times and in the manner set forth below and, in any event, on or before ten (10) days prior to the Maturity Date. Unless otherwise paid, interest accrued on the unpaid balance of Swingline Outstandings shall be paid monthly on or before the fifth (5th) day following receipt by Borrowers of an invoice from Swingline Lender setting forth the amount of such accrued interest. In the event any Swingline Advance is outstanding for thirty (30) consecutive Banking Business Days, then on the next Banking Business Day (unless Borrowers have made other arrangements acceptable to the Swingline Lender to pay the Swingline Outstanding in full or to continue such Swingline Outstanding), Borrowers shall request a Borrowing under the Credit Facility in an amount sufficient to pay the applicable Swingline Advance in full, together with all interest accrued thereon. Upon receipt of the amount of the Borrowing from the Lenders, the Agent Bank shall provide such amount to the Swingline Lender for repayment of the applicable Swingline Advance and the balance of the Borrowing, if any, shall be deposited in immediately available funds to the Designated Deposit Account. In the event Borrowers fail to request a Borrowing within the period specified above, Agent Bank shall, without notice to the Borrowers and without regard to any other conditions precedent for the making of Borrowings under the Credit Facility, including, without limitation the remedies set forth in Section 7.02, promptly (but subject to the notice periods for Borrowings set forth in Section 2.03) cause a Borrowing to be made and funded by the Lenders under the Credit Facility in the amount necessary to pay the applicable Swingline Advance in full, together with all interest accrued thereon, to the extent of Available Borrowings, and the Borrowers shall be deemed to have requested such Borrowing and consented to its being made as provided for herein.

          c. Each Swingline Advance shall bear interest at the Base Rate plus the Applicable Margin and shall be payable at the times and in the manner set forth below and, in any event, on or before ten (10) days prior to the Maturity Date. Unless otherwise paid, interest accured on the unpaid balance of Swingline Outstandings shall be paid monthly on or before the fifth (5th) day following receipt by Borrowers of an invoice from Swingline Lender setting forth the amount of such accured interest. In the event any Swingline Advance is outstanding for thirty
(30) consecutive Banking Business Days,then on the next Banking BUsiness Day (unless Borrowers have made other arrangements acceptable to the Swingline Lender to pay the Swingline Outstanding in full or to continue such Swingline Outstanding), Borrowers shall request a Borrowing under the Credit Facility in an amount sufficient to pay the applicable Swingline Advance in full, together with all interest accured thereon. Upon receipt of the amount of the Borrowing from the Lenders, the Agent Bank shall provide such amount to the Swingline Lender for repayment of the applicable Swingline Advance and the balance of the Borrowing, if any, shall be deposited in immediately available funds to the Designated Deposit Account. In the event Borrowers fail to request a Borrowing within the period specified above, Agent Bank shall, without notice to the Borrowers and without regard to any other conditions precedent for the making of Borrowings under the Credit Facility, including, without limitation the remedies set forth in Section 7.02, promptly (but subject to the notice periods for Borrowings set forth in Section 2.03)cause a Borrowing to be made and funded by the Lenders under the Credit Facility in the amount necessary to pay the applicable Swingline Advance in full, together with all interest accured thereon, to the extent of Available Borrowings, and the Borrowers shall be deemed to have requested such Borrowing and consented to its being made as provided for therein.

          d. Each Lender's obligation to advance Borrowings in the proportionate amount of its Syndication Interest in the Credit Facility of any unreimbursed Swingline Outstandings pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to advance a Borrowing in a proportionate amount of such Lender's Syndication Interest of any unreimbursed Swingline Outstandings shall neither relieve any other Lender of its obligation hereunder to advance such Borrowing in the amount of such other Lender's proportionate Syndication Interest of such amount, nor relieve the Lender which has failed to fund its obligations to Borrowers hereunder. The Borrowers agree to accept the Borrowings for payment of Swingline Outstandings as provided hereinabove, whether or not such Borrowings could have been made pursuant to the terms of Article III B or any other section of this Credit Agreement.

          Section 2.09.  Issuance of Letters of Credit.
                         -----------------------------

          a. Any Authorized Officer of Borrowers may from time to time request that a Standby Letter of Credit or Commercial Letter of Credit be issued by delivering to L/C Issuer (with a telecopy to the Agent Bank) on a Banking Business Day, at least five (5) Banking Business Days prior to the date of such proposed issuance, an L/C Agreement in L/C Issuer's then standard form (consistent with the terms of the Credit Agreement), completed to the satisfaction of L/C Issuer and such other certificates as the L/C Issuer may reasonably request; provided, however, that no Letter of Credit shall be issued
(a) if any Default or Event of Default has occurred and remains continuing, or
(b) if after giving effect to the issuance thereof, the aggregate Stated Amount of outstanding Letters of Credit would exceed Three Million Dollars ($3,000,000.00), or (c) the Stated Amount of the requested Letter of Credit exceeds the Maximum Availability. Each Letter of Credit shall be issued by the L/C Issuer on the Banking Business Day specified in the Borrowers' application therefor. Each request for a Letter of Credit and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication New 1994 Revision No. 500, or any successor publication then in effect. In no event shall any Letter of Credit have a Stated Expiry Date later than thirty (30) days prior to the Maturity Date. Promptly after receipt of each request for the issuance of a Letter of Credit and immediately prior to the issuance thereof, L/C Issuer shall obtain telephonic verification from Agent Bank that the amount of such request does not exceed the then Available Borrowings. The L/C Issuer shall promptly notify the Agent Bank of the aggregate L/C Exposure of outstanding Letters of Credit each time there is a change therein.

          b. Upon presentation of a draft drawn under any Letter of Credit, L/C Issuer shall promptly notify the Agent Bank and Borrowers of the amount under such draft and the date upon which such draft is to be funded. On or before two (2) Banking Business Days following such notice (unless Borrowers have made other arrangements acceptable to the L/C Issuer to pay the amount of such draft in full), Borrowers shall request a Borrowing under the Credit Facility in an amount sufficient to pay the amount of such draft in full. The Agent Bank, upon receipt of such funds from the Lenders, shall automatically provide such amount to the L/C Issuer for payment of the amount of such draft and the balance of the Borrowing shall be deposited in immediately available funds to the Designated Deposit Account. In the event Borrowers fail to request a Borrowing within two (2) Banking Business Days from receipt of the notice as specified above, on the third (3rd) Banking Business Day following Agent Bank's receipt of such notice, Agent Bank shall, without notice to or consent of the Borrowers and without regard to any other conditions precedent for the making of Borrowings under the Credit Facility, cause a Borrowing to be made and funded by the Lenders under the Credit Facility in the amount necessary to pay the amount of such draft in full. Upon the occurrence of any Event of Default, L/C Issuer shall, without notice or further authorization or consent of Borrowers whatsoever, be authorized to immediately cause the Cash Collateral Account to be established and funded by Lenders with a Borrowing advanced to Agent Bank equal to the aggregate amount of the L/C Exposure then outstanding. All amounts held by L/C Issuer in the Cash Collateral Account shall be held as security for the repayment of any L/C Reimbursement Obligation thereafter arising pursuant to the terms of the L/C Agreement(s) and the Cash Collateral Pledge Agreement. Borrowings advanced by Lenders to pay drafts drawn upon or to secure repayment of the L/C Exposure under Letters of Credit pursuant to this subsection shall: (i) constitute Borrowings under the Credit Facility,
(ii) initially be Base Rate Loans and (iii) be subject to all of the provisions of this Credit Agreement concerning Borrowings under the Credit Facility, except that such Borrowings shall be made upon demand of the Agent Bank as set forth above rather than upon Notice of Borrowing by Borrowers and shall be made, notwithstanding anything in this Credit Agreement to the contrary, without regard to any other conditions precedent to the making of Borrowings under the Credit Facility and notwithstanding any Default or Event of Default thereunder. All amounts paid by L/C Issuer on a draft drawn under any Letter of Credit which has not been funded or concurrently reimbursed by Borrowers or through a Borrowing as provided hereinabove, shall bear interest at the Base Rate plus the Applicable Margin per annum until repaid or reimbursed to L/C Issuer.

          c. Each Lender's obligation to advance Borrowings in the proportionate amount of its Syndication Interest in the Credit Facility of any unreimbursed amounts outstanding under any Letter of Credit pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to advance a Borrowing in a proportionate amount of such Lender's Syndication Interest of any unreimbursed amounts outstanding under a Letter of Credit will not relieve any other Lender of its obligation hereunder to advance such Borrowing in the amount of such other Lender's proportionate Syndication Interest of such amount, nor relieve the Lender which has failed to fund of its obligation to fund hereunder. The Borrowers agree to accept the Borrowings for payment of Letters of Credit as provided hereinabove, whether or not such Borrowings could have been made pursuant to the terms of Article III B or any other section of this Credit Agreement.

          d. Letters of Credit shall be used and issued for the benefit of Borrowers for the general corporate purposes of Borrowers, or any of them, relating to the Casino Facilities or any New Venture.

          Section 2.10.  Fees.
                         ----

          a. On the Closing Date and on each other applicable date, Borrowers shall pay the fees as required in the Fee Side Letter, each of such fees to be retained by Agent Bank or distributed to Lenders as agreed between Agent Bank and each Lender.

          b. Borrowers shall pay a quarterly nonusage fee (the "Commitment Fee") to the Agent Bank for the account of Lenders based on the Leverage Ratio, calculated as of each Fiscal Quarter end with reference to the Borrower Consolidation, to determine applicable Commitment Percentage determined as set forth in Table Two of the definition of Applicable Margin.

The Commitment Fee shall be calculated as the product of (i) the applicable Commitment Percentage multiplied by (ii) the daily average of the Maximum Permitted Balance less the daily average of the Funded Outstandings and less the daily average of the amount of L/C Exposure attributable to all outstanding Letters of Credit, computed on the basis of a three hundred sixty (360) day year based on the number of actual days elapsed. Each Commitment Fee shall be payable in arrears on a quarterly basis on or before the first (1st) day of the third (3rd) month following each applicable Fiscal Quarter end and upon termination of this Credit Agreement, whether at maturity, by acceleration or otherwise. Each Commitment Fee shall be promptly distributed by Agent Bank to Lenders in proportion to their respective Syndication Interests in the Credit Facility.

          c. Concurrently with the issuance of each Letter of Credit, Borrowers shall pay a letter of credit issuance fee to the L/C Issuer ("L/C Fee") in an amount equal to the Stated Amount of each such Letter of Credit multiplied by one and one-half percent (1.5%), calculated on a per annum basis for the number of days elapsing from the issuance date to the Stated Expiry Date of each such Letter of Credit. From each L/C Fee, one-half of one percent (.50%) of the Stated Amount of each such Letter of Credit, calculated on a per annum basis as provided hereinabove, shall be retained by L/C Issuer for its own account and the balance of each L/C Fee shall be promptly distributed by Agent Bank to Lenders in proportion to their respective Syndication Interests in the Credit Facility. All L/C Fees paid by Borrowers are nonrefundable and shall be deemed fully earned upon issuance of the applicable Letter of Credit.

          Section 2.11.  Interest on Overdue Amounts and Default Rate.
                         --------------------------------------------

          a. If any payment due under the Revolving Credit Note is not paid within one (1) Banking Business Day after receipt by Borrowers of written notice of such nonpayment from Agent Bank, Borrowers promise to pay a late charge in the amount of three percent (3%) of the amount of such delinquent payment and Agent Bank need not accept any late payment made unless it is accompanied by such three percent (3%) late payment charge. Any late charge shall be paid to Lenders in proportion to their respective Syndication Interests.

          b. In the event of the existence of an Event of Default, commencing on the first (1st) Banking Business Day following the receipt by Borrowers of written notice of the occurrence of such Event of Default from Agent Bank, the total of the unpaid balance of the principal and the then accrued and unpaid interest owing under the Notes shall collectively commence accruing interest at a rate equal to two percent (2%) over the interest rate otherwise applicable to such Note (the "Default Rate") until such time as all payments and additional interest are paid, together with the curing of any Events of Default which may exist, at which time the interest rate shall revert to that rate of interest otherwise accruing pursuant to the terms of the Notes.

          c. In the event of the occurrence of an Event of Default, Borrowers agree to pay all reasonable costs of collection, including a reasonable attorneys' fees and costs, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing hereunder or under the terms of the Notes the Borrowers agree that any judgment issued as a consequence of such action against Borrowers and/or any Subsidiary Guarantor shall bear interest at a rate equal to the Default Rate until fully paid.

          Section 2.12.  Net Payments.  All payments under this Credit
                         ------------
Agreement, the Revolving Credit Note, the Swingline Note and/or a L/C Reimbursement Obligation shall be made without set-off, counterclaim, recoupment or defense of any kind and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by the United States or any Governmental Authority, including, without limitation, any tax which may be assessed against Lenders, or any of them, or Swingline Lender under the provisions of the Financial Institutions Tax set forth at Indiana Code 6-5.5 to the extent applicable to the Banks, but excluding other franchise taxes or tax on or measured by the gross receipts or overall net income of any Lender pursuant to the income tax laws of the United States or any State, or the jurisdiction where each Lender's principal office is located (collectively "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Credit Agreement and the Revolving Credit Note. A certificate as to any additional amounts payable to the Lenders under this
Section 2.12 submitted to the Borrowers by the Lenders shall certify that such payments were actually incurred by the applicable Lenders and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Any amounts payable by the Borrowers under this Section
2.12 with respect to past payments shall be due within ten (10) days following receipt by the Borrowers of such certificate from the Lenders; any such amounts payable with respect to future payments shall be due within ten (10) days after demand for such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrowers shall promptly furnish to the Lenders such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lenders) to establish any tax credit to which the Lenders may be entitled.

          Section 2.13.  Increased Costs.  Other than with respect to Base Rate
                         ---------------
Loans to the extent such increased costs are reflected in the Prime Rate, if after the date hereof the adoption of, or any change in, any applicable law, rule or regulation (including without limitation Regulation D of the Board of Governors of the Federal Reserve System and any successor thereto), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any future request or future directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

          a. Shall subject any Lender to any tax, duty or other charge with respect to the Credit Facility, the Revolving Credit Note, the Swingline Note and/or a L/C Reimbursement Obligation or such Lender's obligation to make any funding of the Credit Facility, or shall change the basis of taxation of payments to such Lender of the principal of, or interest on, the Credit Facility or any other amounts due under the Revolving Credit Note, the Swingline Note and/or a L/C Reimbursement Obligation in respect of the Credit Facility or such Lender's obligation to fund the Credit Facility (except for changes in the rate of tax on the overall net income of such Lender imposed by the United States or any Governmental Authority pursuant to the income tax laws of the United States or any State, or the jurisdiction where each Lender's principal office is located); or

          b. With respect to the Bank Facilities or the obligation of the Lenders to advance Borrowings under the Credit Facility or to issue or participate in Letters of Credit under the L/C Facility, shall impose, modify or deem applicable any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capitalization, capital adequacy or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

          c. Shall impose on any Lender any other condition affecting the Credit Facility, the Revolving Credit Note or such Lender's obligation to advance Borrowings under the Credit Facility;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, to impose a cost on) such Lender of making or maintaining the Credit Facility, or to reduce the amount of any sum received or receivable by such Lender under the Revolving Credit Note, in each case in a manner not otherwise given effect on the calculation of amounts payable by Borrowers hereunder, then within ten (10) days after demand by such Lender (which demand shall be accompanied by a certificate setting forth the basis of such demand), the Borrowers shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, such costs which may be imposed upon such Lender) or such reduction of any sum received or receivable under the Revolving Credit Note. A certificate as to any additional amounts payable to any Lender under this Section 2.13 submitted to the Borrowers by such Lender shall certify that such amounts were actually incurred by such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Each Lender agrees to use its reasonable efforts not materially disadvantageous to it (in its reasonable determination) to minimize such increased or imposed costs or such reduction.

          Section 2.14.  Mitigation; Exculpation; Replacement Lender.
                         -------------------------------------------

          a. Each Lender agrees that it will promptly notify the Borrowers in writing upon its becoming aware that any payments are to become due to it under this Credit Agreement pursuant to Section 2.12 or 2.13. Each Lender further agrees that it will use reasonable efforts not materially disadvantageous to it (in its reasonable determination) in order to avoid or minimize, as the case may be, the payment by the Borrowers of any additional amounts pursuant to Section
2.12 or 2.13. Each Lender represents, to the best of its knowledge, that as of the Closing Date no such amounts are payable to it.

          b. Borrowers shall not be liable to any Lender for any payments under Section 2.12 or 2.13 arising to the extent of such Lender's gross negligence or willful misconduct or breach of any laws (other than as a result of Borrowers' or any Subsidiary Guarantor's breach), or for amounts which were incurred more than ninety (90) days prior to the date Borrowers are notified of the incurrence of such amount. If Borrowers make any payment to any Lender under

Section 2.12 or 2.13 and such Lender subsequently receives a refund or a credit from the applicable Governmental Authority as a result of such payment, such Lender shall promptly pay the amount of such refund or credit to the Borrowers to the extent such Lender shall have previously received such amounts from the Borrowers.

          c. If the Borrowers become obligated to pay additional amounts to any Lender described in Section 2.12 or 2.13, the Agent Bank will assist Borrowers in locating a financial institution to replace such Lender by purchasing for cash and receiving an assignment of such Lender's Syndication Interest in the Credit Facility without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding amounts owing to such Lender, or may remove such Lender by paying to such Lender such purchase price and reducing the Credit Facility by an amount equal to the product of the Pro Rata Share of such Lender multiplied by the Aggregate Commitment then in effect prior to such removal.

          Section 2.15.  Credit Agreement and Loan Documents Not Enforceable
                         ---------------------------------------------------
Against ECJC until Occurrence of IGB Approval Date.  Notwithstanding anything
--------------------------------------------------
contained in this Credit Agreement, the Notes or any other Loan Document to the contrary, until the IGB has approved the Bank Facilities and each of the Loan Documents with respect to ECJC and the ECJC Casino Facilities and the IGB Approval Date shall have occurred, this Credit Agreement, the Notes and each of the other Loan Documents shall not be binding upon nor enforceable against ECJC in any respect.

                                  ARTICLE III

                   CONDITIONS PRECEDENT TO THE CLOSING DATE
                   ----------------------------------------

          A.  Closing Conditions.  The obligation of each of the Banks hereunder
              ------------------
is subject to the following conditions precedent, each of which shall be satisfied prior to July 31, 1998 (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise). The occurrence of the Closing Date is subject to and contingent upon Agent Bank having received, in each case in form and substance reasonably satisfactory to Agent Bank, or in the case of an occurrence, action or event, the occurrence of, each of the following:

          Section 3.01.  Credit Agreement.  Executed counterparts of this Credit
                         ----------------
Agreement in sufficient duplicate originals for each of the Banks.

          Section 3.02.  The Notes.
                         ---------

               a. The Revolving Credit Note duly executed by the Borrowers in favor of Agent Bank.

               b. The Swingline Note duly executed by the Borrowers in favor of Swingline Lender.

          Section 3.03.  ECHC Security Documents.  The ECHC Security Documents
                         -----------------------
duly executed by ECHC each other applicable party thereto, consisting of the following:

               With respect to the ECHC Casino Facilities
               ------------------------------------------

               a.    ECHC Mortgage;

               b.    ECHC Ship Mortgage;

               c.    ECHC Security Agreement;

               d.    ECHC Financing Statements;

               e.    ECHC Assignment of Permits, Licenses and Contracts;

               f.    ECHC Assignment of Spaceleases, Contracts, Rents and
Revenues;

               g. EEI Stock Pledge of all issued and outstanding stock of ECHC, together with the delivery to Agent Bank of an executed Irrevocable Stock power and all stock certificates which are pledged thereunder;

               h.    EEI Security Agreement executed by EEI;

               i. Stock Pledge (Gaming) with regard to the stock of each Restricted Subsidiary which is a gaming licensee in any jurisdiction in the United States;

               j. Stock Pledge (General) with regard to the stock of each Restricted Subsidiary which is not a gaming licensee in any jurisdiction in the United States;

               k.    Cash Collateral Pledge Agreement executed by EEI and ECHC;

               l.    Subsidiary Guaranty, executed by each Restricted
Subsidiary;

               m.    Trademark Security Agreement executed by EEI and ECHC.

          Section 3.04.  Other Loan Documents.  The following Loan Documents
                         --------------------
duly executed by ECHC and each other applicable party thereto consisting of the following:

               a.    Environmental Certificate executed by EEI and ECHC;

          Section 3.05.  Articles of Incorporation, Bylaws, Corporate
                         --------------------------------------------
Resolutions, Certificates of Good Standing and Closing Certificate.  On or
------------------------------------------------------------------
before the Closing Date, Agent Bank shall have received from each of the
Borrowers: (i) a Certificate of Good Standing issued by the Secretary of State of the applicable state of incorporation and dated within thirty (30) Banking Business Days of the Closing Date, (ii) a copy of the articles of incorporation and by-laws certified to be true and correct by a duly Authorized Officer of each respective Borrower, (iii) an original Certificate of Corporate Resolution and Certificate of Incumbency executed by the Secretary of each respective Borrower and attested to by its President, Vice President, or Treasurer authorizing Borrowers to enter into all documents and agreements to be executed by it pursuant to this Credit Agreement and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of each respective Borrower, (iv) designation by corporate certificate ("Authorized Officer Certificate"), substantially in the form of the Authorized Officer Certificate marked "Exhibit H", affixed hereto and by this reference incorporated herein and made a part hereof, of the officers of each respective Borrower who are authorized to give Notices of Borrowing, Continuation/ Conversion Notices, Pricing Certificates, Compliance Certificates, Notices of Swingline Advances and all other notices, requests, reports, consents, certifications and authorizations on behalf of each of the Borrowers and the Borrower Consolidation, each individually an "Authorized Officer" and collectively the "Authorized Officers", and (v) an original closing certificate ("Closing Certificate"), substantially in the form of the Closing Certificate marked "Exhibit I", affixed hereto and by this reference incorporated herein and made a part hereof, duly executed by an Authorized Officer of each of EEI and ECHC.

          Section 3.06.  Opinion of Counsel - Indiana.  One or more opinions of
                         ----------------------------
counsel to EEI and ECHC and addressed to the Agent Bank on behalf of itself and each of the Banks, together with their respective successors and assigns, substantially in the form of the legal opinion marked "Exhibit J", affixed hereto and by this reference incorporated herein and made a part hereof.

          Section 3.07.  ECHC Title Insurance Policy.  As of the Closing Date,
                         ---------------------------
the ECHC Title Insurance Policy (or proforma commitment for the issuance thereof) consistent with the requirements of the ECHC Closing Instructions.

          Section 3.08.  Intentionally omitted.

          Section 3.09.  Payment of Taxes.  Evidence satisfactory to Agent Bank
                         ----------------
that all past and current real and personal property taxes and assessments which are presently due and payable applicable to the Hammond Fee Property and the Hammond Facilities Property have been paid in full.

          Section 3.10.  Indiana Insurance.  With respect to the ECHC Casino
                         -----------------
Facilities, copies of the declaration pages of each of the insurance policies certified to be true and correct by an Authorized Officer of the Borrowers, together with original binders evidencing Borrowers as named insured, and original certificates of insurance, loss payable and mortgagee endorsements naming Agent Bank as mortgagee, loss payee and additional insured, as required by the applicable insurance provisions set forth in Section 5.09 of this Credit Agreement.

          Section 3.11.  Payment of Fee.  Payment by Borrowers to Agent Bank of
                         --------------
the fees as provided in Section 2.10(a) hereinabove.

          Section 3.12.  Reimbursement for Expenses and Fees.  Reimbursement by
                         -----------------------------------
Borrowers for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Credit Facility, including, but not limited to, escrow charges, title insurance premiums, environmental examinations, recording fees, reasonable attorney's fees of Henderson & Morgan, LLC and co-counsel and insurance consultants retained by Henderson & Morgan, LLC and all other like fees and expenses remaining unpaid as of the Closing Date to the extent then due and payable on the Closing Date, provided that the amount then invoiced shall not thereafter preclude Borrowers' obligation to pay such costs and expenses relating to the closing of the Credit Facility following the Closing Date or to reimburse Agent Bank for the payment thereof.

          Section 3.13.  Schedules of Spaceleases and Equipment Leases and
                         -------------------------------------------------
Contracts.  The Schedules of Spaceleases (Schedules 4.15(A) and B) and Equipment
---------
Leases and Contracts (Schedule 4.16(A) and B) in each instance setting forth the name of the other party thereto, a brief description of each spacelease, equipment lease and contract and the commencement and ending date thereof.

          Section 3.14.  Environmental Reports.
                         ---------------------

          a. A copy of all environmental reports, investigations, violations and remedial action regarding the ECHC Casino Facilities.

          b. Borrowers hereby confirm the representations contained in Sections 2.1 and 2.2 of the Environmental Certificate are true and correct in all respects with respect to the ECHC Casino Facilities.

          Section 3.15.  Evidence of Right to Occupancy of ECHC Casino
                         ---------------------------------------------
Facilities.  A copy of the permanent certificate of occupancy issued by each
----------
applicable Governmental Authority, evidencing the right of the Borrower Consolidation to use and hold open for the use and occupancy of the public of the ECHC Casino Facilities.

          Section 3.16.  Hammond Leases and Licenses.  A true and correct copy
                         ---------------------------
of the Hammond Lease Documents and of all amendments and modifications to any of such instruments, including the following:

               a.    Hammond Development Agreement;

               b.    Hammond Operating Sublease;

               c.    Hammond Port Authority License; and

               d.    Hammond Water Department License.

          Section 3.17.  Payment of Existing Bank Loan, Occurrence of
                         --------------------------------------------
Defeasement Effective Date and Funding of Initial Senior Subordinated Notes.
---------------------------------------------------------------------------

               a. Payment in full of the Existing Bank Loan from the Closing Disbursement under the Credit Facility. As of the Closing Date, all Existing Bank Loan Security Documents shall be fully released and reconveyed or delivered into escrow for recordation or filing, as applicable, upon receipt of full payment;

               b. Borrowers shall have deposited all necessary funds and shall have satisfied all other conditions and requirements for the occurrence of Covenant Defeasance and the Defeasement Effective Date and evidence thereof delivered to Agent Bank; and

               c. The New Indenture shall be prepared in a form and content acceptable to Agent Bank and executed by all applicable parties thereto, the Initial Senior Subordinated Notes shall have been issued by EEI and EEI shall have received the proceeds thereof, net of any expenses, discounts and any other amounts due to the initial purchasers or third parties in connection with offering and issuance of the Initial Senior Subordinated Notes (the "New Senior Subordinated Notes Effective Date").

          Section 3.18.  Regulatory Approvals, Permits, Consents, Etc.  Copies
                         ---------------------------------------------
of those material permits, approvals or consents by all Governmental Authorities permitting the use and operation of the ECHC Casino Facilities, together with all supporting documents and materials, reasonably requested by Agent Bank. Copies of those Gaming Permits issued by the Indiana Gaming Authorities evidencing the right of ECHC to conduct gaming activities and games of chance at the ECHC Casino Facilities.

          Section 3.19.  Subsidiary Stock.  Original stock certificates of each
                         ----------------
Restricted Subsidiary shall be delivered to Agent Bank on behalf of Lenders.

          Section 3.20.  Schedule of all Significant Litigation.  A Schedule of
                         --------------------------------------
Significant Litigation (Schedule 3.20) involving any member of the Borrower Consolidation, in each instance setting forth the names of the other parties thereto, a brief description of such litigation, whether or not such litigation is covered by insurance and, if so, whether the defense thereof and liability therefor has been accepted by the applicable insurance company indicating whether such acceptance of such defenses with or without a reservation of rights, the commencement date of such litigation and the amount sought to be recovered by the adverse parties thereto or the amount which is otherwise in controversy.

          Section 3.21.  Financial Statements.  Audited financial statements of
                         --------------------
EEI on a consolidated and consolidating basis, for the last Fiscal Year for which such financial statements are available, together with a statement from the Controller or Treasurer of the EEI to the effect that no Material Adverse Effect has occurred with respect to the Borrowers since the date of the financial statements most recently given to Agent Bank.

          Section 3.22.  No Injunction or Other Litigation. No law or regulation
                         ---------------------------------
shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the reasonable judgment of the Agent Bank would or would reasonably be expected to, enjoin, prohibit, limit or restrain the execution and delivery of this Credit Agreement or the making of the Base Rate Loans or the LIBOR Loans or the performance by the Borrowers of any other material obligations in respect thereof or the ability of the Borrowers to conduct their business substantially as presently conducted.

          Section 3.23.  Additional Documents and Statements.  Such additional
                         -----------------------------------
documents, affidavits, certificates and opinions as Lenders may reasonably require to insure compliance with this Credit Agreement. The statements set forth in Section 3.25 shall be true and correct.

          B.   Conditions Precedent to all Borrowings.  The obligation of each
               --------------------------------------
Lender and Agent Bank to make any Borrowing requested to be made on any Funding Date, except Borrowings made upon the demand of Agent Bank for the purpose of funding repayment of Swingline Outstandings and/or L/C Reimbursement Obligations, is subject to the occurrence of each of the following conditions precedent as of such Funding Date:

          Section 3.24.  Notice of Borrowing.  With respect to any Borrowing,
                         -------------------
the Agent Bank shall have received in accordance with Section 2.03 on or before such Funding Date an original and duly executed Notice of Borrowing or facsimile copy thereof, to be promptly followed by an original.

          Section 3.25.  Certain Statements.  On each such Funding Date and as
                         ------------------
of the Closing Date the following statements shall be true and correct:

          a. The representations and warranties made by the Borrowers contained in Article IV hereof or in any of the Loan Documents (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date) are true and correct on and as of the Funding Date and as of the Closing Date in all material respects as though made on and as of that date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by this Credit Agreement or by any other Loan Document, or which is otherwise consented to by Agent Bank upon the approval of Requisite Lenders;

               b. Since the date of the most recent financial statements referred to in Sections 3.21 and 5.08, no Material Adverse Effect shall have occurred; and

               c. No event or condition has occurred or as a result of any Borrowings contemplated hereby would occur and is continuing, or would result from the making thereof, which constitutes a Default or Event of Default hereunder.

          Section 3.26.  Gaming Permits.  The Borrower Consolidation shall have
                         --------------
all Gaming Permits material to or required for the conduct of its gaming businesses and the conduct of games of chance at the ECJC Casino Facilities and the ECHC Casino Facilities and such Gaming Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Gaming Authority or any other Governmental Authority.

          C.   Conditions Precedent to Illinois Effective Date.  In addition to
               -----------------------------------------------
the requirements set forth in Articles III A and B, the obligations of Lenders and Agent Bank to advance Borrowings of the Deferred Funding Amount and L/C Issuer to issue Letters of Credit are subject to and contingent upon Agent Bank having received, in each case in form and substance reasonably satisfactory to Agent Bank, or in the case of an occurrence, action or event, the occurrence of, each of the following on or before July 31, 1998:

          Section 3.27.  IGB Approval Date.  The IGB shall have approved the
                         -----------------
Bank Facilities and each of the Loan Documents with respect to ECJC and the ECJC Casino Facilities and the IGB Approval Date shall have occurred.

          Section 3.28.  ECJC Security Documents.  The Security Documentation
                         -----------------------
duly executed by each applicable Borrower or other party thereto, consisting of the following:

                 With respect to the ECJC Casino Facilities
                 ------------------------------------------

               a.    ECJC Mortgage;

               b.    ECJC Ship Mortgage;

               c.    ECJC Financing Statements;

               d.    ECJC Assignment of Permits, Licenses and Contracts; and

               e.    ECJC Assignment of Spaceleases, Contracts, Rents and
Revenues.

               With respect to other Security Documentation
               --------------------------------------------

               f. EEI Stock Pledge of all issued and outstanding stock of ECJC, together with the delivery to Agent Bank of an executed Irrevocable Stock Power and all stock certificates which are pledged thereunder;

               g.    Cash Collateral Pledge Agreement executed by ECJC;

               h.    Trademark Security Agreement executed by ECJC.

          Section 3.29.  Other Loan Documents.  The following Loan Documents
                         --------------------
duly executed by ECJC and any other applicable party thereto consisting of the following:

               a.    Environmental Certificate executed by ECJC.

          Section 3.30.  Closing Certificate.  An original closing certificate
                         -------------------
("Illinois Closing Certificate"), substantially in the form of the Closing Certificate marked "Exhibit I-1", affixed hereto and by this reference incorporated herein and made a part hereof, duly executed by an Authorized Officer of Borrowers.

          Section 3.31.  Opinion of Counsel - Illinois. One or more opinions of
                         -----------------------------
counsel to the Borrowers and addressed to the Agent Bank on behalf of itself and each of the Banks, together with their respective successors and assigns, substantially in the form of the legal opinion marked "Exhibit K", affixed hereto and by this reference incorporated herein and made a part hereof.

          Section 3.32.  ECJC Title Insurance Policy.  As of the Closing Date,
                         ---------------------------
the ECJC Title Insurance Policy (or proforma commitment for the issuance thereof) consistent with the requirements of the ECJC Closing Instructions.

          Section 3.33.  Survey.  If the Title Insurance Company requires a
                         ------
survey as a condition of issuing the ECJC Title Insurance Policy consistent with the ECJC Closing Instructions, a current boundary and location survey for the ECJC Property, which must (i) be certified to Agent Bank and the Title Insurance Company, (ii) show the ECJC Property to be free of encroachments, overlaps, and other survey defects, (iii) show the courses and distances of the lot lines for the ECJC Property, (iv) show that all existing improvements are located within said lot and building lines, and (v) show the location of all above and below ground easements, improvements, appurtenances, utilities, rights-of-way, water rights and ingress and egress, by reference to book and page numbers and/or filed map reference.

          Section 3.34.  Payment of Taxes.  Evidence satisfactory to Agent Bank
                         ----------------
that all past and current real and personal property taxes and assessments which are presently due and payable applicable to the ECJC Property have been paid in full.

          Section 3.35.  Illinois Insurance.  With respect to the ECJC Casino
                         ------------------
Facilities, copies of the declaration pages of each of the insurance policies certified to be true and correct by an Authorized Officer of the Borrowers, together with original binders evidencing Borrowers as named insured, and original certificates of insurance, loss payable and mortgagee endorsements naming Agent Bank as mortgagee, loss payee and additional insured, as required by the applicable insurance provisions set forth in Section 5.09 of this Credit Agreement.

          Section 3.36.  Reimbursement for Expenses and Fees.  Reimbursement by
                         -----------------------------------
Borrowers for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the requirements of Article III C, including, but not limited to, escrow charges, title insurance premiums, environmental examinations, recording fees, reasonable attorney's fees of Henderson & Morgan, LLC and co-counsel and insurance consultants retained by Henderson & Morgan, LLC and all other like fees and expenses remaining unpaid as of the Illinois Effective Date, provided that the amount then invoiced shall not thereafter preclude Borrowers' obligation to pay such costs and expenses relating to the closing of the Credit Facility following the Closing Date and the Illinois Effective Date or to reimburse Agent Bank for the payment thereof.

          Section 3.37.  Phase I Environmental Site Assessments.
                         --------------------------------------

               a. A Phase I Environmental Site Assessment or Assessments of the ECJC Property prepared in conformance with the scope and limitations of ASTM Standard Designation E1527-93 and approved by Agent Bank. Any recommended action shall have been completed by Borrowers.

               b. Borrowers hereby confirm the representations contained in Sections 2.1 and 2.2 of the Environmental Certificate are true and correct in all respects.

          Section 3.38.  Evidence of Right to Occupancy of ECJC Casino
                         ---------------------------------------------
Facilities.  A copy of the permanent certificate of occupancy issued by each
----------
applicable Governmental Authority, evidencing the right of the Borrower Consolidation to use and hold open for the use and occupancy of the public of the ECJC Casino Facilities.

          Section 3.39.  Regulatory Approvals, Permits, Consents, Etc.  Copies
                         ---------------------------------------------
of those material permits, approvals or consents by all Governmental Authorities permitting the use and operation of the ECJC Casino Facilities, together with all supporting documents and materials, reasonably requested by Agent Bank. Copies of those Gaming Permits issued by the Illinois Gaming Authorities evidencing the right of ECJC to conduct gaming activities and games of chance at the ECJC Casino Facilities.

          Section 3.40.  No Injunction or Other Litigation. No law or regulation
                         ---------------------------------
shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the reasonable judgment of the Agent Bank would or would reasonably be expected to, enjoin, prohibit, limit or restrain the execution and delivery of this Credit Agreement or the making of the Base Rate Loans or the LIBOR Loans or the performance by the Borrowers of any other material obligations in respect thereof or the ability of the Borrowers to conduct their business substantially as presently conducted.

          Section 3.41.  Additional Documents and Statements.  Such additional
                         -----------------------------------
documents, affidavits, certificates and opinions as Lenders may reasonably require to insure compliance with this Credit Agreement. The statements set forth in Section 3.25 shall be true and correct.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          To induce Banks to enter into this Credit Agreement, Borrowers make the following representations and warranties:

          Section 4.01.  Organization; Power and Authorization.
                         --------------------------------------

               a. EEI is a corporation duly organized and validly existing under the laws of the State of Delaware. ECHC is a corporation duly organized and validly existing under the laws of the State of Indiana. ECJC is a corporation duly organized and validly existing under the laws of the State of Illinois. Subject to the occurrence of the IGB Approval Date with respect to ECJC, each Borrower (i) has all requisite corporate power, authority and legal right to execute and deliver each document, agreement or certificate to which it is a party or by which it is bound in connection with the Bank Facilities, to consummate the transactions and perform its obligations hereunder and thereunder, and to own its properties and assets and to carry on and conduct its business as presently conducted or proposed to be conducted, and (ii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Credit Agreement and the other Loan Documents to which it is a party or by which it is bound and to consummate the transactions contemplated hereunder and thereunder.

               b. Each Restricted Subsidiary: (i) is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties and assets makes such qualification necessary where the failure to so qualify would have a Material Adverse Effect and has all requisite power and authority to conduct its business and to own and lease its properties and assets, and (ii) has taken all necessary action to authorize the execution, delivery and performance of the Subsidiary Guaranty executed and delivered by it to Agent Bank as of the date of such execution and delivery.

          Section 4.02.  No Conflict With, Violation of or Default Under Laws or
                         -------------------------------------------------------
Other Agreements.  Subject to the occurrence of the IGB Approval Date with
----------------
respect to ECJC, neither the execution and delivery of this Credit Agreement, the Revolving Credit Note, the Swingline Note, or any other Loan Document, or any other agreement, certificate or instrument to which Borrowers are a party or by which they, or any of them, are bound in connection with the Bank Facilities, nor the consummation of the transactions contemplated hereunder or thereunder, or the compliance with or performance of the terms and conditions herein or therein, is prevented by, limited by, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets by virtue of, the terms, conditions or provisions of (a) the Articles of Incorporation, Bylaws or other documents of organization or charter of any of the Borrowers, (b) the Existing Indenture, Existing Senior Notes, New Indenture, New Senior Subordinated Notes or any other indenture, evidence of Indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which they, or any of them, are a party or by which they, or any of them, are bound, (c) the Hammond Lease Documents, or (d) to the best knowledge of Borrowers, any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which they, or any of them, are subject.

          Section 4.03.  Litigation.  Except as disclosed on the Schedule of
                         ----------
Significant Litigation delivered in connection with Section 3.20, to the best knowledge of Borrowers, after due inquiry and investigation, there is no action, suit, proceeding, inquiry, hearing or investigation pending or threatened, in any court of law or in equity, or before any Governmental Authority, which could reasonably be expected to result in any Material Adverse Effect. To the best knowledge of Borrowers, after due inquiry and investigation, Borrowers are not in violation of or default with respect to any material order, writ, injunction, decree or demand of any such court or Governmental Authority.

          Section 4.04.  Agreements Legal, Binding, Valid and Enforceable.
                         ------------------------------------------------
Subject to the occurrence of the IGB Approval

Date with respect to ECJC, this Credit Agreement, the Revolving Credit Note, the Swingline Note, the Security Documentation and all other Loan Documents, when executed and delivered by Borrowers in connection with the Bank Facilities will constitute legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          Section 4.05.  Information and Financial Data Accurate; Financial
                         --------------------------------------------------
Statements; No Adverse Event.  All information and financial and other data
----------------------------
previously furnished in writing by Borrowers in connection with the Bank Facilities was true, correct and complete in all material respects as of the date furnished (unless subsequently corrected prior to the date hereof), and there has been no Material Adverse Effect with respect thereto to the date of this Credit Agreement since the dates thereof. No information has been omitted which would make the information previously furnished in such financial statements to Banks misleading or incorrect in any material respect to the date of this Credit Agreement. Any and all financial statements heretofore furnished to Banks by Borrowers: (a) present fairly the financial position of Borrowers as of their respective dates and the results of operations and changes in financial position for the periods to which they apply, and (b) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. Since the date of the financial statements referred to in this
Section 4.05, there has been no Material Adverse Effect in the financial condition, assets, liabilities, business or operations of Borrowers.

          Section 4.06.  Governmental Approvals.  Subject to the occurrence of
                         ----------------------
the IGB Approval Date with respect to ECJC, all consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which may be required in connection with the valid execution and delivery of this Credit Agreement and the other Loan Documents by Borrowers and the carrying-out or performance of any of the transactions required or contemplated hereunder, or thereunder, by Borrowers, have been obtained or accomplished and are in full force and effect, or can be obtained by Borrowers. All consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which are required by Borrowers in connection with the use and operation of the Casino Facilities have been obtained or accomplished and are in full force and effect.

          Section 4.07.  Payment of Taxes.  Borrowers, and each of them, have
                         ----------------
duly filed or caused to be filed all federal, state and local tax reports and returns which are required to be filed by them and have paid or made provisions for the payment of, all material taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns or otherwise pursuant to any assessment received by Borrowers except such taxes, assessments, fees or other governmental charges, if any, as are being contested in good faith by Borrowers by appropriate proceedings and for which Borrowers have maintained adequate reserves for the payment thereof in accordance with GAAP.

          Section 4.08.  Title to Properties.  Borrowers shall have good and
                         -------------------
marketable title to the Collateral Properties (other than the Hammond Facilities Property) as of the Closing Date and at all times during the term of the Credit Facility. ECHC shall have a valid leasehold or licensee interest, as applicable, in and the right to possession of the Hammond Facilities Property, all as of the Closing Date and at all times during the term of the Credit Facility. Except with respect to the Hammond Facilities Property, each of the Borrowers has good and marketable title to: (a) all of its properties and assets reflected in the most recent financial statements referred to in Section
4.05 hereof as owned by them (except those properties and assets disposed of since the date of said financial statements in the ordinary course of business or those properties and assets which are no longer used or useful in the conduct of its businesses), including, but not limited to, Borrowers' interest in patents, trademarks, tradenames, servicemarks, and licenses relating to or pertaining to the Collateral Properties or the Casino Facilities, and (b) all properties and assets acquired by them subsequent to the date of the most recent financial statements referred to in Section 4.05 hereof. All such properties and assets are not subject to any liens, encumbrances or restrictions except Permitted Encumbrances. All roads, easements and rights of way necessary for the full utilization of the Collateral Properties have been completed and/or obtained.

          Section 4.09.  No Untrue Statements.  All statements, representations
                         --------------------
and warranties made by Borrowers in this Credit Agreement, any other Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by Borrowers to Banks pursuant to the provisions of this Credit Agreement, at the time they were made and on and as of the Closing
Date: (a) are and shall be true, correct and complete in all material respects,
(b) do not and shall not contain any untrue statement of a material fact, and
(c) do not and shall not omit to state a material fact, the absence of which makes the information contained herein or therein materially misleading or incomplete. Borrowers understand that all such statements, representations and warranties shall be deemed to have been relied upon by Banks as a material inducement to establish the Bank Facilities.

          Section 4.10.  Brokerage Commissions. No person is entitled to receive
                         ---------------------
any brokerage commission, finder's fee or similar fee or payment in connection with the extensions of credit contemplated by this Credit Agreement as a result of any agreement entered into by Borrowers. No brokerage or other fee, commission or compensation is to be paid by Banks with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by Borrowers, and Borrowers agree to indemnify Banks against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by Banks in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

          Section 4.11.  No Defaults.  Except as set forth on Schedule 4.15,
                         -----------
none of the Borrowers is in violation of or in default with respect to any applicable laws and/or regulations which materially and adversely affect the Casino Facilities or the business, financial condition, property of Borrowers or operations of the Borrowers, or any of them, or of the Casino Facilities. Without limiting the generality of the foregoing, ECHC is not in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under the Hammond Lease Documents, and Borrowers are not in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under the Existing Indenture, Existing Senior Notes, New Indenture or New Senior Subordinated Notes or under any other indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which it is a party or by which it is bound (except for any defaults previously brought to Banks' attention in writing, for which Borrowers have received a waiver from Requisite Lenders).

          Section 4.12.  Employee Retirement Income Security Act of 1974.  No
                         -----------------------------------------------
Reportable Event has occurred and is continuing with respect to any Pension Plan under ERISA, that gives rise to liabilities that materially adversely affect the financial condition or operations of Borrowers, or any of them.

          Section 4.13.  Hammond Lease Documents.  The copy of the Hammond Lease
                         -----------------------
Documents and modifications and amendments thereto (if any) which have been delivered to Agent Bank in accordance with Section 3.16: (a) is a true, correct and complete copy of the respective original thereof, as in effect on the Closing Date, and no amendments or modifications have been made to such Hammond Lease Documents, except as set forth by documents delivered to Agent Bank in accordance with said Section 3.16 or otherwise reasonably approved in writing by Requisite Lenders, and (b) have not been terminated and are in full force and effect. ECHC is not in default in the observance or performance of any of its material obligations under the Hammond Lease Documents and has done all things required to be done as of the Closing Date to keep unimpaired its rights thereunder.

          Section 4.14.  Availability of Utility Services and Facilities.  All
                         -----------------------------------------------
utility services and facilities necessary for the Casino Facilities including, without limitation, electrical, water, gas and sewage services and facilities are available and in use at the Casino Facilities.

          Section 4.15.  Spaceleases.  A schedule of all executed Spaceleases
                         -----------
pertaining to the Casino Facilities or any portion thereof, in existence as of the Closing Date hereof, are set forth on Schedules 4.15(A) and 4.15(B) attached hereto.

          Section 4.16.  Equipment Leases and Contracts.  A schedule of all
                         ------------------------------
executed Equipment Leases and Contracts pertaining to the Casino Facilities or any portion thereof, in existence on the date hereof, is set forth on Schedules 4.16(A) and 4.16(B) attached hereto.

          Section 4.17.  Policies of Insurance.  As of the Closing Date with
                         ----------------------
respect to the ECHC Casino Facilities and as of the Illinois Effective Date with respect to the ECJC Casino Facilities, each of the copies of the declaration pages, original binders and certificates of insurance evidencing the Policies of Insurance relating to the Casino Facilities delivered to Agent Bank by Borrowers
(i) is a true, correct and complete copy of the respective original thereof as in effect on the date hereof, and no amendments or modifications of any of said documents or instruments not included in such copies have been made, and (ii) has not been terminated and is in full force and effect. Borrowers, and each of them, are not in default in the observance or performance of their respective obligations under said documents and instruments, and Borrowers, and each of them, have done all things required to be done as of the date of this Credit Agreement to keep unimpaired their rights thereunder.

          Section 4.18.  Gaming Permits.  All Gaming Permits required to be held
                         --------------
by Borrowers are current and in good standing and Borrowers presently hold all Gaming Permits necessary for the continued operation of the Casino Facilities.

          Section 4.19.  Environmental Certificate.  As of the Closing Date, the
                         -------------------------
representations and certifications contained in the Environmental Certificate are true and correct in all material respects. As of the Illinois Effective Date, the representations and certifications contained in the Environmental Certificate shall be true and correct in all material respects.

          Section 4.20.  New Venture Subsidiaries.  A schedule of each
                         ------------------------
Restricted Subsidiary and Unrestricted Subsidiary existing as of the Closing Date and a description of the New Venture owned in whole or part by each such Restricted Subsidiary and Unrestricted Subsidiary is marked "Schedule 4.20", affixed hereto and by this reference incorporated herein and made a part hereof. As of the Closing Date, ECHC and ECJC do not have any Subsidiaries other than Hammond Residential and Empress Finance, respectively.

          Section 4.21.  Compliance with Statutes, etc. Except for matters
                         ------------------------------
related to the compliance by the Borrowers with Hazardous Materials Laws, which matters are governed by the Environmental Certificate and the Mortgages, each of the Borrowers is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as would not, in the aggregate, have a Material Adverse Effect.

          Section 4.22.  Investment Company Act.  Neither EEI nor any of its
                         ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          Section 4.23.  Public Utility Holding Company Act.  Neither EEI nor
                         ----------------------------------
any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 4.24.  Labor Relations.  There is no strike or work stoppage
                         ---------------
in existence, or to the best knowledge of Borrowers threatened, involving any member of the Borrower Consolidation or any of the Casino Facilities.

          Section 4.25.  Patents, Licenses, Franchises and Formulas.  Except as
                         ------------------------------------------
disclosed in Schedule 4.25, each of EEI and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or has a valid license or sublicense of rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect on the business, operations, property, assets or condition (financial or otherwise) of EEI and its Subsidiaries taken as a whole. Each of the patents, trademarks, servicemarks, tradenames and copyrights owned by Borrowers which is registered with any Governmental Authority is set forth on
Schedule 4.25, attached hereto.

          Section 4.26.  Contingent Liabilities.  As of the Closing Date,
                         ----------------------
Borrowers have incurred no material Contingent Liabilities (any Contingent Liability in excess of One Million Dollars ($1,000,000.00) being deemed material) other than those described on Schedule 4.26.

                                   ARTICLE V

                        GENERAL COVENANTS OF BORROWERS
                        ------------------------------

          To induce the Banks to enter into this Credit Agreement, Borrowers covenant to Lenders as follows:

          Section 5.01.  FF&E.  The Borrower Consolidation shall furnish,
                         ----
fixture and equip the Casino Facilities with FF&E it reasonably deems appropriate for the operation of the Casino Facilities. All FF&E that is purchased and installed in the Casino Facilities shall be purchased free and clear of any liens, encumbrances or claims, other than Permitted Encumbrances. If Borrowers should sell, transfer, convey or otherwise dispose of any FF&E and not replace such FF&E with purchased items of equivalent value and utility or replace said FF&E with leased FF&E of equivalent value and utility, within the permissible leasing and purchase agreement limitation set forth herein, to the extent such non-replaced FF&E exceeds a cumulative aggregate value of Three Million Dollars ($3,000,000.00) during any Fiscal Year, Borrowers shall be required to immediately reduce the Funded Outstandings by the amount of the Capital Proceeds of the FF&E so disposed of in excess of such Three Million Dollars ($3,000,000.00), subject, however, to the right of Agent Bank to verify to its reasonable satisfaction the amount of said Capital Proceeds; in the event Agent Bank and Borrowers do not agree as to the value of the FF&E disposed of and the amount of the Capital Proceeds, then Borrowers, at their sole cost and expense, shall obtain a written appraisal of the FF&E disposed of, in excess of such Three Million Dollars ($3,000,000.00) from an appraiser reasonably satisfactory to Agent Bank, setting forth said values and amounts, and Lenders agree to accept the results of said appraisal. The Funded Outstandings shall immediately be reduced without duplication by the amount of such appraisal. Notwithstanding anything herein contained to the contrary, the provisions set forth in this Section 5.01 shall not apply to the proceeds realized by Borrowers from the sale of the ECJC Airplane or the Joliet Excess Land.

          Section 5.02.  Permits; Licenses and Legal Requirements.  Borrowers
                         ----------------------------------------
shall comply in all material respects with and keep in full force and effect, as and when required, all Gaming Permits and all material permits, licenses and approvals obtained from any Governmental Authorities which are required for the operation and use of the Casino Facilities. Borrowers, and each of them, shall comply in all material respects with all applicable material existing and future laws, rules, regulations, orders, ordinances and requirements of all Governmental Authorities, and with all recorded restrictions affecting the Premises where the failure of such compliance could reasonably be expected to result in a Material Adverse Effect.

          Section 5.03.  Hammond Lease Documents.  Until Bank Facility
                         -----------------------
Termination, ECHC shall fully perform and comply with all agreements, covenants, terms and conditions imposed upon, or assumed by, ECHC as: (i) the developer under the Hammond Development Agreement, (ii) sublessee under the Hammond Operating Sublease, (iii) licensee under the Hammond Port Authority License, and
(iv) licensee under the Hammond Water Department License. ECHC shall not amend or modify, or enter into any agreement to amend or modify the Hammond Lease Documents without the prior written consent of Agent Bank, which consent shall not be unreasonably withheld or delayed, or if in the opinion of Agent Bank such amendment or modification is materially adverse to ECJC, without the prior written consent of Requisite Lenders.

          Section 5.04.  Protection Against Lien Claims. Borrowers shall
                         ------------------------------
promptly pay and discharge or cause to be paid and discharged all claims and liens for labor done and materials and services supplied and furnished in connection with the Casino Facilities in accordance with this Section 5.04, except such claims and liens, if any, as: (a) are being contested in good faith by Borrowers by appropriate proceedings and for which Borrowers have maintained adequate reserves for the payment thereof in accordance with GAAP, and (b) are junior in priority to the applicable Mortgage or the Title Company has insured the applicable Mortgage with priority over such claims and liens. If any mechanic's lien or materialman's lien shall be recorded, filed or suffered to exist against the Collateral Properties or any interest therein by reason of work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished in connection with the Casino Facilities, upon Borrowers receipt of written notice from Agent Bank demanding the release and discharge of such lien, said lien or claim shall be paid, released and discharged of record within sixty (60) days following its receipt of such notice with respect to the Casino Facilities.

          Section 5.05.  No Change in Character of Primary Business.  Until Bank
                         ------------------------------------------
Facility Termination, (i) the Casino Facilities shall be operated by members of the Borrower Consolidation, and (ii) the Borrower Consolidation shall not effect a material change in the nature and character of its existing primary business at the Casino Facilities as presently conducted and as presently contemplated and disclosed to Banks.

          Section 5.06.  Preservation and Maintenance of Properties and Assets;
                         ------------------------------------------------------
Acquisition of Additional Property. Until Bank Facility Termination, Borrowers
----------------------------------
shall not remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person, any part of their respective properties and assets necessary for the continuance of their respective businesses, as presently conducted and as presently contemplated, other than in the normal course of Borrowers' business and as provided in Sections 5.01, 5.07 and 6.11. Furthermore, in the event Borrowers, or any of them, or any Subsidiary thereof, shall acquire any other real property or rights to the use of real property or any interest therein which is used in any material manner in connection with the Casino Facilities, Borrowers shall or shall cause the Subsidiary, as applicable, concurrently with the acquisition of such real property or the rights to the use of such real property, to execute or cause the execution of such documents as may be necessary to add such real property or rights to the use of real property as Collateral under the Credit Facility.

          Section 5.07.  Repair of Properties and Assets. Until Bank Facility
                         -------------------------------
Termination, Borrowers shall, at their own cost and expense, (i) maintain, preserve and keep in a manner consistent with gaming casino operating practices generally applicable to casino operations operating in the jurisdictions in which such properties are located, their respective assets and properties, including, but not limited to, the Collateral and all FF&E owned or leased by Borrowers in good and substantial repair, working order and condition, ordinary wear and tear excepted, (ii) from time to time, make or cause to be made, all necessary and proper repairs, replacements, renewals, improvements and betterments to the Casino Facilities, and (iii) from time to time, make such substitutions, additions, modifications and improvements as may be necessary and as shall not materially impair the structural integrity, operating efficiency and economic value of said assets included within the Casino Facilities. All alterations, replacements, renewals, or additions made pursuant to this Section 5.07 shall become and constitute a part of said assets and property and subject, inter alia, to the provisions of Section 5.01 and
                          ----------
subject to the lien of the Security Documentation.

          Section 5.08.  Financial Statements; Reports; Certificates and Books
                         -----------------------------------------------------
and Records.
-----------

               a. Until Bank Facility Termination, Borrowers shall, unless the Agent Bank (with the written approval of the Requisite Lenders) otherwise consents, at Borrowers' sole expense, deliver to the Agent Bank and each of the Lenders a full and complete copy of each of the following and shall comply with each of the following financial requirements:

                    (i) As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter (including the fourth (4th) Fiscal Quarter in any Fiscal Year), the consolidated and consolidating balance sheet, income statement, operating statement and statement of retained earnings and cash flows (in each case reconciled with year end audited statements and compared to budget and prior year period) of the Borrower Consolidation as at the end of such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by an Authorized Officer of the Borrower Consolidation as fairly presenting the financial condition, results of operations and cash flows of the Borrower Consolidation in accordance with GAAP (other than footnote disclosures) as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

                    (ii) As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter (including the fourth (4th) Fiscal Quarter in any Fiscal Year), a pricing certificate in the form marked "Exhibit G", affixed hereto and by this reference incorporated herein and made a part hereof (the "Pricing Certificate") setting forth a preliminary calculation of the Leverage Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of the Borrower Consolidation for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof; provided, however, that in the event that Borrowers do not deliver a Pricing Certificate when due, then until (but only until) such Pricing Certificate is delivered as provided herein, the Leverage Ratio shall be deemed, for the purpose of determining the Applicable Margin, to be greater than 3.50 to 1.0 and the Applicable Margin determined with respect thereto.

                    (iii) As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheet, income statement, statement of retained earnings and cash flows (reconciled with year end audited statements) of the Borrower Consolidation as at the end of such Fiscal year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP and shall be accompanied by a report of independent public accountants of recognized standing selected by EEI and reasonably satisfactory to the Agent Bank (it being understood that any "Big 6" accounting firm shall be automatically deemed satisfactory to the Agent Bank), which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be materially adverse to the interests of the Banks. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed the

          Financial Covenants as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.01 through 6.05, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by the Borrower Consolidation in the manner prescribed by this Credit Agreement. Such financial statements shall be certified by an Authorized Officer of the Borrower Consolidation in the same manner as required with respect to financial statements delivered pursuant to Section 5.08(a)(i);

                    (iv) As soon as practicable, and in any event no later than fifteen (15) days prior to the commencement of each Fiscal Year, a budget (including a Capital Expenditure budget) and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for each succeeding Fiscal Year through the Fiscal Year ending December 31, 2003, including for the first such Fiscal Year, projected consolidated
                ---------
          and consolidating balance sheets, statements of operations and statements of cash flow of the Borrower Consolidation, all in reasonable detail;

                    (v) Concurrently with the financial statements and reports required pursuant to Sections 5.08(a)(i) and 5.08(a)(iii), Compliance Certificate signed by an Authorized Officer; and

                    (vi) As soon as practicable, and in any event within forty-five (45) days (or, in the case of the fourth (4th) Fiscal Quarter in each Fiscal Year, ninety (90) days) after the end of each Fiscal Quarter, a written report, in form and detail reasonably acceptable to the Agent Bank, with respect to the status of each New Venture, including the amounts of New Venture capital expenditures and New Venture Investments made, and reasonably anticipated to be made, with respect thereto.

               b. Until Bank Facility Termination, Borrowers, and each of them, shall keep and maintain complete and accurate books and records in accordance with GAAP, consistently applied. Borrowers, and each of them, shall permit Banks and any authorized representatives of Banks to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrowers at all reasonable times upon the giving of reasonable notice of such intent. In addition: (i) in the event of the occurrence of any Default or Event of Default, or (ii) in the event any Material Adverse Effect occurs, Borrowers shall promptly, and in any event within five
(5) Banking Business Days after actual knowledge thereof, notify Agent Bank in writing of such occurrence.

               c. Until Bank Facility Termination, Borrowers, and each of them, shall furnish to Agent Bank, with sufficient copies for distribution to each of the Banks, any financial information or other information bearing on the financial status of the Borrowers, or any of them, which is reasonably requested by Agent Bank or Requisite Lenders.

          Section 5.09.  Insurance.  Until Bank Facility Termination, Borrowers
                         ---------
shall obtain, or cause to be obtained, and shall maintain or cause to be maintained with respect to the Collateral, including without limitation, the Vessels, at their own cost and expense, and shall deposit with Agent Bank on or before the Closing Date:

               a.   Property Insurance.  Borrowers shall maintain a special
                    ------------------
causes of loss (ISO form or equivalent), perils policy covering the buildings and improvements, and any other permanent structures for one hundred percent (100%) of the replacement cost. Borrowers shall maintain a Fifty Million Dollar ($50,000,000.00) limit of coverage for the perils of flood and earthquake covering the Collateral. Upon the request of Agent Bank, replacement cost for insurance purposes will be established by an independent appraiser mutually selected by Borrowers and Agent Bank. The policy will include Agreed Amount (waiving co-insurance), replacement cost valuation and building ordinance endorsements. The policy will include a standard mortgagee clause (ISO form or equivalent, i.e. Borrowers' Acts will not impair Mortgagee's right to recover, exclusive payment of loss to Mortgagee and automatic notice of cancellation/non-renewal to Mortgagee) and provide that all losses in excess of Five Hundred Thousand Dollars ($500,000.00) be adjusted with the Agent Bank. The Borrowers waive any and all rights of subrogation against Banks resulting from losses to property.

               b.   Personal Property (including machinery, equipment,
                    --------------------------------------------------
furniture, fixtures, stock).  Borrowers shall maintain a special causes of loss
---------------------------
perils "All Risk" property coverage for all personal property owned, leased or for which Borrowers are legally liable. The coverage will include a lenders' loss payable endorsement in favor of Agent Bank.

               The policy providing real property and personal property coverages, as specified in 5.09(a) and (b) hereinabove, may include a deductible of no more than One Hundred Thousand Dollars ($100,000.00) for any single occurrence. Flood and earthquake deductibles can be no more than Five Hundred Thousand Dollars ($500,000.00), if a separate deductible applies.

               c.   Intentionally Omitted.

               d.   Boiler and Machinery.  Borrowers shall maintain a Boiler
                    --------------------
and Machinery policy for the Casino Facilities written on a Comprehensive Form with a combined direct and indirect limit of no less than Twenty-Five Million Dollars ($25,000,000.00). The policy shall include extensions for Agreed Amount (waiving co-insurance) and Replacement Cost Valuation. The policy may contain deductibles of no greater than Fifty Thousand Dollars ($50,000.00) direct and forty-eight (48) hours indirect.

               e.   Crime Insurance.  Borrowers shall obtain a comprehensive
                    ---------------
crime policy, including the following coverages:

               (i)   employee dishonesty - Five Million Dollars ($5,000,000.00);

               (ii) money and securities (inside) - One Million Dollars ($1,000,000.00);

               (iii) money and securities (outside) - One Million Dollars ($1,000,000.00);

               (iv)  depositor's forgery - One Million Dollars ($1,000,000.00);

               (v)   computer fraud - One Million Dollars ($1,000,000.00).

               The policy must be amended so that money is defined to include "tokens and chips". The policy may contain deductibles of no greater than Five Hundred Thousand Dollars ($500,000.00) for employee dishonesty and One Hundred Thousand Dollars ($100,000.00) for all coverages listed above.

               f.   Commercial General Liability (1996 Form or Equivalent).
                    ------------------------------------------------------
Borrowers shall maintain a Commercial General Liability policy with a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage, including Products Liability, Contractual Liability, and all standard policy form extensions. The policy must provide a Two Million Dollar ($2,000,000.00) general aggregate (per location, if multi-location risk) and be written on an "occurrence form". The policy will be extended to provide watercraft Liability for permanently moored barges while stationary. The policy will also include extensions for Liquor Legal Liability and Employee Benefits Legal Liability, Innkeepers Legal and Safe Deposit Box Legal coverages. If the general liability policy contains a self-insured retention, it shall be no greater than Twenty-Five Thousand Dollars ($25,000.00) per occurrence, with an aggregate retention of no more than One Million Dollars ($1,000,000.00) including expenses.

               The policy shall be endorsed to include Agent Bank as an additional insured on behalf of the Banks. Definition of additional insured shall include all officers, directors, employees, agents and representatives of the additional insured. The coverage for additional insured shall apply on a primary basis irrespective of any other insurance whether collectible or not (ISO Endorsement Form CG 20261185 Additional Insured - Designated Person or Organization or Equivalent).

               g.   Automobile.  Borrowers shall maintain a comprehensive
                    ----------
Automobile Liability Insurance Policy written under coverage "symbol 1", providing a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage covering all owned, non-owned and hired vehicles of the Borrowers. If the policy contains a self insured retention it shall be no greater than Twenty-Five Thousand Dollars ($25,000.00) per occurrence, with an aggregate retention of no more than One Million Dollars ($1,000,000.00) including expenses. The following additional coverages must be purchased by
Borrowers:

               (i)   Garage Liability.  A One Million Dollar ($1,000,000.00)
                     ----------------
          combined single limit for bodily and property damage for the garage operation.

               (ii)  Garagekeepers Legal Liability.  One Million Dollar
                     -----------------------------
          ($1,000,000.00) limit for comprehensive and collision coverages for physical damage to vehicles in the Borrowers' care, custody and control. The policy can be subject to a deductible of no greater than Five Thousand Dollars ($5,000.00) for each auto and Twenty-Five Thousand Dollars ($25,000.00) for each loss.

               h.    Workers Compensation and Employers Liability Insurance.
                     ------------------------------------------------------
Borrowers shall maintain a standard workers compensation policy covering the states of Indiana and Illinois and any other state where the company is operating, including employers liability coverage subject to a limit of no less than One Million Dollars ($1,000,000.00) each employee, One Million Dollars ($1,000,000.00) each accident, One Million Dollars ($1,000,000.00) policy limit. The policy shall include endorsements for Voluntary Compensation, Stop Gap Liability, Long-Shoreman's and Harbors Workmans Compensation Act and Maritime Coverages (as applicable). If the Borrowers have elected to self-insure Workers Compensation coverage in the States of Indiana and Illinois (or any other state), the Agent Bank must be furnished with a copy of the certificate from the state(s) permitting self-insurance and evidence of a Stop Loss Excess Workers Compensation policy with a specific retention of no greater than Three Hundred Thousand Dollars ($300,000.00) per occurrence.

               i.    Marine Insurance (for all vessels that are owned or leased
                     ----------------------------------------------------------
by any member of the Borrower Consolidation or for which any member of the
--------------------------------------------------------------------------
Borrower Consolidation is legally liable).
-----------------------------------------

               (i)   Hull and Machinery Coverage.  This policy will provide the
                     ---------------------------
          broadest possible scope of property coverage available including all Traditional Commercial Hull insuring conditions, American Institute clauses (including liner negligence and SR&CC clauses) covering the vessel for physical damage at a value that represents one hundred percent (100%) of the replacement cost for each Vessel. The policy will include Agreed Amount (waving co-insurance) and replacement cost valuation endorsements. The policy shall include appropriate Mortgagee, Breach of Warranty and Loss Payee endorsements in favor of Agent Bank. The policy may contain a deductible of no greater than

          Two Hundred Fifty Thousand Dollars ($250,000.00) per occurrence.

               (ii)  Casino Boat Business Interruption. Borrowers will purchase
                     ---------------------------------
          business interruption coverage under a "comprehensive facility form" indemnifying each vessel operation for loss of net profits and continuing expenses (including debt service) for loss arising from casualty to the vessel and any other cause beyond the control of the Borrowers. The limit purchase must represent no less than seventy-five percent (75%) of the annual net profit plus continuing expenses. The policy may have a deductible of no greater than fourteen (14) days for each vessel. This coverage will be specifically endorsed to include Agent Bank as "Loss Payee".

               (iii) Protection and Indemnity.  Protection and Indemnity
                     ------------------------
          coverage will be written through a combination of Primary and Excess coverage with a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage, including all standard policy form extensions. The policy shall be written on an occurrence form. The Agent Bank and Banks will be included as additional insureds under the policy.

               (iv)  Comprehensive Pollution Liability. Borrowers shall purchase
                     ---------------------------------
          Comprehensive Pollution Liability coverage with a limit of no less than One Million Dollars ($1,000,000.00) per incident covering any loss or damage resulting from any discharge, emission, spillage or leakage on or into water, including governmental mandated clean up. The limits can be secured through the purchase of primary and excess policies, as long as all coverages follow form. The Agent Bank and Banks will be included as additional insureds under the policy.

               j.    Underground Storage Tank Liability. In the event any
                     ----------------------------------
underground storage tanks are located at any of the Casino Facilities, Borrowers shall maintain an underground storage tank liability policy providing first party (property damage) and third party (bodily/property damage) coverages for environmental claims resulting from underground storage tanks at the Casino Facilities. The policy will include coverage for all governmental and regulatory agency mandated clean ups. The policy shall provide limits of no less than Five Million Dollars ($5,000,000.00) each incident, Five Million Dollars ($5,000,000.00) in the aggregate, with a sublimit of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) for covering defense expenses for first and third party coverages. The policy may contain a deductible of no greater than Five Hundred Thousand Dollars ($500,000.00) for first and third party coverages.

               k. If Borrowers' general liability and automobile policies include a self-insured retention, it is agreed and fully understood that Borrowers are solely responsible for payment of all amounts due within said self-insured retentions. Any Indemnification/Hold Harmless provision is extended to cover all liabilities associated with said self-insured retentions.

               l.    Umbrella/Bumbershoot Liability.  An Umbrella/Bumbershoot
                     ------------------------------
Liability policy shall be purchased with a limit of not less than One Hundred Fifty Million Dollars ($150,000,000.00) providing excess coverage over all limits and coverages indicated in paragraphs (f), (g), (g)(i), (h), (i)(iii) and
(iv) above. The limits can be secured by a combination of Primary and Excess Umbrella/Bumbershoot policies, provided that all layers follow form with the underlying policies indicated in (f), (g), (g)(i), (h) and (i)(iii) and (iv) and are written on an "occurrence" form. This policy shall be endorsed to include the Agent Bank as an additional insured on behalf of the Banks.

               m. All policies indicated above shall be written with insurance companies licensed and admitted to do business in all states where the Borrower Consolidation, or any of them, is operating and shall be rated no lower than "A XII" in the most recent addition of A.M. Best's and "AA" in the most recent edition of Standard & Poor's, or such other carrier reasonably acceptable to Agent Bank. All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, Agent Bank shall receive thirty (30) days prior written notice thereof. The Borrowers shall furnish Agent Bank with

Certificates of Insurance executed by an authorized agent evidencing compliance with all insurance provisions discussed above on an annual basis. Certificates of Insurance executed by an authorized agent of each carrier providing insurance evidencing continuation of all coverages will be provided on the Closing Date and annually on or before ten (10) days prior to the expiration of each policy. All certificates and other notices related to the insurance program shall be delivered to Agent Bank concurrently with the delivery of such certificates or notices to such carrier or to Borrowers, or any of them, as applicable.

               n. Any other insurance reasonably requested by Agent Bank or Requisite Lenders in such amount and covering such risks as may be reasonably requested.

          Section 5.10.  Taxes.  Throughout the term of the Credit Facility,
                         -----
Borrowers shall prepare and timely file or cause to be prepared and timely filed all material federal, state and local tax returns required to be filed by them, and Borrowers shall pay and discharge prior to delinquency all material taxes, assessments and other governmental charges or levies imposed upon them, or in respect of any of their respective properties and assets except such taxes, assessments and other governmental charges or levies, if any, as are being contested in good faith by Borrowers in the manner which is set forth for such contests by Section 4.07 herein.

          Section 5.11.  Permitted Encumbrances Only.  Until Bank Facility
                         ---------------------------
Termination, none of the Borrowers shall create, incur, assume or suffer to exist any Lien, attachment, levy, distraint, or other judicial process and burdens of every kind and nature except the Permitted Encumbrances on or with respect to the Collateral, except (a) with respect to matters described in
Section 5.04 and 5.10, such items as are being discharged, released and/or contested, as the case may be, in the manner described therein, written notice of all tax lien contests and all other items involving amounts in excess of One Million Dollars ($1,000,000.00) in the aggregate having been given to Agent Bank, and (b) with respect to any other items involving amounts in excess of One Million Dollars ($1,000,000.00) in the aggregate, if any, as are being contested in good faith by appropriate proceedings and for which Borrowers have given written notice thereof to Agent Bank and have maintained adequate reserves in accordance with GAAP for the payment thereof.

          Section 5.12.  Advances.  Until Bank Facility Termination, if any
                         --------
Borrower should fail (i) to perform or observe, or (ii) to cause to be performed or observed, any covenant or obligation of such Borrower under this Credit Agreement or any of the other Loan Documents, the failure of which could reasonably be expected to have a Material Adverse Effect, then Agent Bank, upon the giving of reasonable notice and the approval of Requisite Lenders, may (but shall be under no obligation to) take such steps as are necessary to remedy any such non-performance or non-observance and provide for payment thereof. All amounts advanced by Agent Bank or Lenders pursuant to this Section 5.12 shall become an additional obligation of Borrowers to Lenders secured by the Security Documentation and other Loan Documents, shall reduce the amount of Available Borrowings and shall become due and payable by Borrowers on the next interest payment date, together with interest thereon at a rate per annum equal to the Default Rate (such interest to be calculated from the date of such advancement to the date of payment thereof by Borrowers).

          Section 5.13.  Further Assurances.  Borrowers, Agent Bank and each of
                         ------------------
the Banks will, at the expense of the Borrowers, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such amendments or supplements hereto or to any of the Loan Documents and such further documents, instruments and transfers as any such party may reasonably require for the curing of any defect in the execution or acknowledgement hereof or in any of the Loan Documents, or in the description of the Collateral Properties or other Collateral or for the proper evidencing of giving notice of each lien or security interest securing repayment of the Bank Facilities. Further, upon the execution and delivery of the Security Documentation and each of the Loan Documents and thereafter, from time to time, Borrowers shall cause the Security Documentation and each of the Loan Documents and each amendment and supplement thereto to be filed, registered and recorded and to be refiled, re-registered and re-recorded in such manner and in such places as may be reasonably required by the Agent Bank, in order to publish notice of and fully protect the liens of the Security Documentation and the Loan Documents and to protect or continue to perfect the security interests created by the Security Documentation and Loan Documents in the Collateral Properties and Collateral and to perform or cause to be performed from time to time any other actions required by law and execute or cause to be executed any and all instruments of further assurance that may be necessary for such publication, perfection, continuation and protection.

          Section 5.14.  Indemnification.  Borrowers agree to and do hereby
                         ---------------
jointly and severally indemnify, protect, defend and save harmless Agent Bank and each of the Banks and their respective directors, trustees, officers, employees, agents, attorneys and shareholders (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against any and all losses, damages, expenses or liabilities of any kind or nature from any investigations, suits, claims, demands or other proceedings, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Credit Agreement, with any other Loan Document or with the transactions contemplated herein and thereby; provided, however, Borrowers shall not be obligated to indemnify, protect, defend or save harmless an Indemnified Party if, and to the extent, the loss, damage, expense or liability was caused by (a) the gross negligence or wilful misconduct of such Indemnified Party, or (b) the breach of this Credit Agreement or any other Loan Document by such Indemnified Party or the breach of any laws, rules or regulations by such Indemnified Party (other than those breaches of laws arising from any Borrower's default). In case any action shall be brought against any Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrowers, Agent Bank shall promptly notify Borrowers in writing, and Borrowers shall assume the defense thereof, including the employment of counsel selected by Borrowers and reasonably satisfactory to Agent Bank, the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by an Indemnified Party that such counsel would have a conflict representing such Indemnified Party and Borrowers, the applicable Indemnified Party shall have the right to employ, at the expense of Borrowers, separate counsel in any such action and to participate in the defense thereof. Borrowers shall not be liable for any settlement of any such action effected without their consent, but if settled with Borrowers' consent, or if there be a final judgment for the claimant in any such action, Borrowers agree to indemnify, defend and save harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. In the event that any Person is adjudged by a court of competent jurisdiction not to have been entitled to indemnification under this
Section 5.14, it shall repay all amounts with respect to which it has been so adjudged. If and to the extent that the indemnification provisions contained in this Section 5.14 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law. The provisions of this Section 5.14 shall survive the termination of this Credit Agreement and the repayment of the Credit Facility.

          Section 5.15.  Inspection of the Collateral and Appraisal.  At all
                         ------------------------------------------
times during the term of the Credit Facility, Borrowers shall provide or cause to be provided to Banks and any authorized representatives of Banks, accompanied by representatives of Borrowers and coordinated with Agent Bank, the reasonable right of entry and free access to the Collateral Properties to inspect same on reasonable prior notice to Borrowers. If at any time any Qualified Appraisal of the Collateral Properties, or any of them, is required to be made by any banking regulatory authority or determined to be necessary by Agent Bank or Requisite Lenders after the occurrence of an Event of Default, Borrowers agree to pay all fees, costs and expenses incurred by Agent Bank in connection with the preparation of such Qualified Appraisal.

          Section 5.16.  Compliance With Other Loan Documents, Execution of
                         --------------------------------------------------
Subsidiary Guaranties and Pledge of Restricted Subsidiary Stock.  Borrowers
---------------------------------------------------------------
shall comply with each and every term, condition and agreement contained in the Loan Documents to which they, or any of them, are a party. Borrowers shall notify Agent Bank in writing on or before ten (10) days following the creation thereof, of each Restricted Subsidiary and Unrestricted Subsidiary, together with a description of each New Venture owned or to be acquired by such Restricted Subsidiary or Unrestricted Subsidiary. Borrowers shall further cause each Restricted Subsidiary created or otherwise occurring from time to time following the Closing Date to join in the execution of the Subsidiary Guaranty in favor of Agent Bank and to deliver the original thereof, or a duly executed Certificate of Joinder in the form attached to the Subsidiary Guaranty as Exhibit A, to Agent Bank promptly, but in no event later than thirty (30) days following the creation or other occurrence of such Restricted Subsidiary. EEI shall execute or cause to be executed a Stock Pledge (Gaming) or Stock Pledge (General), as applicable, no later than thirty (30) days following the creation or other occurrence of each Restricted Subsidiary. In the case of a Stock Pledge (Gaming), EEI shall use its best efforts to cause all necessary Governmental Authorities to consent to the delivery of the applicable stock certificates, together with a stock power executed in blank, to Agent Bank as soon as reasonably practical. In the case of a Stock Pledge (General), the applicable stock certificates, together with a stock power executed in blank, shall be delivered to Agent Bank concurrently with the execution of the Stock Pledge (General).

          Section 5.17.  Suits or Actions Affecting Borrowers.  Until Bank
                         ------------------------------------
Facility Termination, Borrowers shall promptly advise Agent Bank in writing within ten (10) days of Borrowers' knowledge of (a) any claims, litigation, proceedings or disputes (whether or not purportedly on behalf of Borrowers, or any of them) against, or to the actual knowledge of Borrowers, threatened or affecting Borrowers, or any of them, which could reasonably be expected to result in an award of monetary damages in excess of Five Million Dollars ($5,000,000.00), (b) any material labor controversy resulting in or threatening to result in a strike against the Casino Facilities, or (c) any proposal by any Governmental Authority to acquire any of the material assets or business of Borrowers.

          Section 5.18.  Occurrence of Senior Subordinated Notes Effective Date,
                         -------------------------------------------------------
Designation of Senior Debt and Required Payments from Proceeds of Senior
------------------------------------------------------------------------
Subordinated Notes.  As of the Closing Date, Lenders do hereby consent to the
------------------
issuance of the New Senior Subordinated Notes by EEI in accordance with and pursuant to the New Indenture, in the form of the New Senior Subordinated Notes and New Indenture (in form and content as reviewed and approved by Agent Bank), up to the aggregate outstanding amount at any time of One Hundred Fifty Million Dollars ($150,000,000.00). The New Senior Subordinated Notes Effective Date shall occur prior to or concurrently with the Closing Date. Within ten (10) calendars days of the New Senior Subordinated Notes Effective Date, Borrowers shall cause the Bank Facilities to be designated as senior debt pursuant to an officers' certificate in accordance with the requirements and procedures set forth in the New Indenture. Concurrently with the New Senior Subordinated Notes Effective Date, Borrowers shall cause Covenant Defeasance of the Existing Indenture and the Defeasement Effective Date to occur.

          Section 5.19.  Consents of and Notice to Gaming Authorities.
                         --------------------------------------------
Borrowers shall comply in all material respects with all applicable statutes, rules and regulations requiring reports and disclosures to all applicable Gaming Authorities. Provided, however, that disciplinary complaints against any member of the Borrower Consolidation not involving the potential loss of a Gaming Permit shall not be deemed a violation of this Section 5.19.

          Section 5.20.  Tradenames, Trademarks and Servicemarks.  Borrowers
                         ---------------------------------------
shall not assign or in any other manner alienate their interest in any material tradenames, trademarks or servicemarks relating or pertaining to the Casino Facilities during the term of the Credit Facility, except pursuant to the Security Documentation or in the ordinary course of business. Borrowers shall not change their names without first giving written notice to Agent Bank, together with evidence reasonably satisfactory to the Agent Bank that all notices and other documents required to be delivered, recorded or filed in order to perfect and protect the security interest granted by the Borrowers to the Banks in such trademarks, tradenames and servicemarks and the other Collateral have been so delivered, recorded and/or filed.

          Section 5.21.  Notice of Hazardous Materials. Within ten (10) days
                         -----------------------------
after an executive officer of the Borrowers obtaining actual knowledge thereof, Borrowers shall immediately advise Agent Bank in writing and deliver a copy of
(a) any and all enforcement, clean-up, removal or other governmental or regulatory actions expected to cost in excess of Five Hundred Thousand Dollars ($500,000.00) instituted, completed or threatened pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials (as defined in the Environmental Certificate) affecting the Collateral ("Hazardous Materials Laws"); (b) all claims made or threatened by any third party against Borrowers or the Casino Facilities in excess of Five Hundred Thousand Dollars ($500,000.00) relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a) and (b) above are hereinafter referred to as "Hazardous Materials Claims"); and (c) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Casino Facilities that could cause the Borrowers, or any of them, or any part thereof to be classified as a "border-zone property" under the provisions of, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Casino Facilities under, any Hazardous Materials Laws.

          Section 5.22.  Compliance with Hammond Lease Documents.  Until Bank
                         ---------------------------------------
Facilities Termination, ECHC shall fully perform and comply with or cause to be performed and complied with all of the respective material covenants, material terms and material conditions imposed or assumed by them, or any of them, as lessee/licensee under each of the Hammond Lease Documents. ECHC shall not amend, modify or terminate, or enter into any agreement to amend, modify or terminate any of the Hammond Lease Documents, or any of them, without the prior written consent of Agent Bank, which consent shall not be unreasonably withheld or delayed, or if in the opinion of Agent Bank such amendment, modification or termination is materially adverse to ECJC, without the prior written consent of Requisite Lenders.

          Section 5.23.  Compliance with Access Laws.
                         ---------------------------

               a. Borrowers agree that Borrowers, the Casino Facilities and the Collateral Properties shall at all times strictly comply with the requirements of the Americans with Disabilities Act of 1990; the Fair Housing Amendments Act of 1988; and other federal, state or local laws or ordinances related to disabled access; or any statute, rule, regulation, ordinance, order of Governmental Authorities, or order or decree of any court adopted or enacted with respect thereto, as now existing or hereafter amended or adopted (collectively, the "Access Laws"). At any time, Agent Bank may require a certificate of compliance with the Access Laws and indemnification agreement in a form reasonably acceptable to Agent Bank. Agent Bank may also require a certificate of compliance with the Access Laws from an architect, engineer, or other third party acceptable to Agent Bank.

               b. Notwithstanding any provisions set forth herein or in any other document, Borrowers shall not alter or permit any tenant or other person to alter the Casino Facilities or the Collateral Properties in any manner which would increase Borrowers' responsibilities for compliance with the Access Laws in any materially adverse respect, without the prior written approval of Agent Bank. In connection with such approval, Agent Bank may require a certificate of compliance with the Access Laws from an architect, engineer or other person acceptable to Agent Bank.

               c. Borrowers agree to give prompt written notice to Agent Bank of the receipt by Borrowers of any material claims of violation of any of the Access Laws and of the commencement of any proceedings or investigations which relate to compliance with any of the Access Laws.

               d. Borrowers shall indemnify, defend and hold harmless Indemnified Parties from and against any and all claims, demands, damages, costs, expenses, losses, liabilities, penalties, fines and other proceedings including, without limitation, reasonable attorneys' fees and expenses arising directly or indirectly from or out of or in any way connected with any failure of the Casino Facilities or the Collateral Properties to comply with any of the Access Laws. The obligations and liabilities of Borrowers under this section shall survive Bank Facility Termination, any satisfaction, assignment, judicial or nonjudicial foreclosure proceeding, or delivery of a deed in lieu of foreclosure.

          Section 5.24.  Limitation Prepayment or Defeasance of New Senior
                         -------------------------------------------------
Subordinated Notes or New Indenture.  Notwithstanding anything contained in this
-----------------------------------
Credit Agreement to the contrary, no member of the Borrower Consolidation shall, except with the prior written consent of the Requisite Lenders, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the New Senior Subordinated Notes or New Indenture, except for: (a) regularly scheduled payments of interest in respect of such New Senior Subordinated Notes required pursuant to the instruments evidencing such New Senior Subordinated Notes and the New Indenture. Any breach of the covenant set forth in the preceding sentence shall be deemed to be an Event of Default under the Credit Agreement, (b) incurrence of new senior subordinated Indebtedness for the purpose of refinancing the New Senior Subordinated Notes and the New Indenture so long as (i) no Default or Event of Default has occurred and remains continuing or after giving pro forma effect to such refinancing no Default or Event of Default would result by reason thereof, (ii) the terms, covenants and provisions of such refinancing are no less favorable to the Banks than the terms, covenants, and provisions of the New Indenture and New Senior Subordinated Notes, including, without limitation, a rate of interest under no greater than the rate of interest under the New Senior Subordinated Notes, and
(iii) such refinancing complies with the requirements set forth in Section 6.10 of the Credit Agreement, and (c) purchase of the New Senior Subordinated Notes, or refinancings thereof, on the open market so long as after giving pro forma effect thereof, no Default or Event of Default would occur hereunder or under the New Indenture.

          Section 5.25.  Acceleration of Maturity Date.  In the event Borrowers
                         -----------------------------
shall fail to fully satisfy each condition precedent set forth in Article III C and to cause the Illinois Effective Date to occur on or before July 31, 1998, the Maturity Date shall be automatically accelerated to September 30, 1998.

                                  ARTICLE VI

                              FINANCIAL COVENANTS
                              -------------------

          Until payment in full of all sums owing hereunder and under the Notes and the occurrence of Bank Facilities Termination, the Borrower Consolidation agrees, as set forth below, to comply or cause compliance with the following Financial Covenants.

          Section 6.01.   Leverage Ratio.  Commencing as of the first Fiscal
                          --------------
Quarter ending subsequent to the Closing Date and continuing as of each Fiscal Quarter end until Bank Facilities Termination, the Borrower Consolidation shall maintain a Leverage Ratio no greater than the ratios described hereinbelow to be calculated as of the end of each Fiscal Quarter in accordance with the following schedule:

                                                     Maximum
                                                     --------
                      Fiscal Quarter End          Leverage Ratio
                      ------------------          --------------
               As of the Closing Date through
               the Fiscal Quarter ending
               December 31, 1999                   3.50 to 1.00

               As of the Fiscal Quarter ending
               March 31, 2000, through the
               Fiscal Quarter ending
               December 31, 2000                   3.25 to 1.00

               As of the Fiscal Quarter ending
               March 31, 2001, through the
               Fiscal Quarter ending
               December 31, 2001                   3.00 to 1.00

               As of the Fiscal Quarter ending
               March 31, 2002, through Bank
               Facilities Termination              2.75 to 1.00

          Section 6.02.   Fixed Charge Coverage Ratio. Commencing as of the
                          ---------------------------
first Fiscal Quarter ending subsequent to the Closing Date and continuing as of each Fiscal Quarter end until Bank Facilities Termination, the Borrower Consolidation shall maintain a Fixed Charge Coverage Ratio no less than 1.50 to 1.00.

          Section 6.03.   Adjusted Fixed Charge Coverage Ratio.  Commencing as
                          ------------------------------------
of the first Fiscal Quarter ending subsequent to the Closing Date and continuing as of each Fiscal Quarter end until Bank Facilities Termination, the Borrower Consolidation shall maintain an Adjusted Fixed Charge Coverage Ratio as follows:

               a. As of each Fiscal Quarter end at which the Fixed Charge Ratio for the Borrower Consolidation is less than or equal to 2.0 to 1.0, the Borrower Consolidation shall maintain an Adjusted Fixed Charge Ratio of not less than 1.10;

               b. As of each Fiscal Quarter end at which the Fixed Charge Ratio for the Borrower Consolidation is greater than 2.0 to 1.0, the Borrower Consolidation shall maintain an Adjusted Fixed Charge Ratio of not less than 1.0 to 1.0.

          Section 6.04.   Minimum Tangible Net Worth.  The Borrower
                          --------------------------
Consolidation shall maintain as of the last day of each Fiscal Quarter a Tangible Net Worth equal to or greater than the sum of (a) Forty-Eight Million Six Hundred Thousand Dollars ($48,600,000.00), plus (b) ninety percent (90%) of Net Income after taxes realized as of each Fiscal Quarter end occurring on and after June 30, 1998 (without reduction for any net losses), less Permitted Distributions actually paid subsequent to the Closing Date and less amounts actually paid by the Borrower Consolidation for EEI Stock Redemptions.

          Section 6.05.   Limitation on Capital Expenditures.  During each
                          ----------------------------------
Fiscal Year, commencing with the Fiscal Year commencing January 1, 1999, Borrowers shall make or cause to be made, Capital Expenditures to the Casino/Facilities in a minimum aggregate amount equal to or greater than two percent (2%) of net revenues ("Minimum Cap Ex Requirement") derived from the Casino/Facilities by the Borrower Consolidation during the immediately preceding Fiscal Year, but in no event greater than a maximum aggregate amount equal to six percent (6%) of net revenues ("Maximum Cap Ex Limit") derived from the Casino Facilities by the Borrower Consolidation during the immediately preceding Fiscal Year. Notwithstanding the foregoing, however, the Maximum Cap Ex Limit shall be exclusive of the Capital Expenditures which are scheduled to be completed as required under the Hammond Lease Documents and at the ECJC Property, which Capital Expenditures are described on the Schedule of Budgeted Capital Expenditures marked "Schedule 6.05" affixed hereto and by this reference incorporated herein and made a part hereof.

          Section 6.06.   Contingent Liability(ies).  Other than as disclosed on
                          -------------------------
the Schedule of Contingent Liabilities, Schedule 4.26 attached hereto, the Borrower Consolidation shall not directly or indirectly incur any Contingent Liability(ies) in excess of the cumulative aggregate amount of Ten Million Dollars ($10,000,000.00) at any time outstanding without the prior written consent of Requisite Lenders. In no event shall any Contingent Liabilities be secured by a Lien on any property or assets of any member of the Borrower Consolidation.

          Section 6.07.   Investment Restrictions.  Other than Investments
                          -----------------------
permitted herein or approved in writing by Requisite Lenders, the Borrower Consolidation shall not make any Investments (whether by way of loan, stock purchase, capital contribution, or otherwise) other than the following:

               (a) Cash, Cash Equivalents and direct obligations of the United States Government;

               (b)   Prime commercial paper (AA rated or better);

               (c) Certificates of Deposit or Repurchase Agreement issued by a commercial bank having capital surplus in excess of One Hundred Million Dollars ($100,000,000.00);

               (d) Money market or other funds of nationally recognized institutions investing solely in obligations described in (a), (b) and (c) above;

               (e) Loans and advances to employees in the ordinary course of business not exceeding Two Hundred Thousand Dollars ($200,000.00) in the aggregate at any one time; and

               (f) Investments in Unrestricted Subsidiaries at the discretion of Borrowers up to the maximum cumulative aggregate amount of the Unrestricted Subsidiary Investment Basket measured by the amount actually invested without adjustment for subsequent increases or decreases in the value of such Investment;

               (g) Investments in Restricted Subsidiaries, so long as after giving effect to such Investment no Default or Event of Default would result from the making of such Investment;

               (h) Capital Expenditures for the Casino Facilities during each Fiscal Year, up to the maximum amounts permitted under Section 6.05;

               (i) EEI Stock Redemptions up to the aggregate amount of Ten Million Dollars ($10,000,000.00) so long as after giving pro forma effect thereof no Default or Event of Default would occur hereunder or under the New Indenture.

               (j) Loans to officers, directors, stockholders and employees of any member of the Borrower Consolidation up to the maximum cumulative aggregate amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) so long as in the case of each such loan (i) the proceeds are used by such officer, director, stockholder and/or employee solely for the purchase or acquisition of shares of the common voting and/or non-voting stock of EEI, and (ii) the repayment of each of such loans is secured by a pledge of such shares of common voting and/or non-voting stock in favor of EEI as the secured party; and

               (k) Purchase of New Senior Subordinated Notes, or any refinancing thereof, so long as after giving pro forma effect thereof no Default or Event of Default would occur hereunder or under the New Indenture.

         Section 6.08.   Total Liens.  The Borrower Consolidation shall not
                         -----------
directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of their respective assets or any of the Collateral, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any of the Collateral under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

               (a)   Permitted Encumbrances;

               (b) Liens granted or permitted pursuant to the Security Documentation; and

               (c) Liens on the FF&E and other goods securing Indebtedness to finance the purchase price thereof; provided that (i) such Liens shall extend
                                    --------
only to the equipment and other goods so financed and the proceeds thereof, and
(ii) such Liens shall not secure Indebtedness in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) in the aggregate at any time as to each of the Casino Facilities or New Ventures.

          Section 6.09.   Limitation on Indebtedness.  The Borrower
                          --------------------------
Consolidation will not incur any Indebtedness, except as specifically permitted hereinbelow:

               a. Secured Interest Rate Hedges up to the maximum aggregate notional principal amount of Fifty Million Dollars ($50,000,000.00) at any time outstanding;

               b. Subject to the aggregate limitations set forth in Section 6.09(e) hereinbelow, secured Indebtedness permitted under Section 6.08(c) and Capital Lease Liabilities up to the maximum aggregate amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) at any time outstanding as to each of the Casino Facilities and each New Venture owned by a member of the Borrower Consolidation;

               c. The Defeased Debt so long as the Covenant Defeasance remains in full force and effect in accordance with Section 5.18 of this Credit Agreement;

               d.    The New Senior Subordinated Notes and New Indenture; and

               e. Unsecured Indebtedness so long as: (i) all material covenants, terms and conditions of such unsecured Indebtedness shall be equally or less restrictive on the Borrower Consolidation than those applicable under the Credit Agreement, and (ii) the aggregate of the secured Indebtedness and Capitalized Lease Liabilities permitted under Section 6.09(b) and the unsecured Indebtedness permitted under this Section 6.09(e) shall at no time exceed the maximum sum of Twenty-Five Million Dollars ($25,000,000.00).

          Section 6.10.   Minimum Subordinated Debt.  The Borrower Consolidation
                          -------------------------
shall maintain at all times commending on the Closing Date and continuing until the occurrence of Bank Facilities Termination, Subordinated Debt in an aggregate amount no less than One Hundred Million Dollars ($100,000,000.00) nor greater than One Hundred Fifty Million Dollars ($150,000,000.00).

          Section 6.11.   Restriction on Distributions.
                          ----------------------------

               a. No member of the Borrower Consolidation shall make any Distributions, other than to other members of the Borrower Consolidation, during any period in which a Default or Event of Default has occurred and remains continuing, other than Tax Distributions by EEI.

               b. Other than with respect to Tax Distributions, which may be made at any time as provided in Section 6.11(a) hereinabove, distributions may be made by EEI to its shareholders so long as: (i) the payment of such Distributions does not constitute a Default or Event of Default, (ii) such Distributions, including all Deferred Distributions, are permitted to be made under the terms of the New Indenture, and (iii) in no event shall the aggregate of Distribution, including all Deferred Distributions, made during any Fiscal Year exceed the Net Income of the Borrower Consolidation for such Fiscal Year.

          Section 6.12.   No Change of Control.  Until the occurrence of Bank
                          --------------------
Facility Termination, no Change of Control shall occur.

          Section 6.13.   Consolidation, Merger, Sale of Assets, etc.  No member
                          -------------------------------------------
of the Borrower Consolidation shall wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (except a merger or consolidation with another entity within the Borrower Consolidation), or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any material part of its respective property or assets (except to another entity within the Borrower Consolidation), except that (a) the Borrowers may make sales of inventory in the ordinary course of business,
(b) the Borrowers may, in the ordinary course of business, sell equipment which is uneconomic or obsolete as provided in Section 5.01, (c) EEI or any of its Subsidiaries may sell any Unrestricted Subsidiary in exchange for its fair value, (d) ECJC may sell the ECJC Airplane, and (e) ECJC may sell the Joliet Excess Land for its fair value and Agent Bank shall be and is hereby authorized by each of the Lenders to release such Joliet Excess Land, or applicable portion thereof, as Collateral under the ECJC Security Documents, so long as: (i) such Joliet Excess Land, or applicable portion thereof, is sold subject to a reservation by ECJC of all applicable easements for ingress, egress and utilities necessary or convenient, for the use and operation of the ECJC Casino Facility, (ii) such Joliet Excess Land, or application portion thereof, is not necessary to or used in any manner in connection with the operation of the ECJC Casino Facility or the requirements of any Governmental Authority with respect to the ECJC Casino Facility, (iii) no Default or Event of Default has occurred and remains continuing, and (iv) such sale is first approved in writing by Agent Bank, which approval shall not be unreasonable withheld or delayed.

          Section 6.14.   Transactions with Affiliates. Other than: (i) between
                          ----------------------------
and amongst the Borrower Consolidation, or (ii) in connection with Investments in a New Venture and/or New Venture Subsidiaries, no transactions shall be made with Affiliates or Subsidiaries other than arms length transactions for fair market value.

          Section 6.15.   No Transfer of Ownership.  EEI shall not transfer or
                          ------------------------
hypothecate its ownership interests in ECHC, ECJC or any Restricted Subsidiary except in connection with the Security Documentation. Provided, however, Borrowers shall have the right to sell any Unrestricted Subsidiary in exchange for its fair market value.

          Section 6.16.  ERISA.  No Borrower shall:
                         -----

               a. At any time, permit any Pension Plan which is maintained by such Borrower or to which such Borrower is obligated to contribute on behalf of its respective employees, to:

                     (i) engage in any non-exempt "prohibited transaction", as such term is defined in Section 4975 of the Code;

                     (ii) incur any material "accumulated funding deficiency", as that term is defined in Section 302 of ERISA; or

                     (iii) suffer a termination event to occur which may reasonably be expected to result in liability of such Borrower to the Pension Plan or to the Pension Benefit Guaranty Corporation or the imposition of a lien on the Collateral pursuant to Section 4068 of ERISA.

               b. Fail, upon such Borrower becoming aware thereof, promptly to notify the Agent Bank of the occurrence of any "reportable event" (as defined in Section 4043 of ERISA) or of any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any Pension Plan which is maintained by such Borrower or to which such Borrower is obligated to contribute on behalf of its employees or any trust created thereunder.

               c. At any time, permit any Pension Plan which is maintained by such Borrower or to which such Borrower is obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable laws in any respect that would result in a Material Adverse Effect.

          Section 6.17.  Margin Regulations.  No part of the proceeds of the
                         ------------------
Credit Facility, Swingline Facility or L/C Facility will be used by Borrowers, or any of them, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of such loans, nor the use of the proceeds of such loans will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          Section 6.18.   No Additional ECHC or ECJC Subsidiaries.  Other than
                          ---------------------------------------
Empress Finance and Hammond Residential, which are Subsidiaries of EEI and ECHC, respectively, as of the Closing Date, neither ECHC nor ECJC shall create any additional Subsidiaries without the prior written consent of Requisite Lenders.

          Section 6.19.   Restriction on Equity Offering. Concurrently with the
                          ------------------------------
issuance and sale of any Equity Offering, the Borrower Consolidation shall cause a Voluntary Permanent Reduction to be made to the Credit Facility in an amount equal to fifty percent (50%) of the net proceeds of such Equity Offering.

          Section 6.20.   Limitation on Consolidated Tax Liability.  No Borrower
                          ----------------------------------------
shall be liable for federal income taxes relating to the taxable income of any Subsidiary or Affiliate of the Borrowers, or any of them, in excess of the amount of federal income taxes it would pay if reporting as a separate entity, unless such Borrower is fully reimbursed by such Subsidiary or Affiliate on or before the payment of such taxes.

          Section 6.21.   Change in Accounting Principles. Except as otherwise
                          -------------------------------
provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Agent Bank pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrowers with the agreement of their independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrowers shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Agent Bank and Requisite Lenders, to so reflect such change in accounting principles.

                                  ARTICLE VII

                               EVENTS OF DEFAULT
                               -----------------

          Section 7.01.   Events of Default.  Any of the following events and
                          -----------------
the passage of any applicable notice and cure periods shall constitute an Event of Default hereunder:

               (a) Any representation or warranty made by Borrowers pursuant to or in connection with this Credit Agreement, the Notes, the Environmental Certificate, or any other Loan Document or in any report, certificate, financial statement or other writing furnished by Borrowers in connection herewith, shall prove to be false, incorrect or misleading in any materially adverse aspect as of the date when made.

               (b) Borrowers shall have defaulted in the payment of any interest on the Revolving Credit Note or Swingline Note for a period of five (5) days from the date such payment is due or shall have defaulted in the payment of any principal on the Revolving Credit Note when due;

               (c) Any of the Security Documentation or any provision thereof shall cease to be in full force and effect in any material respect or shall cease to give the Agent Bank in any material respect the liens, rights, powers and privileges purported to be created thereby or the Borrowers shall default in the due performance or observance of any term, covenant or agreement on their part to be performed or observed pursuant to the Security Documentation for a period of thirty (30) days after written notice thereof is delivered to Borrowers by Agent Bank (or such shorter period following such notice as may be specified in any Loan Document);

               (d) Borrowers shall have defaulted in the payment of any fees required to be paid under the Fee Side Letter, late charge, Commitment Fees, expenses, indemnities or any other amount owing under any Loan Document for a period of five (5) days after notice thereof to Borrowers from Agent Bank;

               (e) Borrowers or any Restricted Subsidiary shall fail duly and punctually to perform or comply with: (i) any term, covenant, condition or promise contained in Sections 5.11, 5.24, 5.25, 6.01, 6.02, 6.03, 6.04, 6.05,
6.06, 6.07, 6.08, 6.09, 6.10, 6.11, 6.12, 6.13, 6.17 or 6.18, or (ii) any other term, covenant, condition or promise contained in this Credit Agreement, the Notes, the Security Documentation or any other Loan Document and, in the case of any term, covenant, condition or promise covered by this clause (ii), such failure shall continue thirty (30) days after written notice thereof is delivered to Borrowers by Agent Bank (or such shorter period following such notice as may be specified in any Loan Document).

               (f) Any Borrower or any Restricted Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, or shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding against it;

               (g) An involuntary case or other proceeding shall be commenced against any Borrower or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days;

               (h) Any Borrower or any Restricted Subsidiary makes an assignment of all or substantially all of their assets for the benefit of its creditors;

               (i) Borrowers shall fail to make any payment when due (whether by scheduled maturity, required prepayment, offer to purchase, redemption, acceleration, demand or otherwise, in each case beyond the grace period provided with respect to such Indebtedness) on any Indebtedness (other than any Indebtedness under this Credit Agreement), if the aggregate amount of such Indebtedness is Five Million Dollars ($5,000,000.00), or more, or any breach, default or event of default shall occur, or any other event shall occur or condition shall exist, under any instrument, agreement or indenture pertaining thereto if the effect thereof is to accelerate, the maturity of any such Indebtedness; or any such Indebtedness shall be declared to be due and payable or shall be required to be prepaid, purchased or redeemed (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof, or the holder of any lien in any amount, shall commence foreclosure of such lien upon property of Borrowers having a value in excess of Five Million Dollars ($5,000,000.00) and such foreclosure shall continue against such property to a date less than thirty (30) days prior to the date of the proposed foreclosure sale;

               (j) The occurrence of any event of default, beyond any applicable grace period, under the terms of any agreement with any Lender in connection with a Secured Interest Rate Hedge relating to the Credit Facility;

               (k) The occurrence of any Reportable Event as defined under the ERISA, which Agent Bank determines in good faith constitutes proper grounds for the termination of any employee pension benefit plan or pension plan of Borrowers covered by ERISA by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States District Court of a trustee to administer any such plan, should occur which has a Material Adverse Effect and should continue for thirty (30) days after written notice of such determination shall have been given to Borrowers by Agent Bank;

               (l) Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of Five Million Dollars ($5,000,000.00) or (ii) in the aggregate at any time an amount in excess of Ten Million Dollars ($10,000,000.00) (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Borrower or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder);

               (m) The loss, revocation or suspension (for a period in excess of ten (10) calendar days) of the Gaming Permits issued by the applicable Gaming Authorities for the Casino Facilities, or either of them, or the failure of Borrowers to maintain gaming activities at the Casino Facilities, other than on account of force majeure or periodic drydocking in compliance with USCG requirements, at least to the same general extent as is presently conducted thereon for a period in excess of thirty (30) consecutive days;

               (n) Any order, judgment or decree shall be entered against any Borrower or any Restricted Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days, or any Borrower shall otherwise dissolve or cease to exist, other than as permitted under Section 6.13;

               (o) EEI sells, transfers, assigns, hypothecates or otherwise alienates its interest in all or any portion of the common voting stock of ECHC or ECJC, other than in connection with the Security Documentation;

               (p)   The occurrence of any Change in Control;

               (q) The failure of ECHC to timely perform any obligation which it may have under any of the Hammond Lease Documents;

               (r) Any Borrower shall be voluntarily or involuntarily divested of title or possession of any of the Casino Facilities or shall lease or in any other manner, voluntarily or involuntarily alienate any of its interest in any Casino Facility, other than the Permitted Encumbrances, the ECJC Excess Land as permitted under Section 6.13(v) and as permitted in Section 5.01;

               (s) Any Subsidiary Guaranty shall cease to be in full force or effect in any material respect, or any Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiary Guaranty, or such Subsidiary Guarantor shall default for a period of thirty (30) days after notice thereof from Agent Bank in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty; or

               (t) The occurrence of a Material Adverse Effect with respect to the Borrower Consolidation taken as a whole.

          Section 7.02.   Default Remedies.  Upon the occurrence of any Event of
                          ----------------
Default, Agent Bank may and, upon the consent of Requisite Lenders shall declare the unpaid balance of the Notes, together with the interest thereon, to be fully due and payable, and, in addition, the applicable Banks, as set forth below, may, at their option, or shall, as indicated below, exercise any or all of the following remedies:

               (a) Agent Bank may, upon the consent of Requisite Lenders, or at the direction of the Requisite Lenders shall terminate the obligation of Lenders to make any advances for Borrowings and/or declare all outstanding unpaid Indebtedness hereunder and under the Revolving Credit Note and other Loan Documents together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01(f), (g) or (h).

               (b) The Swingline Lender shall, upon receipt of written notice of the occurrence of an Event of Default, terminate its obligation to make any advances under the Swingline Facility and may declare all outstanding unpaid Indebtedness hereunder and under the Swingline Note, together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01(f), (g) or (h).

               (c) The L/C Issuer shall, upon receipt of written notice of the occurrence of an Event of Default, terminate its obligation to issue Letters of Credit and/or any Letter of Credit which may be terminated in accordance with its terms. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01(f), (g) or (h).

               (d) Agent Bank and/or L/C Issuer may, or at the direction of the Requisite Lenders will, direct the Borrowers to pay (and each of the Borrowers hereby jointly and severally agree upon receipt of such notice to pay) to the L/C Issuer an amount in Cash equal to the then outstanding L/C Exposure, such Cash to be held by L/C Issuer in the Cash Collateral Account as security for the repayment of all L/C Reimbursement Obligations thereafter occurring.

               (e) The Banks and/or Agent Bank may exercise any and all remedies available to Banks or Agent Bank under the Loan Documents.

               (f) In the event Borrowers have failed to provide any insurance required under Section 5.09, Agent Bank may elect at its discretion to, or shall at the direction of Requisite Lenders, purchase such insurance. All payments made by Agent Bank for the purpose of providing the insurance coverages required under Section 5.09 shall be deemed amounts advanced under Section 5.12 of this Credit Agreement.

               (g) The Banks and/or Agent Bank may exercise any other remedies available to Banks or Agent Bank at law or in equity, including requesting the appointment of a receiver to perform any acts required of Borrowers, or any of them, under this Credit Agreement, and Borrowers hereby specifically consent to any such request by Banks.

          For the purpose of carrying out this section and exercising these rights, powers and privileges, Borrowers hereby irrevocably constitute and appoint Agent Bank as their true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this paragraph in the name and on behalf of Borrowers. Agent Bank on behalf of Lenders may exercise one or more of Lenders' remedies simultaneously and all its remedies are nonexclusive and cumulative. Lenders shall not be required to pursue or exhaust any Collateral or remedy before pursuing any other Collateral or remedy. Lenders' failure to exercise any remedy for a particular default shall not be deemed a waiver of (i) such remedy, nor their rights to exercise any other remedy for that default, nor (ii) their right to exercise that remedy for any subsequent default.

          Section 7.03.   Application of Proceeds.  All payments and proceeds
                          -----------------------
received and all amounts held or realized from the sale or other disposition of the Collateral, which are to be applied hereunder towards satisfaction of Borrowers' obligations under this Credit Agreement, shall be applied in the following order of priority:

               (a) First, to the payment of all reasonable fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by Agent Bank and Banks, their agents or representatives in connection with the realization upon any of the Collateral;

               (b) Next, to the payment in full of any other amounts due under this Credit Agreement, the Security Documentation, or any other Loan Documents (other than the Notes and any liability under the Secured Interest Rate Hedges);

               (c) Next, to the balance of interest remaining unpaid on the Notes;

               (d) Next, to the balance of principal remaining unpaid on the Notes and any liability under the Secured Interest Rate Hedges on a pari passu basis;

               (e) Next, the balance, if any, of such payments or proceeds to whomever may be legally entitled thereto.

          Section 7.04.   Notices.  In order to entitle Agent Bank and/or Banks
                          -------
to exercise any remedy available hereunder, it shall not be necessary for Agent Bank and/or Banks to give any notice, other than such notice as may be required expressly herein or by applicable law.

          Section 7.05.   Agreement to Pay Attorney's Fees and Expenses.
                          ---------------------------------------------
Subject to the provisions of Section 10.14, upon the occurrence of an Event of Default, as a result of which Agent Bank and/or Banks shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of Borrowers contained herein, Borrowers shall, on demand, pay to Agent Bank and Banks the actual and reasonable fees of such attorneys

(including actual and reasonable allocated costs of in-house legal counsel) and such other reasonable expenses so incurred by Agent Bank and Banks.

          Section 7.06.   No Additional Waiver Implied by One Waiver.  In the
                          ------------------------------------------
event any agreement contained in this Credit Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

          Section 7.07.   Licensing of Agent Bank and Lenders.  In the event of
                          -----------------------------------
the occurrence of an Event of Default hereunder or under any of the Loan Documents and it shall become necessary, or in the opinion of Requisite Lenders advisable, for an agent, supervisor, receiver or other representative of Agent Bank and Banks to become licensed under the provisions of the laws of the States of Illinois and/or Indiana or rules and regulations adopted pursuant thereto, as a condition to receiving the benefit of any Collateral encumbered by the Security Documentation or other Loan Documents for the benefit of Lenders or otherwise to enforce their rights hereunder, Borrowers do hereby give their consent to the granting of such license or licenses and agree to execute such further documents as may be required in connection with the evidencing of such consent.

          Section 7.08.   Exercise of Rights Subject to Applicable Law.  All
                          --------------------------------------------
rights, remedies and powers provided by this Article VII may be exercised only to the extent that the exercise thereof does not violate any applicable provision of the laws of any Governmental Authority and all of the provisions of this Article VII are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Credit Agreement invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

          Section 7.09.   Discontinuance of Proceedings.  In case Agent Bank
                          -----------------------------
and/or Banks shall have proceeded to enforce any right, power or remedy under this Credit Agreement, the Notes, the Security Documentation or any other Loan Document by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Banks, then and in every such case Borrowers, Agent Bank and/or Banks shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Agent Bank and Banks shall continue as if such proceedings had not been taken, subject to any binding rule by the applicable court or other tribunal in any such proceeding.

                                 ARTICLE VIII

                     DAMAGE, DESTRUCTION AND CONDEMNATION
                     ------------------------------------

          Section 8.01. No Abatement of Payments.  If all or any part of the
                        ------------------------
Collateral shall be materially damaged or destroyed, or if title to or the temporary use of the whole or any part of any of the Collateral shall be taken or condemned by a competent authority for any public use or purpose or by exercise of the power of eminent domain, there shall be no abatement or reduction in the amounts payable by Borrowers hereunder or under the Notes, and Borrowers shall continue to be obligated to make such payments.

          Section 8.02. Distribution of Capital Proceeds Upon Occurrence of
                        ---------------------------------------------------
Fire, Casualty, Other Perils or Condemnation.  All monies received from "All
--------------------------------------------
Risk" including flood and earthquake insurance policies covering any of the Collateral or from condemnation or similar actions in regard to said Collateral, shall be paid directly to Agent Bank. In the event the amount paid to Agent Bank is equal to or less than One Million Dollars ($1,000,000.00), such amount shall be paid to Borrowers, unless a Default in the payment of any principal or interest owing under the terms of the Bank Facilities or an Event of Default shall have occurred hereunder and is continuing. In the event the amount paid to Agent Bank is greater than One Million Dollars ($1,000,000.00), then, unless a Default or Event of Default has occurred hereunder and is then continuing, the entire amount so collected or so much thereof as may be required to repair or replace the destroyed or condemned property, shall, subject to the conditions set forth below, be released to Borrowers for repair or replacement of the property destroyed or condemned or to reimburse Borrowers for the costs of such repair or replacement incurred prior to the date of such release. If a Default or Event of Default has occurred hereunder and is then continuing such amount may, at the option of Requisite Lenders, be applied to pay the outstanding balance of the Credit Facility. In the event the amount so collected is applied to pay or reduce the outstanding balance of the Credit Facility, the amount received by Agent Bank shall be applied in the priority set forth in Section
7.03 and, if such application is made when a Default or Event of Default has occurred and remains continuing, then Borrowers shall not be entitled to any further Borrowings. In the event Banks are required to release all or a portion of the collected funds to Borrowers for such repair or replacement of the property destroyed or condemned, such release of funds shall be made in accordance with the following terms and conditions:

               a. The repairs, replacements and rebuilding shall be made in accordance with plans and specifications to be reasonably approved by Requisite Lenders and in accordance with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities;

               b. Borrowers shall provide Agent Bank with a reasonable detailed estimate of the costs of such repairs or restorations;

               c. Borrowers shall satisfy the Requisite Lenders that after the reconstruction is completed, the value of the Collateral, as determined by the Requisite Lenders in their reasonable discretion, will not be less than the value of the Collateral immediately prior to the damage, destruction, condemnation or taking, as reasonably determined by the Requisite Lenders pursuant to this Credit Agreement;

               d. In the Requisite Lenders' reasonable opinion, any undisbursed portion of the Available Borrowings, after deposit of such proceeds, is insufficient to pay all costs of reconstruction of the Casino Facilities or other Collateral, Borrowers shall deposit additional funds with the Agent Bank or raise additional equity capital, sufficient to pay such additional costs of reconstructing the Collateral;

               e. Borrowers have delivered to the Agent Bank a construction contract for the work of reconstruction in form and content, including insurance requirements, acceptable to the Requisite Lenders with a contractor reasonably acceptable to the Requisite Lenders;

               f. The Requisite Lenders in their reasonable discretion have determined that after the work of reconstruction is completed, the Casino Facilities will produce income sufficient to pay all costs of operations and maintenance of the Casino Facilities with a reasonable reserve for repairs, and service all Indebtedness secured by the Collateral;

               g. No Default in the payment of any principal or interest owing under the terms of the Bank Facilities, and no Event of Default, has occurred and is continuing;

               h. Borrowers have deposited with the Agent Bank that amount reasonably determined by the Requisite

Lenders (taking into consideration the amount of Credit Facility funds available for such purpose, and the amount of proceeds, if any, of insurance policies covering property damage and business interruption in connection with the Casino Facilities accruing and immediately forthcoming to the Agent Bank) to be sufficient to service the Indebtedness secured hereby during the period of reconstruction, as reasonably estimated by the Requisite Lenders;

               i. Before commencing any such work, Borrowers shall, at their own cost and expense, furnish Agent Bank with appropriate endorsements, if needed, to the "All Risk" insurance policy which Borrowers are then presently maintaining to cover all of the risks during the course of such work;

               j. Such work shall be commenced by Borrowers within one hundred twenty (120) days after (i) settlement shall have been made with the insurance companies, and (ii) all the necessary governmental approvals shall have been obtained, and such work shall be completed within a reasonable time, free and clear of all liens and encumbrances other than Permitted Encumbrances; and

               k. Disbursements of such insurance or condemnation proceeds shall be made in the customary manner used by Agent Bank for the disbursement of construction loans.

                                  ARTICLE IX

                               AGENCY PROVISIONS
                               -----------------

          Section 9.01.  Appointment.
                         -----------

               a. Each Lender hereby (i) designates and appoints WFB as the Agent Bank of such Lender under this Credit Agreement and the Loan Documents,
(ii) authorizes and directs Agent Bank to enter into the Loan Documents other than this Credit Agreement for the benefit of Lenders, and (iii) authorizes Agent Bank to take such action on its behalf under the provisions of this Credit Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto, subject to the limitations referred to in Sections 9.10(a) and 9.10(b). Agent Bank agrees to act as such on the express conditions contained in this
Article IX.

               b. The provisions of this Article IX are solely for the benefit of Agent Bank and Lenders, and Borrowers shall not have any rights to rely on or enforce any of the provisions hereof (other than as set forth in the provisions of Sections 9.03, 9.09 and 9.10), provided, however, that the foregoing shall in no way limit Borrowers' obligations under this Article IX. In performing its functions and duties under this Credit Agreement, Agent Bank shall act solely as Agent Bank of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any other Person.

          Section 9.02.  Nature of Duties.  Agent Bank shall not have any duties
                         ----------------
or responsibilities except those expressly set forth in this Credit Agreement or in the Loan Documents. The duties of Agent Bank shall be administrative in nature. Subject to the provisions of Sections 9.05 and 9.07, Agent Bank shall administer the Bank Facilities in the same manner as it administers its own loans. Promptly following the effectiveness of this Credit Agreement, Agent Bank shall send to each Lender a duplicate executed original, to the extent the same are available in sufficient numbers, of the Credit Agreement and a copy of each other Loan Document in favor of Lenders and a copy of the filed or recorded Security Documentation, with the originals of the latter to be held and retained by Agent Bank for the benefit of all Lenders. Agent Bank shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender. Nothing in this Credit Agreement or any of the Loan Documents, expressed or implied, is intended or shall be construed to impose upon Agent Bank any obligation in respect of this Credit Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers and the Collateral in connection with the making and the continuance of the Bank Facilities hereunder and shall make its own appraisal of the creditworthiness of the Borrowers and the Collateral, and, except as specifically provided herein, Agent Bank shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

          Section 9.03.  Disbursement of Borrowings.
                         --------------------------

               a. Not later than the next Banking Business Day following receipt of a Notice of Borrowing, Agent Bank shall send a copy thereof by facsimile to each Lender and shall otherwise notify each Lender of the proposed Borrowing and the Funding Date. Each Lender shall make available to Agent Bank (or the funding bank or entity designated by Agent Bank), the amount of such Lender's Pro Rata Share of such Borrowing in immediately available funds not later than the times designated in Section 9.03(b). Unless Agent Bank shall have been notified by any Lender not later than the close of business (San Francisco time) on the Banking Business Day immediately preceding the Funding Date in respect of any Borrowing that such Lender does not intend to make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, Agent Bank may assume that such Lender shall make such amount available to Agent Bank. If any Lender does not notify Agent Bank of its intention not to make available its Pro Rata Share of such Borrowing as described above, but does not for any reason make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, such Lender shall pay to Agent Bank forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, Agent Bank, in its sole discretion, may, but shall not be obligated to, fund to Borrowers such Lender's Pro Rata Share of such Borrowing. If Agent Bank funds to Borrowers such Lender's Pro Rata Share of such Borrowing and if such Lender subsequently pays to Agent Bank such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such Borrowing. Nothing in this
Section 9.03(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Borrowing.

          b. Requests by Agent Bank for funding by Lenders of Borrowings will be made by telecopy. Each Lender shall make the amount of its Pro Rata Share of such Borrowing available to Agent Bank in Dollars and in immediately available funds, to such bank and account, in San Francisco, California as Agent Bank may designate, not later than 9:00 A.M. (San Francisco time) on the Funding Date designated in the Notice of Borrowing with respect to such Borrowing, but in no event later than two (2) Banking Business Days following Lender's receipt of the applicable Notice of Borrowing.

          c. Nothing in this Section 9.03 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of Borrowings on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to advance its Pro Rata Share of any Borrowing hereunder, and the Pro Rata Share of the Aggregate Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to advance its Pro Rata Share of any Borrowing.

          Section 9.04.  Distribution and Apportionment of Payments.
                         ------------------------------------------

               a. Subject to Section 9.04(b), payments actually received by Agent Bank for the account of Lenders shall be paid to them promptly after receipt thereof by Agent Bank, but in any event within one (1) Banking Business Day, provided that Agent Bank shall pay to Lenders interest thereon, at the Federal Funds Rate from the Banking Business Day following receipt of such funds by Agent Bank until such funds are paid in immediately available funds to Lenders. Subject to Section 9.04(b), all payments of principal and interest in respect of Aggregate Outstandings, all payments of the fees described in this Credit Agreement, and all payments in respect of any other Obligations shall be allocated among such Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Agent Bank shall promptly distribute, but in any event within one (1) Banking Business Day, to each Lender at its primary address set forth on the appropriate signature page hereof or on the applicable Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Agent Bank shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with Section 10.01, without necessity of notice to or consent of or approval by Borrowers or any other Person. All payments or other sums received by Agent Bank for the account of Lenders (including, without limitation, principal and interest payments, the proceeds of any and all insurance maintained with respect to any of the Collateral, and any and all condemnation proceeds with respect to any of the Collateral) shall not constitute property or assets of the Agent Bank and shall be held by Agent Bank, solely in its capacity as administrative and collateral agent for itself and the other Lenders, subject to the Loan Documents.

          b. Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of Borrowing which was previously a Non Pro Rata Borrowing, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal due in respect of such Non Pro Rata Borrowing, all principal sums owing to such Defaulting Lender hereunder shall be subordinated in right of payment to the prior payment in full of all principal, in respect of all Non Pro Rata Borrowing in which the Defaulting Lender has not funded its Pro Rata Share. This provision governs only the relationship among Agent Bank, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrowers to repay all Borrowings in accordance with the terms of this Credit Agreement. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Credit Agreement to the contrary, (ii) any instruction of Borrowers as to their desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. No Commitment Fee or L/C Fees shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Borrowings or reimburse Agent Bank for any Liabilities and Costs as herein provided until such failure has been cured, and Agent Bank shall be entitled to (A) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Credit Agreement, and (B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent Bank and each of the other Lenders harmless from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Credit Agreement.

          Section 9.05.  Rights, Exculpation, Etc.  Neither Agent Bank, any
                         -------------------------
Affiliate of Agent Bank, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent Bank shall be liable for its gross negligence or willful misconduct. In the absence of gross negligence or willful misconduct, Agent Bank shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 9.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent Bank shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, any of the Security Documentation or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the Borrowers or any of their Affiliates. Agent Bank shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or any of the Loan Documents or the financial condition of the Borrowers or any of their Affiliates, or the existence or possible existence of any Default or Event of Default.

          Section 9.06.  Reliance.  Agent Bank shall be entitled to rely upon
                         --------
any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Credit Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrowers), independent public accountant and other experts selected by it.

          Section 9.07.  Indemnification.  To the extent that Agent Bank is not
                         ---------------
reimbursed and indemnified by Borrowers, Lenders will reimburse, within ten (10) Banking Business Days after notice from Agent Bank, and indemnify and defend Agent Bank for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Credit Agreement, the Security Documentation or any of the other Loan Documents or any action taken or omitted by Agent Bank or under this Credit Agreement, the Security Documentation or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; provided that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Agent Bank's gross negligence or willful misconduct. The obligations of Lenders under this
Section 9.07 shall survive the payment in full of all Obligations and the termination of this Credit Agreement. In the event that after payment and distribution of any amount by Agent Bank to Lenders, any Lender or third party, including Borrowers, any creditor of Borrowers or a trustee in bankruptcy, recovers from Agent Bank any amount found to have been wrongfully paid to Agent Bank or disbursed by Agent Bank to any Lender, then such Lender shall reimburse Agent Bank for all such amounts. Notwithstanding the foregoing, Agent Bank shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and Costs anticipated by Agent Bank before they are incurred or made payable.

          Section 9.08.  Agent Individually.  With respect to its Pro Rata Share
                         ------------------
of the Credit Facility, Agent Bank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" or any similar terms may include Agent Bank in its individual capacity as a Lender or one of the Requisite Lenders, but Requisite Lenders shall not include Agent Bank solely in its capacity as Agent Bank and need not necessarily include Agent Bank in its capacity as a Lender. Agent Bank and any Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrowers or any of their Affiliates as if it were not acting as Agent Bank or Lender pursuant hereto.

          Section 9.09.  Successor Agent Bank; Resignation of Agent Bank;
                         ------------------------------------------------
Removal of Agent Bank.
---------------------

               a. Agent Bank may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Banking Business Days' prior written notice to Lenders and Borrowers, and shall automatically cease to be Agent Bank hereunder in the event a petition in bankruptcy shall be filed by or against Agent Bank or the Federal Deposit Insurance Corporation or any other Governmental Authority shall assume control of Agent Bank or Agent Bank's interests under the Bank Facilities. Further, Lenders (other than Agent Bank) may unanimously remove Agent Bank at any time upon the occurrence of gross negligence or wilful misconduct by Agent Bank by giving at least thirty (30) Banking Business Days' prior written notice to Agent Bank, Borrowers and all other Lenders. Such resignation or removal shall take effect upon the acceptance by a successor Agent Bank of appointment pursuant to clause (b) or (c).

               b. Upon any such notice of resignation by or removal of Agent Bank, Requisite Lenders shall appoint a successor Agent Bank which appointment shall be subject to Borrowers' consent (other than upon the occurrence and during the continuance of any Event of Default), which shall not be unreasonably withheld or delayed. Any successor Agent Bank must be a Bank (i) the senior debt obligations of which (or such bank's parent's senior unsecured debt obligations) are rated not less than Baa-2 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to Requisite Lenders and (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000.00).

               c. If a successor Agent Bank shall not have been so appointed within said thirty (30) Banking Business Day period, the retiring or removed Agent Bank, with the consent of Borrowers (other than upon the occurrence and during the continuance of any Event of Default) (which may not be unreasonably withheld or delayed), shall then appoint a successor Agent Bank who shall meet the requirements described in subsection (b) above and who shall serve as Agent Bank until such time, if any, as Requisite Lenders, with the consent of Borrowers (other than upon the occurrence and during the continuance of any Event of Default), appoint a successor Agent Bank as provided above.

          Section 9.10.  Consent and Approvals.
                         ---------------------

               a. Each consent, approval, amendment, modification or waiver specifically enumerated in this Section 9.10(a) shall require the consent of Requisite Lenders:

                    (i) Approval of Borrowings with less than full compliance with requirements of Article IIIB (Section 2.04);

                    (ii) Consent to modification of the Hammond Lease Documents (Sections 5.03 and 5.22);

                    (iii) Consent to modification to or waiver of financial reporting requirements or production of additional financial or other information (Section 5.08);

                    (iv) Approval of defeasance of New Indenture or New Senior Subordinated Notes (Section 5.24);

                    (v) Sale of all or any portion of Joliet Excess Land (Section 6.13(v));

                    (vi) Consent to creation of ECJC or ECHC Subsidiaries (Section 6.18);

                    (vii) Approval of a change in the method of calculation of any financial covenants, standards or terms as a result of a change in accounting principle (Section 6.19);

                    (viii) Direct Agent Bank to declare the unpaid balance of the Credit Facility fully due and payable (Section 7.02);

                    (ix) Direct the disposition of insurance proceeds or condemnation awards under certain circumstances (Section 8.02);

                    (x) Approval of appointment of successor Agent Bank (Section 9.09);

                    (xi) Approval of certain Protective Advances (Section 9.11(a));

                    (xii) Approval of a Post-Foreclosure Plan and related matters (Section 9.11(e));

                    (xiii) Consent to action or proceeding against Borrowers or the Collateral by any Lender (Section 9.12); or

                    (xiv) Except as referred to in subsection (b) below, approval of any amendment, modification or termination of this Credit Agreement, or waiver of any provision herein (Section 10.01).

               b. Each consent, approval, amendment, modification or waiver specifically enumerated in Section 10.01 shall require the consent of all Lenders.

               c. In addition to the required consents or approvals referred to in subsection (a) above, Agent Bank may at any time request instructions from Requisite Lenders with respect to any actions or approvals which, by the terms of this Credit Agreement or of any of the Loan Documents, Agent Bank is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent Bank shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent Bank as a result of Agent Bank acting or refraining from acting under this Credit Agreement, the Security Documentation or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, all Lenders. Agent Bank shall promptly notify each Lender at any time that the Requisite Lenders have instructed Agent Bank to act or refrain from acting pursuant hereto.

               d. Each Lender agrees that any action taken by Agent Bank at the direction or with the consent of Requisite Lenders in accordance with the provisions of this Credit Agreement or any Loan Document, and the exercise by Agent Bank at the direction or with the consent of Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from Agent Bank to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent Bank by Borrowers in respect of the matter or issue to be resolved, and (iv) shall include Agent Bank's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Banking Business Days (the "Lender Reply Period"). Unless a Lender shall give written notice to Agent Bank that it objects to the recommendation or determination of Agent Bank (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of Requisite Lenders or all Lenders, Agent Bank shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Agent Bank or such other course of action recommended by Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

          Section 9.11.    Agency Provisions Relating to Collateral.
                           ----------------------------------------

               a. Agent Bank is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Document which may be necessary to perfect and maintain Liens of the Security Documentation upon the Collateral granted pursuant to the Loan Documents. Agent Bank may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares), to the extent not reimbursed by Borrowers, for, Protective Advance(s) during any one (1) calendar year with respect to the Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Collateral, (ii) amounts expended to pay insurance premiums for policies of insurance related to such Collateral, and (iii) One Hundred Thousand Dollars ($100,000.00). Protective Advances in excess of said sum during any calendar year for any Collateral shall require the consent of Requisite Lenders.

               b. Lenders hereby irrevocably authorize Agent Bank, at its option and in its discretion, to release any Security Documentation granted to or held by Agent Bank upon any Collateral (i) upon Bank Facility Termination and repayment and satisfaction of all Borrowings, and all other Obligations and the termination of this Credit Agreement, or (ii) if approved, authorized or ratified in writing by Agent Bank at the direction of all Lenders. Agent Bank shall not be required to execute any document to evidence the release of the Security Documentation granted to Agent Bank for the benefit of Lenders herein or pursuant hereto upon any Collateral if, in Agent Bank's opinion, such document would expose Agent Bank to liability or create any obligation or entail any consequence other than the release of such Security Documentation without recourse or warranty, and such release shall not in any manner discharge, affect or impair the Obligations or any Security Documentation upon (or obligations of Borrowers in respect of) any property which shall continue to constitute part of the Collateral.

               c. Except as provided in this Credit Agreement, Agent Bank shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered or that the Security Documentation granted to Agent Bank herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

               d. Should Agent Bank (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or Security Documentation on any of the Collateral, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, irrespective of whether as a result thereof Agent Bank shall acquire title to any Collateral, either through foreclosure, deed in lieu of foreclosure or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrowers; provided that Agent Bank shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in connection with the resolution of disputes between Agent Bank and other Lenders unless Agent Bank shall be the prevailing party in any such dispute. Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that in the event Agent Bank determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by Agent Bank.

               e. In the event that all or any portion of the Collateral is acquired by Agent Bank as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of Borrowers' obligations, title to any such Collateral or any portion thereof shall be held in the name of Agent Bank or a nominee or subsidiary of Agent Bank, as agent, for the ratable benefit of Agent Bank and Lenders. Agent Bank shall prepare a recommended course of action for such Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of the Requisite Lenders. In the event that Requisite Lenders do not approve such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Agent Bank, and Agent Bank shall submit any and all such additional Post-Foreclosure Plans to the Lenders for evaluation and the approval of Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Agent Bank shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents of the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral; actions taken by Agent Bank with respect to the Collateral, which are not provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the consent of Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent Bank pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Agent Bank shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Agent Bank shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Agent Bank shall, in accordance with all applicable Gaming Laws and the Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge that if title to any Collateral is obtained by Agent Bank or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Agent Bank shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Agent Bank, as agent for Lenders, as the beneficiary or mortgagee. In such case, Agent Bank and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article IX insofar as the same is appropriate or applicable.

          Section 9.12.    Lender Actions Against Collateral and Restriction on
                           ----------------------------------------------------
Exercise of Set-Off.  Each Lender agrees that it will not take any action, nor
-------------------
institute any actions or proceedings, against Borrowers or any other obligor hereunder, under the Security Documentation or under any other Loan Documents with respect to exercising claims against or rights in any Collateral or exercise any set-off under Section 10.23 or under common law without the prior consent of Requisite Lenders.

          Section 9.13.    Ratable Sharing.  Subject to Section 9.03 and 9.04,
                           ---------------
upon the occurrence of an Event of Default, Lenders agree among themselves that
(i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations, or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 9.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. No Lender shall exercise any setoff, banker's lien or other similar right in respect to any Obligations without the prior written approval by Agent Bank.

          Section 9.14.    Delivery of Documents.  Agent Bank shall as soon as
                           ---------------------
reasonably practicable distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Lender may request in writing, (i)copies of all documents to which such Lender is a party or of which is executed or held by Agent Bank on behalf of such Lender, (ii) all documents of which Agent Bank receives copies from Borrowers pursuant to Article VI and Section 10.03, (iii) all other documents or information which Agent Bank is required to send to Lenders pursuant to the terms of this Credit Agreement, (iv) other information or documents received by Agent Bank at the request of any Lender, and (v) all notices received by Agent Bank pursuant to Section 5.21. In addition, within fifteen (15) Banking Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrowers, Agent Bank shall deliver such written information or documents to such requesting Lender if Agent Bank has possession of such written information or documents in its capacity as Agent Bank or as a Lender.

          Section 9.15.    Notice of Events of Default. Agent Bank shall not be
                           ---------------------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Bank Facilities) unless Agent Bank has received notice in writing from a Lender or Borrowers referring to this Credit Agreement or the other Loan Documents, describing such event or condition and expressly stating that such notice is a notice of a Default or Event of Default. Should Agent Bank receive such notice of the occurrence of a Default or Event of Default, or should Agent Bank send Borrowers a notice of Default or Event of Default, Agent Bank shall promptly give notice thereof to each Lender.

                                   ARTICLE X

                         GENERAL TERMS AND CONDITIONS
                         ----------------------------

          The following terms and conditions shall be applicable until Bank Facility Termination:

          Section 10.01.   Amendments and Waivers. (a) No amendment or
                           ----------------------
modification of any provision of this Credit Agreement shall be effective without the written agreement of Requisite Lenders (after notice to all Lenders) and Borrowers (except for rights and priorities of Lenders as amongst themselves as provided in Section 9.04(a) which do not require the consent of Borrowers), and (b) no termination or waiver of any provision of this Credit Agreement, or consent to any departure by Borrowers therefrom shall in any event be effective without the written concurrence of Requisite Lenders (after notice to all Lenders), which Requisite Lenders shall have the right to grant or withhold at their sole discretion, except that the following amendments, modifications or waivers shall require the consent of all Lenders:

               (i) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Requisite Lenders, modify this Section
10.01 or change the definition of "Requisite Lenders", or remove Agent Bank under Section 9.09(a), shall be effective unless consented to by all of the Lenders, without regard to the vote of Agent Bank as a Lender;

               (ii) increase the Aggregate Commitment or modify the respective Syndication Interests of any Lender, release any material portion of the Collateral except as specifically provided in the Credit Agreement, extend the Maturity Date or change any provision expressly requiring the consent of all Lenders shall be made without the consent of each Lender; or

               (iii) reduce any fees described in Section 2.10(b) or (c) or extend the due date for, or reduce or postpone the amount of, any payments on the Credit Facility, or reduce the rate of interest or postpone the payment of interest on the Credit Facility, shall be made without the consent of all of the Lenders.

No amendment, modification, termination or waiver of any provision of Article IX or any other provision referring to Agent Bank shall be effective without the written concurrence of Agent Bank, but only if such amendment, modification, termination or waiver alters the obligations or rights of Agent Bank. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.01 shall be binding on each assignee, transferee or recipient of Agent Bank's or any Lender's respective Syndication Interest in the Credit Facility at the time outstanding. No modification of Section 2.08 or the Swingline Note shall be made without the consent of the Swingline Lender. No modification of Section 2.09 shall be made without the consent of the L/C Issuer.

          Section 10.02.   Failure to Exercise Rights. Nothing herein contained
                           --------------------------
shall impose upon Banks or Borrowers any obligation to enforce any terms, covenants or conditions contained herein. Failure of Banks or Borrowers, in any one or more instances, to insist upon strict performance by Borrowers or Banks of any terms, covenants or conditions of this Credit Agreement or the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by Banks or Borrowers of their right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrowers or Banks with all the terms, covenants and conditions of this Credit Agreement and the other Loan Documents. The consent of Banks or Borrowers to any act or omission by Borrowers or Banks shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Banks' or Borrowers' consent to be obtained in any future or other instance.

          Section 10.03.   Notices and Delivery.  Unless otherwise specifically
                           --------------------
provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Banking Business Day if such telecopy is received on a non-Banking Business Day or after 5:00 p.m. on a Banking Business Day) or four (4) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to Agent Bank pursuant to Articles II shall not be effective until received by Agent Bank. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.03) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in an Assignment and Assumption Agreement or in a written notice to all of the other parties. All deliveries to be made to Agent Bank for distribution to the Lenders shall be made to Agent Bank at the addresses specified for notice on the signature page hereto and in addition, a sufficient number of copies of each such delivery shall be delivered to Agent Bank for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Agent Bank in a written notice.

          Section 10.04.   Modification in Writing.  This Credit Agreement and
                           -----------------------
the other Loan Documents constitute the entire agreement between the parties and supersede all prior agreements whether written or oral with respect to the subject matter hereof, including, but not limited to, the Commitment Letter and any term sheets furnished by any of the Banks to Borrowers. Neither this Credit Agreement, nor any other Loan Documents, nor any provision herein, or therein, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          Section 10.05.   Other Agreements.  If the terms of any documents,
                           ----------------
certificates or agreements delivered in connection with this Credit Agreement are inconsistent with the terms of the Loan Documents, Borrowers shall use their best efforts to amend such document, certificate or agreement to the satisfaction of Agent Bank to remove such inconsistency.

          Section 10.06.   Counterparts.  This Credit Agreement may be executed
                           ------------
by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same document.

          Section 10.07.   Rights, Powers and Remedies are Cumulative.  None of
                           ------------------------------------------
the rights, powers and remedies conferred upon or reserved to Agent Bank, Banks or Borrowers in this Credit Agreement are intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Any forbearance, delay or omission by Agent Bank, Banks or Borrowers in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, powers and remedies given to Agent Bank, Banks or Borrowers herein. The exercise of any right or partial exercise thereof by Agent Bank, Banks or Borrowers shall not preclude the further exercise thereof and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Agent Bank or Banks, as the case may be.

          Section 10.08.   Continuing Representations.  All agreements,
                           --------------------------
representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Bank Facilities hereunder and the execution and delivery of each other Loan Document until final payment of all sums owing under the Bank Facilities and Bank Facility Termination has occurred.

          Section 10.09.   Successors and Assigns.  All of the terms, covenants,
                           ----------------------
warranties and conditions contained in this Credit Agreement shall be binding upon and inure to the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

          Section 10.10.   Assignment of Loan Documents by Borrowers or
                           --------------------------------------------
Syndication Interests by Lenders.
--------------------------------

               a. This Credit Agreement and the other Loan Documents to which Borrowers are a party will be binding upon and inure to the benefit of Borrowers, the Agent Bank, each of the Banks, and their respective successors and assigns, except that, Borrowers may not assign their rights hereunder or
             ------
thereunder or any interest herein or therein without the prior written consent of all the Lenders. Any attempted assignment or delegation in contravention of the foregoing shall be null and void. Any Lender may at any time pledge its Syndication Interest in the Credit Facility, the Credit Agreement and the Loan Documents to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

               b. Each Lender may assign all or any part of its Syndication Interest in the Credit Facility to any Affiliate of such Lender or to any other Lender without consent and to one or more financial institutions that are Eligible Assignees with the prior consent of the Agent Bank and Borrowers (which consents shall not be unreasonably withheld or delayed); provided, however, that
                                                         --------
the minimum amount of each such assignment shall be Five Million Dollars ($5,000,000.00), or such lesser amount as constitutes the remaining amount of a Lender's Syndication Interest in the Credit Facility (except that there shall be no minimum assignment among the Lenders or to their Affiliates), and each assignee Lender (or assignor if so agreed between the assignee Lender and such assignor) shall pay to the Agent Bank an assignment fee of Three Thousand Five Hundred Dollars ($3,500.00) with respect to each such assignment. Each such assignment shall be evidenced by an assignment substantially in the form of an Assignment and Assumption Agreement or other form reasonably acceptable to Agent Bank and Borrowers. Upon any such assignment, the assignee financial institution shall become a Lender for all purposes under the Credit Agreement and each of the Loan Documents and the assigning Lender shall be released from its further obligations hereunder to the extent of such assignment. Notwithstanding the foregoing, the rights of the Lenders to make assignments shall be subject to the approval by the Gaming Authorities of the assignee or participant, to the extent required by applicable Gaming Laws, and to applicable securities laws.

               c. Each Lender may sell participations without notice to or consent of the Borrowers, or any of them, or Agent Bank to any bank or financial institution which is not a competitor or an Affiliate of any competitor of the

Casino Facilities in the gaming industry (it being acknowledged that a bank or financial institution shall not be deemed a competitor or Affiliate of a competitor merely because it lends money or otherwise extends credit to any such competitor or Affiliate of a competitor), for all or any part of its Syndication Interest in the Credit Facility; provided, however, that (i) such Lender shall
                                 --------
remain responsible for its total obligations under the Credit Agreement and each of the Loan Documents, (ii) the Borrowers and the Agent Bank shall continue to deal solely with such Lender in connection with such Lender's rights and obligations under the Credit Agreement and each of the Loan Documents, and (iii) such Lender shall not sell any participation under which the participant would have rights to approve any amendment or waiver relating to the Credit Agreement or any Loan Document except to the extent any such amendment or waiver would (w) extend the final maturity date or the date for the payment of any installments of fees, principal or interest due in respect of the Credit Facility, (x) reduce the interest rates applicable to the Credit Facility or (y) release any material portion of the Collateral. Notwithstanding the foregoing, the rights of the Lenders to grant participations shall be subject to the approval by the Gaming Authorities of the assignee or participant, to the extent required by applicable Gaming Laws, and to applicable securities laws.

               d. In the event any Lender is found unsuitable as a Lender under the Credit Facility by the Gaming Authorities or the Governmental Authorities of any State of the United States ("Unsuitable Lender"): (a) Agent Bank shall use its best efforts to find a replacement Lender, (b) Borrowers shall have the right to make a Voluntary Reduction in the amount necessary to reduce the Aggregate Commitment by the amount of the Syndication Interest held by the Unsuitable Lender (without any penalties, including any Breakage Charges) until a replacement Lender, if any, commits to acquire the Syndication Interest of the Unsuitable Lender, at which time the Aggregate Commitment shall be increased by the amount of the Voluntary Reduction, and (c) upon full payment of all outstanding amounts of principal and interest owing it, such Unsuitable Lender shall execute such documents as may be required by Agent Bank, Borrowers or any applicable gaming authorities to evidence the termination of its Syndication Interest in the Credit Facility.

          Section 10.11.   Action by Lenders.  Whenever Banks shall have the
                           -----------------
right to make an election, or to exercise any right, or their consent shall be required for any action under this Credit Agreement or the Loan Documents, then such election, exercise or consent shall be given or made for all Banks by Agent Bank in accordance with the provisions of

Sections 10.01. Notices, reports and other documents required to be given by Borrowers to Banks hereunder may be given by Borrowers to Agent Bank on behalf of Banks, with sufficient copies for distribution to each of the Banks, and the delivery to Agent Bank shall constitute delivery to Banks. In the event any payment or payments are received by a Lender other than Agent Bank, Borrowers consent to such payments being shared and distributed as provided herein.

          Section 10.12.   Time of Essence.  Time shall be of the essence of
                           ---------------
this Credit Agreement.

          Section 10.13.   Choice of Law and Forum.  This Credit Agreement shall
                           -----------------------
be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law. Borrowers further agree that a non-exclusive forum for the determination of any action relating to this Credit Agreement, the Loan Documents, or any other document or instrument delivered in favor of Banks pursuant to the terms hereof may include an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada and the Borrowers hereby irrevocably submit to the jurisdiction thereof.

          Section 10.14.   Arbitration.
                           -----------

               a. Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

               b. All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association, which shall use the Federal Rules of Civil Procedure with respect to all discovery matters. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

               c. No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any

Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

          Section 10.15.   Waiver of Jury Trial.  TO THE MAXIMUM EXTENT
                           --------------------
PERMITTED BY LAW, BORROWERS AND EACH OF THE BANKS EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BORROWERS AND BANKS WITH RESPECT TO THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND EACH OF THE BANKS EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

          Section 10.16.   Scope of Approval and Review. Any inspection of the
                           ----------------------------
Casino Facilities shall be deemed to be made solely for Banks' internal purposes and shall not be relied upon by the Borrowers or any third party. In no event shall Lenders be deemed or construed to be joint venturers or partners of Borrowers.

          Section 10.17.   Severability of Provisions.  In the event any one or
                           --------------------------
more of the provisions contained in this Credit Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          Section 10.18.   Cumulative Nature of Covenants. All covenants
                           ------------------------------
contained herein are cumulative and not exclusive of each other covenant. Any action allowed by any covenant shall be allowed only if such action is not prohibited by any other covenant.

          Section 10.19.   Costs to Prevailing Party.  If any action or
                           -------------------------
arbitration proceeding is brought by any party against any other party under this Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

          Section 10.20.   Expenses.
                           --------

               a.   Generally.  Borrowers agree upon demand to pay, or reimburse
                    ---------
Agent Bank for, all of Agent Bank's documented reasonable out-of-pocket costs and expenses of every type and nature incurred by Agent Bank at any time (whether prior to, on or after the date of this Credit Agreement) in connection with (i) any requests for consent, waiver or other modification of any Loan Document made by Borrowers, other than to correct errors attributable to the Banks; (ii) the negotiation, preparation and execution of this Credit Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Security Documentation and the other Loan Documents and the advance of Borrowings; (iii) the subordination of any Collateral, including title charges, recording fees and reasonable attorneys' fees and costs incurred in connection therewith; (iv) any appraisals performed after the occurrence of an Event of Default; (v) the creation, perfection or protection of the Security Documentation on the Collateral (including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs and corporate search fees); and (vi) the protection, collection or enforcement of any of the Obligations or the Collateral, including Protective Advances.

               b.   After Event of Default.  Borrowers further agree to pay, or
                    ----------------------
reimburse Agent Bank and Lenders, for all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Agent Bank or Lenders after the occurrence of an Event of Default (i) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Credit Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrowers and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; or (vi) in attempting to enforce or enforcing any lien in any of the Collateral or any other rights under the Security Documentation.

          Section 10.22.   Security and Loan Documentation. The Security
                           -------------------------------
Documentation and other Loan Documents (other than this Credit Agreement) may be held in the name of WFB as the Agent Bank of all Banks hereunder pursuant to the terms of this Credit Agreement.

          Section 10.23.   Setoff.  In addition to any rights and remedies of
                           ------
the Banks provided by law, if any Event of Default exists, Agent Bank is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Bank to or for the credit or the account of Borrowers against any and all obligations of Borrowers under the Bank Facilities, now or hereafter existing, irrespective of whether or not the Agent Bank or any such Bank shall have made demand under this Credit Agreement or any Loan Document and although such amounts owed may be contingent or unmatured. Agent Bank agrees promptly to notify the Borrowers and the Agent Bank (and Agent Bank shall promptly notify each other Bank) after any such setoff and application made by Agent Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.23 are in addition to the other rights and remedies (including other rights of setoff) which each such Bank may have.

          Section 10.24.   Borrowers' Waivers and Consents.
                           -------------------------------

               a. Each Borrower shall be jointly and severally liable for the repayment of all Aggregate Outstandings.

               b. Each Borrower agrees that neither the Agent Bank nor any Bank shall have any responsibility to inquire into the apportionment, allocation or disposition of any Borrowings, Swingline Advances and/or Letters of Credit as among the Borrowers.

               c. For the purpose of implementing the joint borrower provisions of this Credit Agreement and each of the Loan Documents, each Borrower hereby irrevocably appoints each other Borrower as its agent and attorney-in-fact for all purposes of this Credit Agreement and each of the Loan Documents, including without limitation the giving and receiving of notices and other communications, the making of requests for, or conversions or continuations of, Borrowings, Swingline Advances and/or Letters of Credit, the execution and delivery of certificates and the receipt and allocation of disbursements from the Banks.

               d. Each Borrower acknowledges that the handling of the Bank Facilities on a joint borrowing basis as set forth in this Credit Agreement is solely an accommodation to Borrowers and is done at their request. Each Borrower agrees that neither the Agent Bank, nor any Bank, shall incur any liability to any Borrower as a result thereof. To induce the Agent Bank and the Banks to enter into this Credit Agreement, and in consideration thereof, in accordance with the provisions set forth in Section 5.14 of this Credit Agreement, each Borrower hereby agrees to indemnify the Agent Bank and each Bank and hold each such entity harmless from and against any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against such entity by any Borrower or by any other Person arising from or incurred by reason of the structuring of the Bank Facilities as herein provided, reliance by the Agent Bank or the Banks on any requests or instructions from any Borrower, or any other action taken by the Agent Bank or a Bank hereunder. This Section shall survive Bank Facility Termination.

               e. Each Borrower represents and warrants to the Agent Bank and the Banks that (i) it has established adequate means of obtaining from each other Borrower on a continuing basis financial and other information pertaining to the business, operations and condition (financial and otherwise) of each of the other Borrowers and its respective property, and (ii) each Borrower now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of each other Borrower, and its property. Each Borrower hereby waives and relinquishes any duty on the part of the Agent Bank or any Bank to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of any other Borrower, or the property of any other Borrower, whether now or hereafter known by the Agent Bank or any Bank at any time through Bank Facility Termination.

               f. Each Borrower acknowledges that the Aggregate Outstandings, or portions thereof, may derive from value provided directly to another Person and, in full recognition of that fact, each Borrower consents and agrees that the Agent Bank and any Bank may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security of the Loan Documents:

               (i) accept partial payments on the Bank Facilities;

               (ii) receive and hold additional security or guaranties for the Bank Facilities or any part thereof;

               (iii) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof, as the Agent Bank or such Bank in its sole and absolute discretion may determine;

               (iv) release any party or any guarantor from any personal liability with respect to the Bank Facilities or any part thereof;

               (v) settle, release on terms satisfactory to the Agent Bank or such Bank or by operation of applicable laws or otherwise liquidate or enforce any Bank Facilities and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or

               (vi) consent to the merger, change or any other restructuring or termination of the corporate existence of any other Borrower or any other Person, and correspondingly restructure the Bank Facilities, continuing existence of any lien or encumbrance under any other Loan Document to which any Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the Bank Facilities.

               Each Borrower expressly waives any right to require the Agent Bank or any Bank to marshal assets in favor of any Borrower, any other party or any other Person or to proceed against any other Borrower or any other party or any Collateral provided by any other Borrower or any other party, and agrees that the Agent Bank and any Bank may proceed against Borrowers and/or the Collateral in such order as they shall determine in their sole and absolute discretion. The Agent Bank and any Bank may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that the Agent Bank or any Bank and any other Borrower may deal with each other in connection with the Bank Facilities or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the obligations of such Borrower under the Loan Documents. Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of: (a) any disability or other defense of any other Borrower or any other party with respect to any Bank Facilities,
          (b) the unenforceability or invalidity as to any other Borrower or any other party of the Bank Facilities, (c) the unenforceability or invalidity of any security or guaranty for the Bank Facilities or the lack of perfection or continuing perfection or failure of priority of any security for the Bank Facilities, (d) the cessation for any cause whatsoever of the liability of any Borrower or any other party (other than by reason of the full payment and performance of all Bank Facilities), (e) any failure of the Agent Bank or any Bank to give notice of sale or other disposition to any Borrower or any defect in any notice that may be given in connection with any sale or disposition, (f) any act or omission of the Agent Bank or any Bank or others that directly or indirectly results in or aids the discharge or release of any Borrower or any other Person or the Bank Facilities or any other security or guaranty therefor by operation of law or otherwise, (g) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation,
          (h) any failure of the Agent Bank or any Bank to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (i) the election by the Agent Bank or any Bank, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (j) any extension of credit or the grant of any lien or encumbrance under Section 364 of the United States Bankruptcy Code,
          (k) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (l) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (m) the avoidance of any lien or encumbrance in favor of the Agent Bank or any Bank for any reason, (n) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the obligations (or any interest thereon) in or as a result of any such proceeding, or (o) any election of remedies by the Agent Bank or any Bank, even if the effect thereof is to destroy or impair any Borrower's right to subrogation, reimbursement, exoneration, indemnification or contribution.

               g. In the event that all or any part of the Bank Facilities at any time are secured by any one or more deeds of trust or mortgages creating or granting liens on any interests in real property, each Borrower authorizes the Agent Bank and any Bank, upon the occurrence of any Default Notice Recording and the acceleration of the Indebtedness then owing under the Bank Facilities, at their sole option, without any other notice or demand and without affecting any of the Bank Facilities or the validity or enforceability of any liens or encumbrance in favor of the Agent Bank or any Bank on any Collateral, to foreclose any or all of such deeds of trust or mortgages by judicial or nonjudicial sale. To the extent permitted by applicable law, each Borrower expressly waives any defenses to the enforcement of the Loan Documents or any liens or encumbrances created or granted under the Loan Documents or to the recovery by the Agent Bank or any Bank against any other Borrower or any guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of a Borrower and may preclude a Borrower from obtaining reimbursement or contribution from any Borrower.

               h. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, each Borrower hereby expressly agrees with respect to the other Borrowers and their successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of the other Borrowers or any surety for any other Borrower, not to exercise, until Bank Facility Termination has irrevocably occurred, any rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which such Borrower may have or hereafter acquire against the other Borrowers or any other such Person in connection with or as a result of such Borrower's execution, delivery and/or performance of this Credit Agreement or any other Loan Document to which such Borrower is a party.

          Section 10.25.   Confidentiality.  Each of the Banks agrees to hold
                           ---------------
any non-public information that it may receive from Borrowers pursuant to this Credit Agreement (or pursuant to any other Loan Document) in confidence and consistent with their respective policies for handling material non-public information, except for disclosure: (a) To the other Banks; (b) To legal counsel
             ------
and accountants for Borrowers or any of the Banks; (c) To the other professional advisors to Borrowers or any of the Banks, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 10.25; (d) To regulatory officials having jurisdiction over that Bank; (e) To any Gaming Authority having regulatory jurisdiction over Borrowers or their respective Subsidiaries, provided that each of the Banks agrees to endeavor to notify Borrowers of any such disclosure; (f) As required by law or legal process or in connection with any legal proceeding, provided that such disclosing Bank uses reasonable efforts to notify Borrowers prior to any such disclosure; and (g) To another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's Syndication Interest hereunder or in the Revolving Credit Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this
Section 10.25. For purposes of the foregoing, "non-public information" shall mean any information respecting Borrowers or their respective Subsidiaries reasonably considered by Borrowers to be material and not available to the public, other than (i) information previously filed with any governmental agency
        ----------
and available to the public, (ii) information which is available to the general public at the time of use or disclosure, (iii) information which becomes available to the general public, other than by manner of unauthorized disclosure or use, or (iv) information previously published in any public medium from a source other than, directly or indirectly, that Bank. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Agent Bank or the Banks to Borrowers.

          Section 10.26.   Schedules Attached.  Schedules are attached hereto
                           ------------------
and incorporated herein and made a part hereof as follows:

          Schedule 2.01(a) -  Schedule of Lenders' Proportions in Credit
                              Facility

          Schedule 2.01(c) -  Aggregate Commitment Reduction Schedule

          Schedule 3.11    -  Schedule of Existing Bank Loan Security Documents

          Schedule 3.20    -  Schedule of Significant Litigation

          Schedule 4.15    -  Schedules of Spaceleases

                              (A)  ECHC Schedule of Spaceleases

                              (B)  ECJC Schedule of Spaceleases

          Schedule 4.16    -  Schedules of Equipment Leases and Contracts

                              (A) ECHC Schedule of Equipment Leases and
                                  Contracts

                              (B) ECJC Schedule of Equipment Leases and
                                  Contracts

          Schedule 4.20   -   Schedule of Restricted and Unrestricted
                              Subsidiaries

          Schedule 4.25   -   Schedule of Trademarks, Patents, Licenses,
                              Franchises, Formulas and Copyrights

          Schedule 4.26   -   Schedule of Contingent Liabilities

          Schedule 6.05   -   Schedule of Budgeted Capital Expenditures

          Section 10.27.  Exhibits Attached.  Exhibits are attached hereto and
                          -----------------
incorporated herein and made a part hereof as follows:

          Exhibit A       -   Revolving Credit Note - Form

          Exhibit B       -   Swingline Note - Form

          Exhibit C       -   Notice of Borrowing - Form

          Exhibit D       -   Continuation/Conversion Notice - Form

          Exhibit E       -   Notice of Swingline Advance - Form

          Exhibit F       -   Compliance Certificate - Form

          Exhibit G       -   Pricing Certificate - Form

          Exhibit H       -   Authorized Officer Certificate - Form

          Exhibit I       -   Closing Certificate - Form

          Exhibit I-1     -   Illinois Closing Certificate - Form

          Exhibit J       -   Legal Opinion (Indiana) - Form

          Exhibit K       -   Legal Opinion (Illinois) - Form

          Exhibit L       -   Assignment and Assumption Agreement - Form

          Exhibit M       -   Cash Collateral Pledge Agreement - Form

          Exhibit N       -   Stock Pledge (Gaming) - Form

          Exhibit O       -   Stock Pledge (General) - Form

          Exhibit P       -   Subsidiary Guaranty - Form

          Exhibit Q       -   ECJC Property - Description

          Exhibit R       -   Hammond Fee Property - Description

          Exhibit S       -   Joliet Excess Land - Description

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed as of the day and year first above written.

                                        BORROWERS:

                                        EMPRESS ENTERTAINMENT, INC.,
                                        a Delaware corporation


                                        By /s/ Peter A. Ferro, Jr.
                                           -------------------------
                                           Peter A. Ferro, Jr.
                                           Chief Executive Officer


                                        EMPRESS CASINO HAMMOND
                                        CORPORATION, an Indiana
                                        corporation


                                        By /s/ Peter A. Ferro, Jr.
                                           -----------------------
                                           Peter A. Ferro, Jr.,
                                           Chief Executive Officer


                                        EMPRESS CASINO JOLIET
                                        CORPORATION, an Illinois
                                        corporation


                                        By /s/ Peter A. Ferro, Jr.
                                          --------------------------
                                          Peter A. Ferro, Jr.
                                          Chief Executive Officer

                                        Address:

                                        Empress Entertainment
                                        2300 Empress Drive
                                        Joliet, Illinois 60436
                                        Attn: Chief Financial Officer

                                        BANKS:

                                        WELLS FARGO BANK,
                                        National Association,
                                        Agent Bank, Lender,
                                        Swingline Lender and L/C
                                        Issuer


                                        By /s/ Joseph Brady
                                           ------------------
                                           Joseph Brady, Senior Vice
                                           President

                                        Address:

                                        Wells Fargo Bank
                                        One East First Street
                                        Commercial Banking Division
                                        Reno, Nevada 89501
                                        Attn:  Casey Potter, V.P.

                                      S-2